AGREEMENT OF SUBLEASE

between

PRICEWATERHOUSECOOPERS PRTM MANAGEMENT CONSULTANTS, LLC,
Sublandlord and

CARE.COM, INC.,
Subtenant

Premises:
Entire 5th Floor 77 Fourth Avenue
'Waltham, MA 02451

WILK AUSLANDER LLP
1515 Broadway, 43rd Floor New York, New York 10036

755310v6 EXECLIT ION VERSION

TABLE OF CONTE TS

1.	Subleasing of Premises 2

2.	Term; Use of Premises 2

3.	Fixed Rent. 3

4.	Taxes 3

5.	Operating Expenses 4

6.	Electricity ; Additional Services 7

7.	Additional Rent; Late Charges; Payment of Rental. 9
8. Subordination to and Incorporation of the Lease.............................................................1O

9.	Alterations; Subtenant's lnitial Alterations 11

10.	Covenants with Respect to the Lease 14

11.	Services and Repairs 15

12.	Consents 16

13.	Termination of Lease 17

14.	Sublease, Not Assignment 17

15.	Damage, Destruction, Fire and other Casualty; Condemnation 17

16.	No Waivers 18

17.	Notices 18

18.	Inden111ity 19

19.	Broker 20

20.	Delivery of the Premises 20

21.	Consent of Landlord to this Sublease 21

22.	Assignment, Subletting and Mortgaging 22

23.	Personalty; Personal Property Taxes 24

24.	Insurance 24

25.	Default 24

26.	Surrender/Restoration 25

27.	Furniture 25
i
i55310v6 EXECUTION VERSION

28.	miscellaneous 26

29.	WAIYER OF JURY TRIAL A};'D COUNTERCLAIMS: 27

30.	Security Deposit. 28

31.	Parking 30

32.	Signage 31

33.	Conference Center 31

34.	Building An1enities 31
3S.    Member Limitation of Liability    31
EXHIBIT A - COMMENCEMENT DATE AGREEMENT    34
EXHIBIT B -PROPOSED SPACE PLAN    36
EXHIBIT C - REDACTED LEASE    37
EXHIBIT D -FORM OF LETTER OF CREDIT    38

11
755310v6 Execution VERSION

AGREEMENT OF SUBLEASE (this "Sublease"), made as of the 281
h

day of July,

2014, between PRICEWATERHOUSECOOPERS PRTM MANAGEMENT CONSULTANTS,
LLC, a Delaware limited liability company, having an office at 4040 West Boy Scout Boulevard, Tampa, FL 33607 ("Sublandlord"), and CARE.COM, INC., a Delaware corporation, having an office and place of business at 201 Jones Road, Waltham, MA 02451 ("Subtenant").

WHEREAS, by that certain Office Lease dated as of June 1, 2007 (the "Lease"), BP Fourth Avenue, L.L.C. ("Owner") leases to Sublandlord, successor-in-interest to PRTM Management Consultants, Inc., f/k/a/ Pittiglio Rabin Todd & McGrath, Inc. ("Original Tenant"), the entire 5th floor containing approximately 36,174 rentable square feet of space (the "Premises") in the building located at 77 Fourth Avenue, Waltham, MA 02451 (the "Building"), as the Premises is more particularly described in the Lease and shown on Exhibit D attached thereto;

WHEREAS , Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the entire Premises, on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

1.Subleasing of Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the entire Premises, upon and subject to the terms and conditions hereinafter set forth.

2.	Term; Use of Premises.

1.1.    The term of this Sublease (the "Term") shall commence on the later to occur of (i) the date upon which the Consent (hereinafter defined) shall be executed and delivered to Sublandlord; (ii) Sublandlord shall make exclusive possession of the Premises available to Subtenant; and (iii) January 1, 2015 (the later of such three (3) dates being the "Commencement Date"). The Term shall expire on March 30, 2019 (the "Expiration Date"), at 12:00 noon, or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law. Promptly following the Commencement Date, Sublandlord and Subtenant shall enter into an agreement confirming the Commencement Date in the form attached hereto as Exhibit A; provided, however, that failure to execute and deliver such agreement shall not affect the validity of the Commencement Date.

1.2.	The Premises shall be used for general office use and for no other purpose.

755310v6 EXECUTION VERSION

3.	Fixed Rent.

3.L Subtenant shall pay to Sub1andlord, in currency v'v'l1ich at the time of payment is legal tender for public and private debts in the United States of America, as fixed rent (the "Fixed Rent ") during the Tem1, on the first (1st) day of each month during the Tem1:

a)for the period commencing on the Commencement Date and ending on December 31, 2015, Nine Hundred Fifty-Six Thousand Eight Hundred Two and 30/100 Dollars ($956,802.30) per annum, payable in equal monthly installments of Seventy-Nine Thousand Seven Hundred Thirty-Three and 53/ 100 Dollars ($79,733.53);
b)for the period commencing on January 1, 2016 and ending on December 31, 2016, Nine Hundred Ninety-Two Thousand Nine Hundred Seventy-Six and 30/100 Dollars ($992,976.30) per annum, payable in equal monthly installments of Eighty-Two Thousand Seven Hundred Forty-Eight and 3/ 100 Dollars ($82,748.03);
c) for the period commencing on January 1, 2017 and ending on December 31, 2017, One Million Twenty-Nine Thousand One Hundred Fifty and 30/100 Dollars ($1,029,150.30), payable in equal monthly installments of Eighty-Five Thousand Seven Hundred Sixty-Two and 53/ 100 Dollars ($85,762.53);
d)for the period commencing on January 1, 2018 and ending on December 31, 2018, One Million Si},,1_ :y-Five Thousand Three Hundred Twenty-Four and 30/100 Dollars ($1,065,324.30), payable e in equal monthly installments of Eighty-Eight Thousand Seven Hundred Seventy-Seven and 3/ 100 Dollars ($88,777.03); and
e)for the period commencing on January 1, 2019 and ending on the Expiration Date, Two Hundred Seventy-Five Thousand Three Hundred Seventy-Four and 58/ 100 Dollars ($275,374.58), payable in equal monthly installments of Ninety-One Thousand Seven Hundred Ninety-One and 53/100 Dollars ($91,791.53).
3.2. Notwithstanding the foregoing, upon its execution of this Sublease, Subtenant has paid to Sublandlord Seventy-Nine Thousand Seven Hundred Thirty-111fee and 53/100 Dollars ($79,733.53), by check, subject to collection, in payment of the first monthly installment of Fixed Rent due hereunder.

4.	Taxes.

4.1.    For each Tax Year (as hereinafter defined) or portion thereof after the Sublease Base Tax Year (as hereinafter defined) during the Term, Subtenant shall pay to Sublandlord , as additional rent, the amount (the "Sublease Tax Payment") equal to Subtenant's Percentage (as hereinafter defined) of the amount by which Landlord's Tax Expenses Allocable to the Premises (as such term is defined in Section 2.7(ii) of the Lease) payable by Sublandlord for such Tax Year, as detem1ined by Owner pursuant to a statement ("Owner's Tax Statement") delivered to Sublandlord in accordance with Section 2.7 of the Lease, exceeds Landlord's Ta',< Expenses Allocable to the Premises payable by Sublandlord ("Sublease Base Taxes") for the Ta'.{ Year commencing on July 1, 2014 and ending on June 30, 2015 (hereinafter referred to as the "Sublease Base Tax Year").

7553 l0v6 EXECUTION VERSION

4.2.    Within a reasonable time after receipt of Owner's Tax Statement, Sublandlord shall provide to Subtenant a written statement (a "Sublease Tax Statement"), which shall be based on the Owner's Tax Statement for the current or next succeeding Tax: Year (if theretofore issued by Owner, a copy of which shall be provided to Subtenant), estimating the Sublease Tax Payment for such Ta'< Year. Subtenant shall pay to Sublandlord on the first (151 day of each month during such Tax Year after the Sublease Base Ta-..;_ Year, an amount equal to one-twelfth (1/12th) of the Sublease Expense Payment shown on the Sublease Tax Statement. If
)
Sublandlord shall be required to pay any installment of Landlord's Tax Expenses Allocable to the Premises on any date or dates other than as presently required by the Lease, then Sublandlord shall notify Subtenant and the due date of the installments of the Sublease Tax Payment shall be correspondingly accelerated or revised so that the Sublease Tax Payment (or the applicable installment thereof) is due on the date the corresponding payment is due to Owner.

4.3.    If, at any time during a Tax Year, Sublandlord receives a revised Owner's Tax Statement, Sublandlord shall deliver a revised Sublease Tax Statement (and provide a copy of such revised Owner's Tax Statement to Subtenant) to correspond vet such revised Owner's Tax Statement, and Subtenant shall, no later than fifteen (15) days thereafter, pay to Sublandlord an amount equal to the amount of any underpayment of the Sublease Tax Payment •with respect to such Tax Year and, in the event of an overpayment, provided Subtenant is not in default hereunder following notice and the expiration of any applicable cure period, Sublandlord shall credit against the next installment(s) of Sublease Tax Payment hereunder, the amount of Subtenant's overpayment.

4.4.    Only Owner shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Building. Should Owner be successful in any such reduction proceedings and obtain a rebate for any Tax.

Year for which Subtenant has paid

installments of the Sublease Tax Payment, provided Subtenant is not in default hereunder following notice and the expiration of any applicable cure period, Sublandlord shall credit against the next installment(s) of Sublease Tax Payment(s) hereunder an amount equal to Subtenant's Percentage of any such rebate for which Sublandlord shall receive a credit from Owner.

4.5.    "Tax Year" shall mean each twelve (12) month period or portion thereof commencing on July 1 and ending on June 30 during the Term hereof, or such other fiscal period as the applicable taxing authority may determine.

4.6.    For purposes of computing the Sublease Tax Payment under this Article 1_, the Sublease Expense Payment (as hereinafter defined) under Article S hereof, and the Sublease Electricity Payment (as hereinafter defined) under Article 6 hereof, the te1m "Subtenant's Percentage" shall mean 100%.

5.	Operating Expenses.

5.1.    For each calendar year or portion thereof during the Te1m after the Sublease Base Expense Year (as hereinafter defined), Subtenant shall pay to Sublandlord, as additional rent (the "Sublease Expense Payment"), the amount equal to Subtenant's Percentage

7553 !0v6 E:X'ECUTION VERSJON

of the amount by which Operating Expenses Allocable to the Premises (as such te1m is defined in Section 2.6 of the Lease) payable by Sublandlord for such calendar year, as determined by Owner pursuant to a statement ("Owner’s Expense Statement") delivered to Sublandlord in accordance with Section 2.6 of the Lease, exceeds the Operating Expenses Allocable to the Premises payable by Sublandlord for the calendar year commencing on January 1, 2014 and end:iJ.1g on December 31, 2014 (hereinafter referred to as the "Sublease Base Expense Year").

5.2.    Within a reasonable time after receipt of Owner's Expense Statement, Sublandlord shall provide to Subtenant a written statement (a "Sublease Expense Statement"),
·which Sublease Expense Statement shall be based upon Owner's Expense Statement (and a copy thereof provided to Subtenant), estimating the Sublease Expense Payment for such calendar year (the "Estimated Sublease Expense Payment"). Subtenant shall pay to Sublandlord on the first (1st) day of each month during each calendar year after the Sublease Base Expense Year, an amount equal to one-twelfth (1/12th) of the Estimated Sublease Expense Payment for such calendar year. If Sublandlord furnishes a Sublease Expense Statement for a calendar year following the commencement of such calendar year, then (x) until the first day of the month following the month in which such Sublease Expense Statement is furnished to Subtenant, Subtenant shall continue to pay to Sublandlord an amount equal to the monthly amount of the Estimated Sublease Expense Payment payable by Subtenant to Sublandlord for the prior calendar year; (y) promptly after the Sublease Expense Statement is furnished to Subtenant, Sublandlord shall give notice to Subtenant stating whether the amount of the Estimated Sublease Expense Payment previously paid by Subtenant to Sublandlord for the current calendar year was greater or less than the installments of the Estimated Sublease Expense Payment to be paid for the current calendar year, and (a) if there shall be a deficiency, Subtenant shall pay the amount thereof within fifteen (15) business days after Sublandlord delivers such Sublease Expense Statement to Subtenant, or (b) if there shall have been an overpayment, provided Subtenant is not in default hereunder following notice and the expiration of any applicable cure period, Sublandlord shall credit against the next installments of Sublease Expense Payment the amount of Subtenant's overpayment. On or before the first day of the month following the month in which the Sublease Expense Statement is furnished to Subtenant, and monthly thereafter throughout the remainder of the calendar year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12th) of the Estimated Sublease Expense Payment shown on the most recent Sublease Expense Statement. If Sublandlord receives a revised Owner's Expense Statement, Sublandlord shall within a commercially reasonable time furnish to Subtenant a revised Sublease Expense Statement (and provide a copy of such revised Owner's Expense Statement to Subtenant, and the Estimated Sublease Expense Payment for such calendar year shall be adjusted in the same manner as provided in the preceding sentence.

5.3.    At any time during or after each calendar year, including, without limitation, the Sublease Base Expense Year, Sublandlord shall furnish to Subtenant an annual statement or statements (the "Annual Statement ") setting forth the amount of Operating Expenses Allocable to the Premises payable by Sublandlord to Owner during such calendar year, which Annual Statement shall be prepared based upon Owner's annual statement pursuant to Section 2.6 of the Lease, if any, received by Sublandlord from Owner (a copy of which shall be provided to Subtenant) relating to annual Operating Expenses Allocable to the Premises payable by Sublandlord for the preceding calendar year. If for any calendar year following the Sublease

Base Expense Year, the Annual Statement shows that the Estimated Sublease Expense Payment (or other payments) for such calendar year exceeded the Sublease Expense Payment which should have been paid for such calendar year, provided Subtenant is not in default hereunder following notice and the expiration of any applicable cure period, Sublandlord shall credit against the next installment(s) of the Sublease Expense Payment payable hereunder, the amount of such excess. If the Annual Statement for such calendar year shows that the Estimated Sublease Expense Payment for such calendar year was less than the Sublease Expense Payment (or other payments) which should have been paid for such calendar year, Subtenant shall pay to Sublru1dlord the amount of such deficiency within fifteen (15) days after Sublandlord delivers the Annual Statement.

5.4.    In the event that Subtenant reasonably believes that an Annual Statement furnished to Subtenant hereunder contains an error in calculating the Sublease Expense Payment, or if Subtenant reasonably disputes the amount of any Sublease Expense Payment due hereunder, Subtenant shall notify Sublandlord in writing (a "Dispute Notice.") within one hundred eighty
(180) days of receipt of such Annual Statement, vvith time being of the essence, and provide a reasonable basis for such alleged error or dispute. Upon receipt of such Dispute Notice, provided (i) Subtenant is not in default hereunder beyond any applicable notice and cure period,
(ii)Subtenant has provided Sublandlord with a reasonable basis for the alleged error or dispute,
(iii)Sublandlord believes, in its reasonable judgment, that a basis for the alleged error or dispute claimed by Subtenant exists, and (iv) Subtenant continues to pay the disputed Sublease Expense Payment(s) to Sublandlord in accordance with the terms of this Sublease pending the resolution of such dispute (which payment shall be without prejudice to Subtenant' s claim), then Sublandlord agrees, within a reasonable time thereafter, to attempt to correct the alleged error in the Annual Statement, or if Sublandlord is unable to correct the alleged error, Sublandlord agrees to notify Owner and attempt to resolve the dispute or if Sublandlord is unable to do so, exercise its right to examine Owner's books and records with respect to the error in the Annual Statement or the disputed Sublease Expense Payment in accordance with Section 2.6.1 of the Lease.

5.5.    In the event that Sublandlord's examination of Owner's books and records reveals an overpayment by Subtenant of the Sublease Expense Payment(s) in question, and provided Sublandlord actually receives a refund or credit of payments of Operating Expenses Allocable to the Premises from Owner attributable to such Sublease Expense Payment(s), Sublandlord shall credit against the next installment(s) of Sublease Expense Payment(s) and additional rent due hereunder following Sublandlord's actual receipt of such refund or credit from Owner an amount equal to the amount of such refund or credit attributable to Sublease Expense Payment(s) made by Subtenant for such calendar year to which the Annual Statement in question relates, after deducting therefrom the reasonable costs and expenses, including reasonable attorney's and accountant's fees, incurred by Sublandlord in connection with such examination, including, without limitation, if Sublandlord conducts such examination using partners or employees of Sublandlord, the regular fees and disbursements of Sublandlord's partners or employees (whether on an hourly or fixed fee basis) in conducting such examination In the event that Sublandlord's examination does not result in any refund or credit, then Subtenant shall bear all such costs and expenses to the extent that Subtenant requested that Sublandlord conduct such examination. In the event that Sublandlord's examination docs result in a refund or credit, Sublandlord shall use commercially reasonable efforts to obtain such refund

7553 tov6 EXECUTION VERSION

or credit from Owner, provided that, subject to Article 11 hereo1: Sublandlord shall have no liability to Subtenant for Owner's failure or refusal to provide such refund or credit to Sublandlord.

6.	Electricity; Additional Services.

6.1.    Sublandlord shall not supply or provide any electricity or other utilities or services to the Premises. Subtenant acknowledges that electricity, utilities, HVAC and certain other services to the Premises are provided by Owner pursuant to Sections 2.8 and 4.1 of the Lease (collectively, "Services"). Subtenant shall pay all bills for Services used or consumed in the Premises during the Term hereof as and when due, including, without limitation, pursuant to Sections 2.8 and 4.1 of the Lease. Subtenant shall also pay any and all other costs, charges or expenses including, without limitation, any interest or late charges resulting from Subtenant's failure to pay any such amount when the same are due and payable hereunder, which are attributable to, or incurred in connection with, Subtenant's use and occupancy of the Premises and the provision of Services.

6.2.    For each calendar year or portion thereof during the Term, Subtenant shall pay to Sublandlord, as additional rent (x) Subtenant's Percentage of all payments required to be made by Sublandlord for Tenant's Electricity Payment pursuant to Section 2.8 of the Lease, and
(y) any and all other costs, charges or expenses including, without limitation, any interest or late charges incurred by Sublandlord as a result of Subtenant not paying any such sums hereunder to Sublandlord when the same are due and payable hereunder, as determined under the provisions of the Lease, which are attributable to, or incurred in connection with, Subtenant's use and occupancy of the Premises and the provision of services and electric energy thereto (collectively, the "Sublease Electricity Payment").

6.3.    Within a reasonable time after receipt of a statement from Owner (''Owner's Electricity Estimate Statement") containing Owner 's estimate of Tenant's Electricity Payment for such calendar year pursuant to Section 2.8.4 of the Lease (a copy of which shall be provided to Subtenant), Sublandlord shall provide to Subtenant a written statement (a "Sublease Electricity Statement"), which Sublease Expense Statement shall be based upon and shall not exceed the amount set forth in the Owner's Electricity Estimate Statement, estimating the Sublease Electricity Payment for such calendar year (the "Estimated Sublease Electricity Payment''). Subtenant shall pay to Sublancllord on the first (1st) day of each month during such calendar year an amount equal to one-twelfth (1/12th) of the Estimated Sublease Electricity Payment. If Sublandlord furnishes a Sublease Electricity Statement for a calendar year following the commencement of such calendar year, then (x) until the first day of the month following the month in which such Sublease Electricity Statement is furnished to Subtenant, Subtenant shall continue to pay to Sublandlord an amount equal to the monthly amount of the Estimated Sublease Electricity Payment payable by Subtenant to Sublandlord for the prior calendar year; (y) promptly after the Sublease Electricity Statement is furnished to Subtenant, Sublandlord shall give notice to Subtenant stating whether the amount of the Estimated Sublease Electricity Payment previously paid by Subtenant for the current calendar year was greater or less than the installments of the Estimated Sublease Electricity Payment to be paid for the current calendar year, and (a) if there shall be a deficiency, Subtenant shall pay the amount thereof within fifteen (15) business days after Sublandlord delivers such Sublease Electricity Statement to Subtenant, or (b) if there shall have been an overpayment, provided Subtenant is not in default hereunder following notice and the expiration of any applicable cure period, Sublandlord shall credit against the next installments of Sublease Electricity Payment the amount of Subtenant's overpayment. On or before the first day of the month following the month in which the Sublease Electricity Statement is furnished to Subtenant, and monthly thereafter throughout the remainder of the calendar year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (l/12th) of the Sublease Electricity Payment shown on the most recent Sublease Electricity Statement. If Sublandlord receives a revised Electricity Estimate Statement, Sublandlord shall within a commercially reasonable time provide to Subtenant such revised Sublease Electricity Statement, and the Estimated Sublease Electricity Payment for such calendar year shall be adjusted in the same manner as provided in the preceding sentence.

6.4.    Subtenant shall make no alterations to the electric or other utility system serving the Premises of Owner. Notwithstanding the foregoing, subject to (i) obtaining Owner's prior consent, and (ii) the terms of Article 9 hereof, Sublandlord shall not unreasonably withhold its consent to minor Alterations (as hereinafter defined) of the electric system in the Premises which do not adversely affect the electric or other utility systems in the Premises or the Building, such as relocating electrical outlets in the Premises.

6.5.    Except to the extent resulting from the negligence or willful misconduct of Sublandlord, its agents, employees or contractors, Sublandlord shall not be liable in any way to Subtenant for any failure or defect in the supply or character of any Services furnished to the Premises, including, without limitation, electric current furnished to the Premises, including, without limitation, Owner's right to discontinue furnishing electric energy or other Services to the Premises pursuant to Section 4.2(B) of the Lease. Subtenant covenants and agrees that at all times its connected electrical load shall not cause a default under the Lease nor exceed the electrical capacity available to the Premises.

6.6.    Subtenant shall also pay to Sublandlord as additional rent any Surcharges . "Surcharge s" shall mean any and all amounts other than Fixed Rent and Additional Rent which, by the terms of the Lease, become due and payable by Sublandlord to Owner as additional rent or otherwise and which would not have become due and payable but for the acts, requests for services, and/or failures to act of Subtenant, its agents, officers, representatives, employees, servants, contractors, invitees, licensees or visitors under this Sublease, including, but not limited to : (i) any increases in Owner's fire, rent or other insurance premiums, resulting from any act or omission of Subtenant, (ii) any charges to Sublandlord on account of any additional services requested by or furnished to Subtenant under Section 4.1.2 of the Lease, (iii) any charges which may be imposed on Sublandlord, to the extent that such charges are attributable to the Premises or the use thereof or Services or utilities provided thereto during the Term hereof, and (iv) any additional charges to Subtenant on account of Subtenant's use of additional cleaning services, heat and air conditioning service or elevator services after regular business hours or in excess of n01mal usage. Sublandlord shall within a commercially reasonable time provide Subtenant with a copy of any bill or invoice regarding any Surcharge attributable to the Term hereof.

7.	Additional Rent; Late Charges; Payment of Rental.

7.1.    Any and. all sums due and payable to Sublandlord under this Sublease, including, without limitation, the Sublease Tax Payment, the Sublease Expense Payment and the Sublease Electricity Payment, shall be deemed to be, and collectible as, additional rent ("Additional Rent" or "additional rent"), whether or not designated as rent and/or additional rent. If Subtenant shall fail to pay when due any installment of Fixed Rent or additional rent payable hereunder, within a period of five (5) business days after the due date of the installment in question, Subtenant shall also pay to Sublandlord, a late charge equal to five (5%) percent of the overdue amount (the "Late Charge"), such Late Charge to be payable as additional rent hereunder. In addition, in the event that any installment of Fixed Rent or additional rent is not

•
paid when due, the installment in question shall also bear interest at a rate that is equal to the lesser of (i) eighteen (18%) percent or (ii) the highest rate permitted by law, such interest to be payable as additional rent hereunder (provided however that the amount of any late charge paid by Subtenant for any instal1ment in question shall be credited against any interest payable for such installment). The payment of such Late Charge and interest shall be in addition to all other rights and remedies available to Sublandlord in the case of non-payment of rent. Notwithstanding the foregoing, Sublandlord shall not charge a Late Charge or interest on the first

(151
) late payment in any calendar year during the Term. In the event that Sublandlord is entitled to an abatement or reduction of rent under the Lease which is attributable to the Term hereof, then, provided Subtenant is not in default hereunder following notice and the expiration of any applicable cure period, Subtenant shall be entitled to a proportionate reduction in the Rent payable under this Sublease.

7.2.    All F:L-.xed Rent, Additional Rent, and all other costs, charges and sums payable by Subtenant hereunder (collectively, "Rental''), shall constitute rent under this Sublease, and shall be payable to Sublandlord at the following address: PricewaterhouseCoopers PRTM Management Consultants, LLC, c/o PricewaterhouseCoopers LLP, 4040 West Boy Scout Boulevard, Tampa, FL 33607, Attn: National Real Estate - Lease Admin., unless Sublandlord shall otherwise so direct in writing.

7.3.    Subtenant shall promptly pay the Rental as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever (except as expressly set forth in this Sublease), and, in the event of Subtenant's failure to pay the same when due (subject to any required notice and grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non payment of rent.

7.4.    Sublandlord's failure during the Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, including, without limitation, a Sublease Tax Statement, Sublease Expense Statement, Sublease Electricity Statement and/or Annual Statement, or Sublandlord's failure to make a demand under any provisions of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender its rights to collect any additional rent which may have become due under this Sublease hereof during the Tem1. Subtenant's liability for Rental due under this Sublease hereof accruing during the Term, shall survive the expiration or sooner termination of this Sublease.

Notwithstanding the foregoing, Subtenant shall have no obligation for any charge or cost incurred by Sublandlord under the Lease which is the obligation of Subtenant hereunder unless Sublandlord delivers to Subtenant an invoice or bill for such amounts within eighteen (18) months after Sublandlord 's receipt from Owner of a corresponding bill or invoice therefor.

7.5.    Subtenant shall be liable for the payment of all charges, fees and other costs imposed on or incurred by Sublandlord under the Lease related to or in connection with Subtenant's occupancy of the Premises or as a result of Subtenant's actions or omissions under this Sublease, including, without limitation, all special requests of Subtenant which are payable by Sub1andlord to Owner under the Lease. Notwithstanding the foregoing, Subtenant shall have no liability for any charge or cost under the Lease arising from Sublandlord's failure to perform any obligation or make any payment to Owner under the Lease, except to the extent that Sublandlord's failure is att1ibutable, in whole or in part, from a failure by Subtenant to perform any obligation or make any payment to Sublandlord required under this Sublease.

7.6.    If the Commencement Date does not occur on the first day of a calendar month, the Fixed Rent and additional rent payable hereunder shall be prorated for such partial month on the basis of the actual number of days of such month.

8.	Subordination to and Incorporation of the Lease.

8.1.    This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease and to all instruments, laws, rules, regulations and private restrictions to which the Lease is subject and subordinate. Subtenant shall indemnify Sublandlord for, and shall hold it ham1less from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed or perf01med under the Lease to the extent same shall have been incorporated herein, or otherwise arising out of or with respect to Subtenant's use and occupancy of the Premises from and after the Commencement Date.

8.2.    Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, and (i) as if the word "Lease" or "lease" or words of similar import, wherever the same appear in the Lease, were construed to mean this "Sublease", (ii) Sublandlord is hereby entitled to all the rights, privileges and benefits of the Landlord under the Lease and may enforce the tem1s and conditions of the Lease against the Subtenant as if the Subtenant were the "Tenant" thereunder, (iii) Subtenant shall be substituted for the "Tenant" under the Lease, and (iv) Premises shall be substituted for "demised premises"under the Lease, except that the following provisions of the Lease and any references to such provisions shall be deemed deleted therefrom and shall have no force and effect as between Sublandlord and Subtenant:

Articles/Sections:    1.1, 1.2, 1.3, 2. 1.1, 2.1.2, 2.3, 2.4, 2.5, 2.6. 1, 2.8.2 (first, sixth and seventh sentences), 2.8.6, 3. 1, 3.2, 3.3, 3.5, 3.6, 3.7, 4.1, 4.2(C),
4.2(0), 4.3, 4.4, 5.1, 5.6.1, 5.6.5(g), 5.14 (first sentence and sixth grammatical paragraph, subparagraph s (i)-(iv)), 6.1, 6.3 (regarding any right of Subtenant to tem1inate the Sublease), 6.3 (third grammatical paragraph), 6.4(second grammatical paragraph), 8.8. 8.11, 8.12, 8.15 (regarding any right of Subtenant to receive an
SNDA), 8.20, 8.21, 8.24, 8.26A, 8.26C, 8.27, 8.29, 8.30, 8.31.
Exhibits:    B-2, C, E, F, G, H, I, J, K, L, M.

8.3.    If any of the express provisions of this Sublease shall conflict with any of the provisions of the Lease incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of the Sublease.

8.4.    Subtenant may peaceably and quietly enjoy the Premises subject and subordinate to the terms of this Sublease and to the terms of the Lease, to the extent incorporated herein.

9.	Alterations; Subtenant's Initial Alterations

9.1.    Subject to the terms of this Section 9.1, Subtenant shall not make any alterations, installations, improvement s, additions or other physical changes in or about the Premises ("Subtenant Alterations" or a "Subtenant Alteration") without first obtaining the written consent of (1) Sublandlord, which shall not be unreasonably withheld, and (2) Owner, if and to the extent Owner's consent is required under the Lease. Notwithstanding the foregoing, if and to the extent Owner's consent is not required under the Lease, Subtenant shall have the right, without Sublandlord's consent, on not less than fifteen (15) days' prior notice and subject to all of the other terms and conditions of this Article 9, to perform Subtenant Alterations th.at (i) do not require the issuance of a building pem1it or other governmental approval as a condition to the perfom1ance thereof, (ii) do not affect any of the electrical, fire, life/safety, plumbing or other mechanical or utilities systems in the Premises and the Building, (iii) do not affect the roof or any of the structural components of the Premises and the Building, and (iv) either separately or in the aggregate, do not cost in excess of Seventy-Five Thousand and 00/ 100 Dollars ($75,000 .00) ("1Vlinor Subtenant Alterations"). Any Subtenant Alterations, including, without limitation, Subtenant's Initial Alterations (as hereinafter defined), if any, and Minor Subtenant Alterations, shall be performed by Subtenant, at Subtenant's sole cost and expense, in accordance with all applicable federal, state and local laws, regulations , ordinances and codes (collectively, "Legal Requirements ") and all applicable provisions of this Sublease and the Lease, including, without limitation, the provisions of Section 5.14 of the Lease. All Subtenant Alterations, including, without limitation, Subtenant's Initial Alterations and Minor Subtenant Alterations, shall be performed only by contractors, subcontractors and/or mechanics reasonably approved by Sublandlord and Owner, to the extent Owner’s consent is required under the Lease. Anything contained in this Section 9.1 to the contrary notwithstanding, Sublandlord may withhold its consent in its sole and absolute discretion to any Subtenant Alterations which affect
(i) the roof, (ii) any of the structural components of the Premises or the Building, or (iii) any of the electrical, fire, life/safety, plumbing or other mechanical or utilities systems of the Premises or the Building (collectively, "Major Subtenant Alteration(s) "). Notwithstanding the foregoing, Sublandlord shall not unreasonably withhold its consent to a Major Subtenant Alteration if Owner provides Sublandlord with an agreement in form and substance acceptable to Sublandlord in its sole and absolute discretion releasing Sublandlord from any and all liability under the Lease in connection with such Major Subtenant Alteration, including, without limitation, failure to comply with Legal Requirements, liability for liens filed against the Building or the Premises, removal and/or restoration of such Major Subtenant Alteration, and any claim, loss, expense, action or damage in connection ·with such Major Subtenant Alteration. In the event that Owner withholds consent to any Subtenant Alterations, Sublandlord's consent shall automatically be deemed denied.

9.2.    Subtenant shall promptly reimburse Sublandlord upon demand for all actual . third party out-of-pocket costs and expenses reasonably incurred by Sublandlord in connection with Sublandlord's review of any Plans and Specifications (as hereinafter defined) submitted to Sublandlord hereunder, including without limitation, architects and engineers fees and any and all costs incurred by Sublandlord under the Lease in connection with Ownerr's review of such Plans and Specifications. Sublandlord shall have no liability to Subtenant for Owner 's failure or refusal to approve Subtenant's Plans and Specifications to any Subtenant Alterations, including, without limitation, Subtenant's Initial Alterations or Minor Subtenant Alterations, provided, however, that Sublandlord shall reasonably cooperate with Subtenant at Subtenant's sole cost and expense in requesting Owner’s consent to Subtenant Alterations.

9.3.    Prior to commencing any Subtenant Alterations, including, without limitation, Subtenant's Initial Alterations and Minor Subtenant Alterations, Subtenant shall (i) to the extent required in order to obtain a building permit and other required governmental approvals for the Subtenant Alterations in question, or as otherwise required by the Lease, submit to Owner and Sublandlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) ("Plans and Specifications") for the proposed Subtenant Alterations and shall not commence any such Subtenant Alterations without first obtaining Sublandlord's and Owner's prior written approval of such Plans and Specifications, (ii) at Subtenant's sole cost and expense, to the extent required in order to obtain a building permit and other required governmental approvals for the Subtenant Alterations in question, or as otherwise required by the Lease, obtain all permits, approvals and certificates required by any governmental authorities having jurisdiction over the Premises, and (iii) furnish to Sublandlord certificates of worker's compensation (covering all persons to be employed by Subtenant, and Subtenant's contractors and subcontractors in connection with such work) and commercial public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as are required under the Lease, naming Sublandlord and Owner, and their respective officers, directors and employees, and any mortgagee, as additional insureds. Subtenant's Plans and Specifications once approved by Owner and Sublandlord, shall be deemed the "Approved Plans".

9.4.    Subtenant proposes to perform, at its sole cost and expense, certain alterations and work to prepare the Premises for Subtenant's initial occupancy ("Subtenant' s Initial Alterations") in accordance with that certain space plan dated May 12, 2014 prepared by

ADD Inc. (the "Proposed Space Plan") and attached hereto as Exhibit B. Subject to (i) Sublandlord's and Owner's approval of Plans and Specifications for the Alterations in accordance with this Article 9, which Plans and Specifications shall not deviate in any material way from the Proposed Space Plan, and (ii) Subtenant's compliance with all of the terms and conditions of this Article 9 and the Lease with respect to Subtenant's Initial Alterations, Subtenant hereby preliminarily approves, in concept only, Subtenant's Initial Alterations in accordance with the Proposed Space Plan.

9.5.    Upon completion of any Subtenant Alterations, including Subtenant's Initial Alterations and Minor Subtenant Alterations, Subtenant shall deliver to Sublandlord general releases and final waivers of lien from all contractors, subcontractors performing work costing in excess of $10,000, and materials suppliers involved in the performance of such Subtenant Alterations, and a certificate from Subtenant's independent licensed architect certifying to Sublandlord and Owner that (i) in such architect's opinion such Subtenant Alterations have been perfom1ed in a good and workmanlike manner and completed in accordance with the Approved Plans for such Subtenant Alterations and (ii) all contractors, subcontractors and materialmen have been paid for such Subtenant Alterations and materials furnished through such date. In addition, upon completion of any Subtenant Alterations, including, without limitation, Subtenant's Initial Alterations and Minor Subtenant Alterations, Subtenant, at Subtenant's sole cost and expense, shall obtain certificates of final approval of such work required by any governmental authority and shall furnish Sublandlord with copies thereof, together with "as-built" plans and specifications for such Subtenant Alterations, it being agreed that all filings with governmental authorities to obtain such permits, approvals and certificates shall be made, at Subtenant's sole cost and expense. All materials and equipment to be incorporated in the Premises as a result of any Subtenant Alterations, including, without limitation, Subtenant's Initial Alterations and Minor Subtenant Alterations, shall be first class quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement. No Subtenant Alterations, including, without limitation Subtenant's Initial Alterations, shall be undertaken prior to Subtenant delivering to Sublandlord either (i) a performance bond and labor and materials payment bond (issued by a surety company and in form reasonably satisfactory to Sublandlord), each in an amount equal to 120% of the cost of such Subtenant Alterations (as reasonably estimated by Subtenant's architect, engineer, or contractor), or (ii) such other security as shall be reasonably satisfactory to Sublandlord or required by Owner or any m011gagee, ground lessor or holder of any super interest ("Construction Security"), provided that no Construction Security shall be required for Subtenant's Initial Alterations or any other Subtenant Alterations costing less than One Hundred Thousand and 00/l 00 Dollars ($100,000.00), unless, in either event, Construction Security is required from Subtenant by Owner or Owner's mortgagee or any ground lessor. All Subtenant Alterations, including, without limitation, Subtenant's Initial Alterations and Minor Subtenant Alterations (other than strictly cosmetic alterations such as painting or carpeting), shall be performed only under the supervision of an independent licensed architect approved by Sublandlord, which approval shall not be unreasonably withheld or delayed provided that Owner has previously approved such architect.

10.	Covenants with Respect to the Lease.

10.1.    Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause a default under the Lease.

10.2.    Subtenant shall not request Owner's consent or approval directly or request any Services directly from Owner, including, without limitation, heating or air conditioning services after regular business hours, and no efforts by Subtenant to obtain Owner's consent or approval or such Services from Owner shall constitute Subland1ord's consent or approval or prejudice Sublandlord's right to withhold its consent or approval, or to direct Owner not to provide such Services to Subtenant.

10.3.    The time limits set forth in the Lease for the giving of notices, making demands, perforn1auce of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord. or Subtenant, as the case may be, (and each party covenants that it will do so) within three (3) days prior to the expiration of the time limit (unless such time period is ten (10) days or less, in which case such three (3) day time period shall be reduced to two (2) days), taking into account the maximum grace period, if any, relating thereto contained in the Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from Owner.

10.4.    Sublandlord represents and warrants to Subtenant that (i) Sublandlord has a valid and subsisting leasehold estate under the Lease, (ii) Sublandlord has the power, right and authority to make this Sublease and to perform its obligations hereunder (iii) the Lease is in full force and effect, (iv) attached hereto as Exhibit C is a true and complete copy of the Lease, except as indicated thereon for the rental amount and other financial portions thereof which have been redacted, (v) the Expiration Date of the Lease is March 31, 2019, (vi) the Lease constitutes the entire agreement between Owner and Sublandlord regarding the Premises and there are no other amendments or modifications thereto, (vii) Sublandlord has not assigned, transfe1Ted or encumbered any of its rights under the Lease to any third parties, (viii) to Sublandlord's actual knowledge, without inquiry or investigation, (I) Sublandlord has not received written notice of any violation of Legal Requirements by Sublandlord with respect to the Premises, (2) neither Sublandlord nor Owner are in default of its respective obligations under the Lease; and (3) no petition or bankruptcy or similar proceeding under the United States Bankruptcy Code is pending or threatened against, or contemplated by, Sublandlord. For purposes of this Section 1 0.4, "Sublandlord" shall be deemed to mean PricewaterhouseCoopers PRTM Management Consultants, LLC only (and not any predecessor of Sublandlord, including, without limitation, Original Tenant) and the foregoing representations and warranties by Sublandlord shall only apply to periods from and after August 22, 2011.

10.5.    Subtenant represents and wan-ants to Sublandlord that (i) Subtenant has the power, right and authority to make this Sublease and to perform its obligations hereunder,

and (ii) no petition in bankruptcy or similar proceeding under the United States Bankruptcy Code is pending or to Subtenant's best knowledge, threatened against, or contemplated by, Subtenant.

10.6. Sublandlord covenants that during the Term hereof, provided Subtenant is not in default hereunder following notice and the expiration of any applicable cure period Sublandlord will (i) pay all amounts payable by Sublandlord under the Lease (subject to any abatements or offsets which Sublandlord may be entitled to under the Lease), (ii) not amend or modify the Lease in a manner which adversely affects Subtenant' s rights under this Sublease or increases its obligations hereunder beyond a de minimi s degree (unless permitted by the terms of the Lease), (iii) use commercially reasonable efforts to provide Subtenant with all notices from Owner and any governmental authorities received by Sublandlord with respect to the Premises (provided, however, that it shall not be a breach or default by Sublandlord under this Sublease if Sublandlord fails to provide any such notice to Subtenant) , and (iv) not cancel, surrender or terminate the Lease (except as permitted under Article 15 hereof), except as expressly permitted under the Lease, without Subtenant' s prior written consent in each instance. which consent shall not be unreasonably withheld, conditioned or delayed.

11.Services and Repairs.

11.1.    Notwithstanding anything to the contrary contained in this Sublease or in the Lease, Subtenant shall be required to maintain and repair the Premises in accordance with the tenns of the Lease and to fulfill Sublandlord's obligations as Tenant under the Lease with regaJd to the Premises and Sublandlord shall not be required to provide any of the services that Owner has agreed to provide, whether or not specified in the Lease (or required by law), or furnish the electricity to the Premises that Owner has agreed to furnish pursuant to the Lease (or required by law), or to otherwise repair or maintain the Premises , or make any of the repairs or restorations that O'.vner has agreed to make pursuant to the Lease (or required by law), or comply with any Legal Requirements, or take any other action that Owner has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease. Not;vithstanding the foregoing, Subtenant shall have the benefit of all services, electricity, repairs, restorations, or actions to be provided or taken by Owner therelllder, including, the services provided by Owner under Exhibit C of the Lease. Provided Subtenant is not in default of this Sublease following any applicable notice and cure period , Sublandlord agrees to use commercially reasonable efforts, at Subtenant's sole cost and expense, to obtain the same from Owner (provided, however, that Sublandlord shall not be obligated to take any action
\Vhich might, in Sublandlord' s sole discretion, give rise to a default under the Lease or commence any litigation or other legal proceedings against Owner except as expressly set forth in Section 11.2 hereof), and Subtenant shall rely upon, and look solely to, Owner for the provision, furnishing or making thereof or compliance therewith. A default by Owner under the Lease shall not excuse Subtenant's perf01mance under this Sublease except to the extent Sublandlord is excused from perfom1ance under the Lease. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be diminished, by reason of (i) the failure of Owner to keep, observe or perform any of its obligations pursuant to the Lease, or (ii) the acts or omissions of Owner, its agents, contractors, servants, employees, invitees or licensees. The provisions of this Article 11 shall survive the expiration or earlier termination of the Tenn hereof.

11.2. Notwithstanding Section 11.1 hereot:provided Subtenant is not in default hereunder beyond any applicable notice and cure period, Sublandlord agrees to reasonably cooperate with Subtenant, and to request that Owner perform the obligations of O\vner to Sublandlord under the Lease insofar as they relate to the Premises or to Subtenant's obligations under the Sublease, provided that Sublandlord shall have no obligation to commence any lawsuit, litigation, arbitration or other legal proceeding (collectively, a "Legal Proceeding") against Owner or take any action on Subtenant's behalf which would result in a default under the Lease or to make any payment to Owner or any third party or to otherwise incur any cost or expense in connection theJewith unless reimbursed by Subtenant. Subtenant shall reimburse Sublandlord within fifteen (15) business days as additional rent for any and all costs and expenses, including reasonable attorney's fees and costs, incuITed by Sublandlord in connection with any action taken on Subtenant's behalf at Subtenant's request, and shall indemnify and hold harmless Sublandlord, its officers, directors, members, affiliates, shareholders, agents and employees, from any loss, suit, claim or damage resulting therefrom. Anything herein to the contrary notwithstanding, (x) to the extent Sublandlord has expressly agreed hereunder to use commercially reasonable efforts to enforce for the benefit of Subtenant any of Owner's obligations to Sublandlord under the Lease and Owner has failed or refused to perfonn such obligations or (y) Owner has failed to perform its obligations under the Lease and such failure materially and adversely affects Subtenant's use and occupancy of the Premises, and Sublandlord has been unable, within a reasonabl e time after notice from Subtenant, to cause Owner to perfonn such obligations, and (a) Sublandlord reasonably determines that commencing a Legal Proceeding is the only reasonable alternative to cause Owner to perform such obligations and (b) Subtenant is not then in default hereunder beyond any applicable cure period, Sublandlord shall, at Subtenant's request, commence an appropriate Legal Proceeding against Ovmer using attorneys and experts selected by Sublandlord with the approval of Subtenant (such approval not to be unreasonably withheld or delayed), or, in Sublandlord's sole discretion, permit Subtenant to commence such Legal Proceeding on Subtenant's own behalf, provided that if Subtenant notifies Sublandlord that Subtenant is reasonably likely to be barred from commencing such Legal Proceeding by reason oflack of privity, Subtenant may commence such Legal Proceedings in the name of Sublandlord, using attorneys and experts selected by Subtenant with the approval of Sublandlord (such approval not to be unreasonably withheld or delayed) provided that, in either event (i) the commencement of such Legal Proceeding does not cause a default under the Lease, (ii) Subtenant shall pay to Sublandlord upon demand therefor as additional rent any and all the costs and expenses, including reasonable attorney's fees and costs, incurred by Sublandlord in connection therewith, and (iii) Subtenant indemnifies and holds Sublandlord, its officers, directors, shareholders, affiliates, subsidiaries, agents and employees harmless from any loss, suit, damage, claim or cost, including reasonable attorney's fees and costs, incurred by Sublandlord in connection therewith.

12.	Consents.

12.1.    Whenever Sublandlord has expressly agreed under the term of this Sublease not to unreasonably '\Vithhold its consent or approval hereunder and the consent or approval of Ovvner, the lessor under a superior lease, or the mortgagee under a mortgage, as the case may be, is also required to consent pursuant to the tenns of the Lease, if Owner, the lessor under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, Sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval. Sublandlord agrees that it shall promptly after receipt thereof from Subtenant, convey all requests for the consent or approval of Owner to Ov.11er and Sublandlon1 shall use reasonable efforts thereafter to secure such consents or approvals provided same is at Subtenant's sole cost and expense and further provided that Sublandlord shall have no obligation to commence litigation or other legal proceedings against o,vi.1er, except as expressly set forth in Section 11.2 hereof.

12.2. If Subtenant shall request Sublandlord's consent and Sublandlord has expressly agreed, under the terms of this Sublease, that neither its consent nor its approval shall be unreasonably withheld, and Sublandlord shall fail or refuse to give such consent or approval, and Subtenant shall dispute the reasonableness of Sublandlord' s refusal to give its consent or approval, such dispute shall be finally determined by a court of competent juri sdiction. If the determination shall be adverse to Sublandlord, Sublandlord, neve1theless, shall not be liable to Subtenant for a breach of Sublandlord's covenant not to umeasonably withhold such consent or approval, and Subtenant's sole remedy in such event shall be the granting of consent or approval by Sublandlord with respect to such request under this Sublease.

13.Termination of Lease. If the Lease is terminated pursuant to the tenns thereof with respect to all or any portion of the Premises prior to the Expiration Date for any reason whatsoever, including, without limitation, by reason of casualty or condemnation, this Sublease shall thereupon terminate \Vi.th respect to any conesponcling portion of the. Premises, and Sublandlord shall not be liable to Subtenant by reason thereof. In the event of such termination, Sublandlord shall return to Subtenant that portion of the Fixed Rent, and/or additional rent paid in advance by Subtenant with respect to such portion of the Premises, if any, prorated as of the date of such termination, and the Letter of Credit or any unapplied proceeds thereof.

14.Sublease, Not Assignment. Notwithstanding anything contained herein, this Sublease shall be deemed to be a sublease of the Premises and not an assignment, in whole or in part, of Sublandlord's interest in the Lease.

15.Damae:e.    Destruction,    Fire    and    other    Casualtv;    Condemnation. Notwithstanding any contrary provision of this Sublease or the provisions of the Lease herein incorporated by reference, Subtenant shall not be entitled to an abatement of Fixed Rent or additional rent or any other item of Rental, by reason of a casualty or condemnation affecting the Premises unless Sublandlord receives an abatement with respect to its corresponding obligatio under the Lease. Notwithstanding anything contained herein or in the Lease to the contrary, Sublandlord shall have no obligation to repair, reconstruct or restore the Building or any portion of the Premises. This Sublease shall not terminate by reason of a casualty or condemnation affecting the Premises except as follows: (i) if the Lease is terminated by Owner or Sublandlord pursuant to the terms thereof, or (ii) (1) if Sublandlord has the right to terminate the Lease pursuant to the terms of Section 6.1 of the Lease, and Sublandlord notifies Subtenant that it will not exercise such tem1ination right, and (2) Landlord's Restoration Estimate delivered by Ovvner pursuant to Section 6.1 of the Lease provides that the time to complete the restoration of the Building and/or the Premises shall exceed one hundred eighty (180) days from the time that the repair work would commence, then, provided Subtenant is not then in default hereunder following notice and the expiration of any applicable cure period, Subtenant may elect, no later than fifteen (15) business days after Sublandlord gives Subtenant notice pursuant to this subsection (ii), to tenninate this Sublease by notice to Sublandlord subject to the tenns of Section
6.1 of the Lease. Sublandlord acknowledges that simultaneously with the execution of this Sublease, Subtenant is entering into a sublease with Oracle America Inc. for the entire rcntable area of the 4111 floor of the Building (the "Oracle Sublease"), and a lease with Ov\.ner for the entire rentable area of the 61
h

floor of the Building (the "BP Lease").    Notwithstanding the

foregoing, in the event of a casualty or condemnation which results in the Oracle Sublease being terminated and the BP Lease being tenninated, then provided (A) Subtenant furnishes Sublandlord with reasonably satisfactory evidence that the Oracle Sublease and the BP Lease have been terminated as a result of such casualty or condemnation (the "BP/Oracle Termination Notice"), and (ii) Subtenant is not then in default hereunder following notice and the expiration of any applicable cure period, te11ninate this Sublease within fifteen (15) business days after Subtenant provides the BP/Oracle Tennination Notice to Sublandlord.

16.No Waivers. Failure by either party hereto in any instance to insist upon the strict perfom1ance of any one or more of the obligations of the other under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by such party of any of such other party 's defaults or breaches hereunder or of any of the first party's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of such other party's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amom1t than the conect amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublaudlord's right to recove.r the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

17.Notices. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "Notices") shall be in writing and shall be deemed to have. been properly given, rendered or made only if sent by (i) personal delivery, receipted by the paiiy to whom addressed. or (ii) registered or certified mail, return receipt requested or (iii) by recognized overnight courier, posted in a United States post office station in the continental United States, addressed (i) to Subtenant (A) prior to the Commencement Date, at its address first above written, Attn: Diane Musi, Esq., and (B) from and after the Commencement Date, at the Premises, Attn: Diane Musi, Esq., and (ii) to Sublandlord at 4040 West Boy Scout Boulevard , Tampa, FL 33607, Attn: National Real Estate - Lease Ad.min., with a copy to (in case of default notices only): PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017, Attn: General Counsel. Notices shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed, in the case of personal delivery, or upon receipt, as evidenced by the date of receipt noted on the return receipt, or upon the rejection thereof, in the case of mailing, or on the next business day following delivery to a recognized overnight courier.

Either party may, by notice as aforesaid actually received, designate a d ifferent address or addresses for communications intended for it.

18.	Indemnitv.

18.1.    Subtenant shall not do or pe1mit any act or thing to be done upon the Premises which is reasonably likely to subject Sublandlord to any liability or responsibility for injury, damage to persons or property or to any liability by reason of any violation of any requirement of law, and shall exercise such control over the Premises to the extent of its obligations under this Sublease and the Lease, as to protect Sublandlord against any such liability. Subject to mutual waiver of subrogation set forth in the parties' insurance policies maintained or required to be maintained under this Sublease, and except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees or contractors, Subtenant shall indemnify and save harmless Sublandlord, the Sublandlord Parties (hereinafter defined) and the employees, agents and contractors of any of the foregoing (collectively, the "Sublandlord Indemnitees") from and against (i) all claims of whatever nature against the Sublandlord Indemnitees arising from any negligent act or omission, or willful misconduct, of Subtenant, its contractors, licensees, agents, servants, employees, invitees or visitors, including, without limitation, all claims against the Sublandlord Indemnitees arising from any accident, injury or damage occurring outside of the Premises but an)TVl-here V1-rithin or about the Building, where such accident, injury or damage results from or is claimed to have resulted from an act, omission or negligence of Subtenant or Subtenant's contractors, licensees, agents, servants, employees, invitees or visitors, (ii) all claims against the Sublandlord Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring in the Premises during the Early Access Period and the Term and any period prior to Subtenant's surrender of possession of the Premises to Sublandlord, and (iii) a default by Subtenant of the tenns, provisions, covenants, conditions and obligations of this Sublease. This indemnity and hold harmless agreeme-nt shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limi tation, attorneys' fees and disbursements) incurred in or in connection vvi.th any such claim or proceeding brought thereon, and the defense thereof. In no event shall Subtenant be liable for any consequential, indirect or punitive damages, except to the extent Sublandlord is liable for any such damages under the Lease resulting from any act or omission of Subtenant, its agents, employees or contractors, or any person or entity claiming by, through or under Subtenant. The foregoing indemnification obligations shall survive the expiration or termination of this Sublease.

18.2.    Subject to mutual waiver of subrogation provisions set forth in the parties' insurance policies maintained or required to be maintained under this Sublease and the Lease, Sublandlord shall indemnify and hold Subtenant and the Subtenant Parties (collectively, the "Subtenant Indemnitees") hannless from any liability or damages (other than consequential, incidental or punitive damages) arising from (i) any accident, injury or damage occurring in the Premises to the extent such accident, injury or damage results from the negligence or willful misconduct of Sublandlord, its contractors, agents or employees, (ii) a termination of the Sublease caused by a default by Sublandlord under the Lease, unless such default is attributable, in whole or in part, to any act or omission of Subtenant or any Subtenant Indemnitees, or (iii) a

default by Sublandlord of the tenns, provisions, covenants, conditions and obligations of this Sublease required to be performed by Sublandlord , unless such default attributable, in whole or in part, to any act or omission of Subtenant or any of the Subtenant Indemnitees. Except as set forth in the preceding sentence, this indemnity and hold hannless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind and nature whatsoever (including, without limitation, reasonable attorney's fees and disbmsements) incurred in connection with such claim or proceeding brought thereon, and the defense thereof. In no event shall Sublandlmd be liable for any consequential, indirect or punitive damages hereunder. The foregoing indemnification obligations shall survive the expiration or termination of this Sublease.

18.3.    If any claim, action or proceeding is made or brought against an indemnified party, which claim, action or proceeding the indemnifying party shall be obligated to indemnify the indemnified party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld. Attorneys for the indemnified pai1y's insurer are hereby deemed approved for purposes of 1his Article 1 8. Notwithstanding the foregoing, the indemnified party may retain its o"vn attorneys to defend or assist in defending any claim, action or proceeding at its own expense. The provisions of this Article 1 8 shall survive the expiration or earlier termination of the Term.

19.Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Sublease except for CBRE, Inc., on behalf of Sublandlord, and Transwestern/RBJ, on behalf of Subtenant (collectively, the "Brokers"). Each party hereto agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Article 1 9 being untrne. Sublandlord shall pay any fees and commissions due the Brokers in connection with the execution of this Sublease pursuant to a separate agreement.

20.	Deliverv of the Premises.

20.l . Subjec t to the Sublandlord's receipt of (i) the Consent pursuant to Article 21 hereof, (ii) the Letter of Credit pursuant to Article 30 hereof, and (iii) Subtenant's Insurance (as defined in Article 24 hereof) in accordance with Article 24 hereof (collectively, the "Deliverv Requiremen ts"), Sublandlord shall make the Premises available to Subtenant on the Commencement Date in its current "AS IS" condition, subject to changes made by Subtenant to the Premises in connection with Subtenant's Initial Alterations,reasonable wear and tear and any damage resulting from the acts or omissions of Subtenant or its agents, contractor and/or employees between the date of this Sublease and the Conunencement Date excepted. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Premises, the use to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, and Sublandlord shall have no obligation whatsoever to alter, improve, decorate or otherwise prepare the Premises for Subtenant' s occupancy.

20.2. Notwithstanding anything contained in Section 20.1 hereof, provided (i) that the Delivery Requirements have been satisfied to Owner's reasonable satisfaction, and (ii) Subtenant is not in default of any of tem1s, covenants or conditions of this Sublease beyond any appl icable notice and cure periods, and fmther subject to all of the terms and condition of this Sublease, including, without limitation, Article 9 hereof: Subtenant may have access to the Premises, solely during the regular business hours of the Building set forth in the Lease, during the period commencing on August 1, 2014 through the day immediately prior to the Commencement Date (the "Earlv Access Period") for the sole purpose of Subtenant performing Subtenant's Initial Alteration s. Subtenant shall be bound by and comply with all of the terms, covenants and conditions of this Sublease and the Lease during the Early Access Period, other than the obligation to pay Fixed Rent, including, without limitation, obtaining any and all required approvals from Sublandlord and Owner under this Sublease and the Lease in connection with Subtenant's Initial Alterations. Sublandlord's granting of access to the Premises pursuant to tills Article 20 during the Early Access Period may not be construed as Sublandlord's and/or Owner's consent to the performance by Subtenant of Subtenant's Initial Alterations. Subtenant's access to the Premises dming the Early Access Period shall be limited solely to the performance of Subtenant's Initial Alterations and in no event may Subtenant use or occupy the Premises during the Early Access Period for the conduct of any business, and in the event that Subtenant uses or occupies the Premises for the conduct of any business, the Commencement Date shall be deemed to be the date that Subtenant commences business operations in the Premises for all purposes under this Sublease. In the event that Sublandlord dete1mines, in its reasonable discretion, that Subtenant and/or its contractors or employees are violating any of the terms or conditions of this Sublease or the Lease, then Sublandlord may revoke any further access to the Premises during the Early Access Period upon notice to Subtenant until such violation is resolved to Sublandlord' s reasonable satisfaction.

21.	Consent of Landlord to this Sublease.

21.1.    Subtenant hereby acknowledges and agrees that this Sublease is subject to and conditioned upon Sublandlord obtaining the \VTitten consent (the "Consent") of Owner as provided in the Lease, which Consent shall include Owner's consent to the Parking Rights, the Signage Rights, the Conference Center Rights and the Building Amenities Rights (each as hereinafter defined). Promptly following the execution and delivery hereof, Sublandlord shall submit this Sublease to Owner. Subtenant hereby agrees that it shall cooperate in good faith with Sublandlord and shall comply with any reasonable requests made of Subtenant by Sublandlord or Owner in the procurement of the Consent. In no event shall Sublandlord be obligated to make any payment to O•vner in order to obtain the Consent or the consent to any provision hereof, other than as expressly set fo1ih in the Lease, and Subtenant shall not be obligated to make any payment to Sublandlord or Owner in order to obtain the Consent.

21.2.    If Ovv11er shall not have executed and delivered the Consent on or before fo1ty-five (45) days from the date of this Sublease, either party shall have the right to cancel this Sublease on fifteen (15) days written notice to the other (the "Cancellation Notice") and on the date ·which is fifteen (15) days after the giving of such notice, this Sublease shall be deemed canceled and no further force or effect and neither party shall have any liability or obligation to the other in respect thereof. Notwithstanding the foregoing, if within fifteen (15) days after the giving of the Cancellation Notice, the Consent by Owner is received, then the Cancellation Notice shall be deemed null and void and the Sublease shall continue in full force and effect.

22.Assignment , Subletting and Mortgaging.

22.1.    Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Premises, nor sub-sublet all or any portion of the Premises or permit any other person or entity to use or occupy all or any portion of the Premises, without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord's sole discretion, and Ovvner, in accordance with all of the terms and conditions of this Sublease and the Lease. Notwithstanding the foregoing, provided Subtenant is not in default of any of the te1ms, covenants or conditions of this Sublease, and subject to (i) Owner's rights pursuant to Section 5.6.1. l of the Lease, (ii) obtaining the ·written consent of Ov.ner, if and to the extent Owner's consent is required under the Lease, and (ii) all of the terms and conditions of this Sublease and the Lease, including,
\.vithout limitation, this Article 22 and Section 5.6 of the Lease, Sublandlord shall not unreasonably \Vithhold its consent to (A) one or more sub-subleases affecting all or any portion of the Premises (provided that in no event shall more than hvo (2) sub-subleases of the Premises be in effect any given time), and (B) one (1) assignment of Subtenant's interest in this Sublease; provided, that Sublandlord shall not be deemed to be unreasonably 'v\.i.thholding its consent (x) to a proposed sub-subletting or assignment if any of the factors set forth in Section 5.6.2(a)-(h) shall apply to the proposed sub-subtenant or assignee, or (y) if, with respect to a proposed assignment, the proposed assignee does not satisfy the Minimmn Net Worth Threshold (as defined below).

22.2.    If this Sublease be assigned, or if the Premises or any part thereof be sublet, in violation of this Sublease, Sublandlord, after default by Subtenant in its obligations hereunder beyond any applicable notice and cure periods, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved, but no such assignment or subletting shall be deemed a waiver of the covenant set forth in this Section 22.2, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Sublandlord or Owner to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in ·writing, to the extent required by this Sublease or the Lease, of Sublandlord and 0\\11er to any further assignmen sale, pledge, transfer, mortgage or subletting.

22.3.    Either a transfer (including the issuance of treasury stock or the creation and issuance of new stock) of a controlling interest in the shares of Subtenant (if Subtenant is a corporation, other than a professional corporation, or trnst) or a transfer of a majority of the total interest in Subtenant (if Subtenant is a partnership, including a limited liability partnership, or a limited liability company) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Sublease and shall be subject to all of the provisions of th.is Sublease, including, without limitation, the requirements that Subtenant obtain Sublandlord's and Ovmer 's prior consent thereto. The transfer of shares of Subtenant (if Subtenant is a corporation or trust) for purposes of this Section 22.3 shall not include the sale of shares by officers or directors of Subtenant, or by persons O\vning outstanding shares of Subtenant's stock which sales are effected through the "over-the-c0tmter market" or through any recognized stock exchange.

22.4.    Subject to Owner's right pursuant to Section 5.6.4 of the Lease, if Sublandlord shall approve any assignment of this Sublease or sublet of all or any portion of the Premises, then (i) if an assignment is involved, Subtenant shall pay to Sublandlord, as and when received, fifty (50%) percent of any consideration received by Subtenant for the Premises in connection with such assignment in excess of the Rental payable by St1btenant hereunder, after deducting "Subtenant ' s Costs", which are defined as and expressly limited to the reasonable legal fees, marketing costs, brokerage commissions, rent concessions, build-out expenses and alterations allowances, if any, incurred by Subtenant in connection with such assignment, and (ii) if a subletting is involved, and the rents received by Subtenant under such sublease, after deducting Subtenant's Costs incurred by Subtenant in connection with such sublease, shall exceed the Rental reserved hereunder that are allocable to the portion of the Premises sub-sublet by Subtenant (calculated on the basis of the Rental set forth herein), fifty (50%) percent of such excess shall be paid by Subtenant to Sublandlord as and when received.

22.5.    Notwithstanding anytb.ing contained inthis Article 22 to the contrary, but subject to obtaining O•vner's consent to the extent required under the Lease, Subtenant shall have the right, without obtaining Sublandlord's prior consent, to assign this Sublease or to sub sublet the Premises or any portion thereof (i) to any entity (hereinafter called an "Affiliate") which directly or indirectly controls, is controlled by, or is under common control with Subtenant (provided, however any change in control of such Affiliate whether by sale of assets, transfer of capital stock or partnership interests (except for admission of new shareholders or withdrawal of shareholders in the ordinary course of Subtenant's business), merger or consolidation or otherwise, and whether effected directly or indirectly, shall constitute an assignment of this Sublease for v.foch the consent of Sublandlord and Owner shall be required and to which the provisions of this Article 22 shall apply, or (ii) any entity resulting from a merger or consolidation with Subtenant, or which acquires all or substantially all of Subtenant's stock or assets in connection with the business being conducted in the Premises (hereafter called a "Suni " ing Entity"), provided that such transaction (merger, consolidation or acquisition of stock or assets) shall not be primarily intended to effect a transfer of the subleasehold created hereby in whole or in part and shall be for a good faith business purpose and (x) any such Surviving Entity shall have a Tangible Net Worth (as defined hereinafter) equal to or greater th.an the greater of (A) One Hundred Million Dollars ($100,000,000) (the "Minimum Net
\ Vorth Th reshold"),and (B) the Tangible Net Worth of any successor to the business conducted by Subtenant, on the date occurring immediately sixty (60) days prior to the effective date of any such transaction , and (y) Subtenant shall have delivered to Sublandlord at least fifteen (15) days prior to the effective date of any such transaction, a certificate of an independent certified public accountant of Subtenant, certifying the Tangible Net Worth shall be in compliance with clause
(x) of this sentence (all such entities set forth in this Section are hereinafter called "Permitted

7553!0v6 EXECUTION VERSION

Transferees"). Nothing contained in this Section 22.5 shall excuse Subtenant from obtaining the prior consent of O\vner to an assignment or sub-sublease under this Section 22.5 if and to the extent required under the Lease.

22.6.    For purposes of this Article 22, (i) the term "con trol" and like variations thereof shall mean the right to vote at least fifty percent (50%) of the equity or beneficial interest in the entity involved, and (ii) the term "Tangible Net \Vorth" shall mean the tangible assets that remain after deducting liabilities (such assets shall not include intangibles such as non compete covenants, goodwill and rights to patents or royalties), as determined in accordance with United States generally accepted accounting principles, consistently applied.

23.Personalty: Personal Property Taxes. Commencing on the Commencement Date and throughout the Term, Subtenant shall pay when due any personal property taxes due on Subtenant's personal property or trade fixtures located at the Premises, including, without limitation, the Furniture (as hereinaft er defined) (the "Personalty Tax"). Ifthe ta'\ing authority bills Sublandlord or Ow11er for the Personalty Tax, Subtenant shall pay Sublandlord for same as additional rent due hereunder within fifteen (15) days following Sublandlord's demand therefor.

24.Insurance. During the Tenn, Subtenant, at its sole cost and expense, shall provide and maintain commercial general public liability and property damage insurance with a broad form contractual liability endorsement and other insurance required to be carried by Sublandlord in conformity with the provisions of the Lease applicable to the Premises, including, but not limited to, those set forth in the provisions of Sections 5.7 and 5.8 of the Lease (collectively, "Subtenant's Insurance"). Subtenant shall cause Sublandlord, Ov..ner, any other party which O"'ner or Sublandlord may request under the Lease to be included as additional insureds in said policy or policies which shall contain provisions, that the insurer endeavor to give the insureds not less than thirty (30) days' prior written notice of any cancellation and that the act or omission of one insured will not invalidate the policy as to the other insureds. Subtenant shall furnish to Sublandlord a certificate or certificates of insurance or other reasonably satisfactory evidence confirming that Subtenant's Insurance is in effect at or before the Commencement Date and, on request, at reasonable intervals thereafter. Ifand to the extent Owner agrees to waive the requirement under Section 1.1 of the Lease that Subtenant maintain commercial general liability insurance on a "per location" basis, Sublandlord agrees that Subtenant's commercial general liability insurance required to be maintained under this Sublease shall not be required to be maintained on a "per location"basis.

25.Default. Inthe event Subtenant defaults in the perfo1mance of any of the terms, covenants and conditions of this Sublease beyond any applicable notice and cure period set forth herein or in the Lease, Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, and also any and all of the rights and remedies specifically provided for in the Lease, which are hereby incorporated herein and made a part hereof with the same force and effect as if herein specifically set forth in full, and that wherever in the Lease rights and remedies are given to Owner, the same shall be deemed given to
Sublandlord.

755310v6 EXECUTION VERSION

26.Surrender/Restoration. On the Expiration Date, or upon any earlier termination of this Sublease, or upon any re-entry by Sublandlord or the O\.vner upon the Premises, Subtenant shall, at its own expense, quit and surrender the Premises (and all keys thereto) to Sublandlord broom clean, in good order, condition and repair except for ordinary wear and tear and damage by fire or other casualty, condemnation or other damage which Subtenant is not responsible for under this Sublease, together with all improvements, alterations and modifications which have been made upon the Premises (except as otherwise required by this Sublease or the Lease). Subtenant shall remove from the Premises and the Building all of Subtenant's trade fixtures. equipment, furniture and all personal property of all persons or entities claiming through or under Subtenant (including, without limitation, the F'umi ture, and all or other items that may be required to be removed by Ovmer and shall pay Sublandlord on demand the cost of repairing all damage to the Premises and the Building caused by such removal. Subtenant shall also comply with Sections 5.2 and 5.l4 of the Lease and shall remove any Subtenant Alterations, including, without limitation, all cabling and -.v. iring installed by or on behalf of Subtenant, which Owner has required Sublandlord to remove pursuant to Sections 5.2 and 5.14 of the Lease, and restore all damage to the Premises and the Building caused by such removal, unless Owner provides Sublandlord with an agreement in fonn and substance acceptable to Sublandlord in its sole and absolute discretion releasing Sublandlord from all restoration, removal and repair obligations with respect to Subtenant Alterations, including , without limitation, cabling and vviring installed by Subtenant. Notwithstanding the foregoing, Subtenant shall have no obligation to remove any alterations or improvements installed in the Premises by or on behalf of Sublandlord.

27.	Furniture.

27.1.    . As of the date that that OV\rner delivers the Consent, Sublandlord hereby conveys all right, title and interest of Sublandlord in and to the furninue and equipment in the Premises as of the date of this Sublease (the "Furniture"), vvithout any instrument of conveyance, and without recourse, warranty or representation of any kind or nature whatsoever, express or implied, including any warranty of fitness for any particular purpose. Subtenant shall be liable for any sales or use ta'i:es assessed by any governmental authority in cormection with the use and conveyance of the Furniture to Subtenant hereunder. Notwithstanding the foregoing, Sublandlord representi; that as of the date of this Sublease, it has title to the Furniture, free and clear of all security interests, liens and encumbrances.

27.2.    Subtenant acknowledges that it has inspected the Furniture, is familiar with its condition and shall accept the same in its current "AS-IS, WHERE IS" physical condition, with all faults and defects (latent, patent or otherwise), reasonable wear and tear from the date of this Sublease through the day immediately preceding the Commencement Date excepted. Subtenant acknowledges that no representations, warranties, agreements of any kind whatsoever, either express or implied, have been made by the Brokers, Sublandlord, Sublandlord's agents or employees or agents or anyone else acting or purporting to act on Sublanq.Iord's behalf and Sublandlord shall have no liability to Subtenant its agents or employees in regard to the physical or operating condition of the Furniture, any freed.om from defects (latent, patent or othenvise), any income or profit to be derived therefrom, any expenses in cormection '>vith the operation, maintenance, repair or replacement thereof, the ability to

755310v6 EXECUTION VERSlON

maintain, operate or use the Furniture, its merchantability or fitness for any paiiicular pw-pose or use, or any other matter or thing affecting or relating to the whole of any pa.ii thereof.

27.3.    Except to the extent resulting from the negligence or willful misconduct of Sublandlord, its agents, employees or contractors, Subtenant agrees to inderruuJy and save Sublandlord harmless from and against any and all bills for labor performed and materials furnished to Subtenant and any applicable sales and use taxes arising out of or in connection with the use and conveyance of the Furniture to Subtenant, and from and against any and all liens, bills or claims therefor or against the Furniture and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection therewith.

28.	Miscellaneous.

28.1.    This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in VvTiting and signed by the parties hereto. No provision of this Sublease shall be deemed to have been ·waived by Sublandlord or Subtenant unless such waiver be in VvTiting and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

28.2.    In the event that any provision of this Sublease shall be held to be invalid or m1enforceable in any respect, the validity, legality or enforceability of the remammg provisions of this Sublease shall be unaffected thereby.

28.3.    The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

28.4.    Capitalized tenns used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

28.5.    This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon either party unless and until both parties shall have executed and Sublandlord has delivered a fully executed copy of this Sublease to Subtenant.

28.6.    If any governmental license or permit shall be required for the proper and lawful conduct of Subtenant's business in the Premises or any part thereof, including, without limitation, an amendment to the certificate of occupancy, Subtenant, at its sole cost and expense, shall duly procure, and thereafter maintain, such license or permit and submit the same for inspection by Sublandlord.

28.7.    Neither the partners compnsmg Sublandlord (if Sublandlord is a partnership), nor the shareholders, partners, directors or officers of Sublandlord or any of the foregoing (collectively, the "Sublandlord Parties") shall be liable for the performance of Sublandlord's obligations under this Sublease. Subtenant shall look solely to Sublandlord to

755310v6 EXECUTION VERSION

enforce Sublandlord 's obligations hereunder and shall not seek damages against any of the Sublandlord Parties. Subtenant shall look only to the assets of Sublandlord for the satisfaction of Subtenant's reme.dies for the collection of a judgmen t (or other jud icial process) requiring the payment of money by Sublandlord in the event of any default by Sublandlord hereunder, and no prope1iy or assets of the Sublandlord Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant's remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant's use or occupancy of the Premises.

28.8.    Neither the partners comprising Subtenant (if Subtenant is a partnership), nor the shareholders, partners, directors or officers of Subtenant or any of the foregoing (collectively, the "Subtenant Pa rties") shall be liable for the performance of Subtenant's obligations under this Sublease. Sublandlord shall look solely to Subtenant to enforce Subtenant's obligations hereunder and shall not seek damages against any of the Subtenant Parties. Sublandlord shall look only to the assets of Subtenant for the satisfaction of Sublandlord's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Subtenant in the event of any default by Subtenant hereunder, and no property or assets of the Subtenant Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Sublandlord's remedies under or with respect to this Sublease, the relationship of Subtenant and Sublandlord hereunder.

28.9.    This Sublease sha11 be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

28.l 0. This Sublease may be executed in multiple counterparts, each of which shall be deemed and original and all of which together shall constitute a single instrument. Delivery of a copy of this Sublease bearing a signature by facsimile transmission or by electronic mail in "pdf ' fonnat" shall have the same effect as physical delivery of this Sublease bearing the original signature.

29."WAIVER OF JURY TRIAL AND COUNTERCLAIMS:

29.1.    THE RESPECTIVE PARTIES HERETO SHALL At D THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROlJGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS "WHATSOEVER ARISING OUT OF OR IN ANY
\VAY CO'ECTED \VITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANT'S USE OR OCCUPANCY OF THE PREMISES, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE. IF SUBLANDLORD COMMENCES ANY SUMMARY PROCEEDING AGAINST SUBTENANT, SUBTENANT VILL NOT lNTERPOSE ANY COUNTERCLAIM OF \VHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING (UNLESS FAILURE TO IMPOSE SUCH COUl ff ERCLAIM WOULD PRECLUDE SUBTENANT FROM ASSERTING IN A SEPARA.TE ACTION THE CLAIM WHICH IS THE SUBJECT OF SUCH COUNTERCLAil\'1), AND WILL NOT SEEK TO CONSOLIDATE SUCH

75531Cv6 EXECUTION VERStON

PROCEEDING WITH Al\Y OTHER ACTION':VHICH MAY HAVE BEEN OR WILL
BE BROUGHT IN ANY OTHER COURT BY SL"BTENANT.

29.2 . Tlill PARTIES HERETO AGREE AND CONSENT Tllr\T ANY PARTY TO THIS SUBLEASE MAY FILE A COPY OF THIS SECTION 'WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO Tllli
\:VAIVER OF THEIR RIGHT TO TRIAL BY JURY AS PROVIDED IN THIS SECTION.

30.	Securitv Deposit.

30.1.    Simultaneously '\.vith Subtenant's execution of this Sublease, Subtenant has delivered to Sublandlord an irrevocable Letter of Credit (the "Letter of Credit") (as hereinafter defined) in the form attached hereto as Exhibit D, in the amount of Two Hundred Thirty-Nine Thousand Two Hundred and 58/100 Dollars ($239,200.58), as security for the full and faithful performance and observance by Subtenant of the terms, covenants and conditions of this Sublease.
30.2.    The Letter of Credit shall be issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association acceptable to Sublandlord in its sole discretion with offices for banking purposes in either New York, NY or Tampa, FL (the "Issuing Bank"), which has outstanding unsecured, uninsured and unguarant eed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and Wlguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numeric.al notation, "Aa" or better by Moody' s Investors Service and "AA" or better by Standard & Poor's Rating Service, and has total assets of not less than Two Hundred Billion ($200,000,000,000) Dollars. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Subtenant, and the Letter of Credit shall specify that it is transferable without charge to Sublandlord. If Sublandlord pays any such fees or charges, Subtenant shall reimburse Sublandlord therefor upon demand. The Letter of Credit shall provide that it shall be automatically renewed, without amendment or need for any other action, for consecutive periods of one year each thereafter during the Term, as the same may be extended (and in no event shall the Letter of Credit expire prior to the sixtieth (60th) day following the Expiration Date), unless the Issuing Bank notifies (the "NonRenewal Notice") Sublandlord by certified mail, return receipt requested, not less than forty five (45) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. The Issuing Bank shall agree with all beneficiaries, drawers, endorsers, transferees and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in New York, NY or Tampa, FL. The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

30.3.    If (a) Subtenant defaults in the payment or perfo1mance of any of the terms, covenants or conditions of this Sublease, including without limitation, the payment of Rental, following notice and the expiration of any applicable cure period, or (b) Sublandlord receives a Non-Rene\val Notice, Sublandlord shall have the right by sight draft to draw, at its

75531Ov6 EX"ECUT10N VERSION

election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceed s, (x) to the extent required for the payment of any Rental or any other sum as to which Subtemmt is in default including (i) any sum which Sublandlord may expend or may be required to expend by reason of Subtenant's default, and/or
(ii) any damages to which Sublandlord is entitled pursuant to this Sublease, whether such damages accrue before or after summary proceedings or other reentry by Sublandlord and/or
(y) pursuant to Section 30.3(b) hereof, as cash security to guaranty Subtenant's obligations hereunder, unless and until Subtenant delivers to Sublandlord a substitute Leiter of Credit which meets the requirements of this Article 30, provided at such time no default by Subtenant has occurred and is continuing beyond any applicable notice and cure periods, in \Vhich event Sublandlord shall have no obligation to accept such substitute Letter of Credit and shall have the right to retain the cash proceeds. If Subtenant shall comply with all of the terms, covenants and conditions of this Sublease, the Letter of Credit or the proceeds thereof, as the case may be, shall be returned to Subtenant no later than sixty (60) days after the Expiration Date and after delivery of possession of the Premises to Sublandlord in the manner required by this Sublease and the Sublease.

30.4.    Upon an assignment of Sublandlord's interest in this Sublease, provided Subtenant is not in default hereunder, Sublandlord shall transfer the Letter of Credit (or proceeds thereof) to the transferee of Sublandlord (the "Transferee"). Within five (5) days after notice to Subtenant that Sublandlord has assigned its interest in this Sublease, Subtenant, at its sole cost, shall (if required by Sublandlord) anange for the transfer of the Letter of Credit to the Transferee, as designated by Sublandlord in the foregoing notice, or have the Letter of Credit reissued in the name of the Transferee. Upon such transfer of the Letter of Credit, Subtenant shall look solely to the Transferee for the return of the Letter of Credit, and thereupon, Sublandlord shall without any further agreement between the parties be released by Subtenant from all liability therefor , and it is agreed that the provis ions hereof shall apply to every transfer or assignment made of the Letter of Credit to a Transferee. Subtenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit (or proceed s thereof) and neither Sublandlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

30.5.    If Subtenant defaults in the payment or performan ce of any of the terms, covenants or conditions of this Sublease following notice and the expiration of any applicable notice and cure period, including the payment of Rental, Sublandlord may, at its sole option, retain, use, or apply such portion of the Letter of Credit (or proceeds thereof) to the extent required for payment of any (i) Fixed Rent; (ii) additional rent; (iii) other swns as to which Subtenant is obligated to pay under this Sublease; (iv) sums that Sublandl ord may expend or may be required to expend by reason of Subtenant's default of this Sublease; (v) loss or damage that Sublandlord may suffer by reason of Subtenant's default, including, without limitation, any damages incurred by Sublandlord or deficiency resulting from the reletting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Sublandlord; or (vi) costs incurred by Sublandlord in connection with the cleaning or repair of the Premises upon expiration or earlier termination of this Sublease.

75531Dv6 EXECUTJON VERSION

30.6.    In no event shall Sublandlord be obligated to apply the Letter of Credit, and Sublancllord's right to bring an action or special proceeding to recover damages or otherwise to obtain possession of the Premises before or after Sublandlord's declaration of the termination of this Sublease for nonpayment ofrent or for any other reason shall not be affected by reason of the fact that Sublandlord holds the Letter of Credit.

30.7.    The Letter of Credit shall not be a limitation on Sublandlord's damages or other rights and remedies available under this Sublease, or at law or equity; nor shall the Letter of Credit be a payment of liquidated damages.

30.8.    If Sublandlord uses, applies, or retains all or any portion of the Letter of Credit (or proceeds thereof), Subtenant will restore the Letter of Credit to its original amount (or the amount as so reduced pursuant to Section 30.11 hereof, if applicable) within five (5) business days after written demand from Sublandlord.

30.9. Sublandlord shall not be required to keep the proceeds of the Letter of Credit iu an interest-bearing account. Subtenant shall promptly execute any forms which may be necessary or required by Sublandlord's depository holding such proceeds. Subtenant shall be required to provide to Sublandlord its Federal ta.'.C identification number which shall be required to be updated in the event of any assignment of this Sublease as may be permitted pursuant to Article 22 hereof.

30.10. In the event any bankruptcy, insolvency, reorganization or other creditor debtor proceedings shall be instituted by or against Subtenant, or its successors or assigns, or any surety of this Sublease, the proceeds of the Letter of Credit shall be deemed to be applied first to the payment of any Fixed Rent and any item of additional rent due Sublandlord for all periods prior to the institution of such proceedings, and the balance, if any, of such Letter of Credit may be retained by Sublandlord in partial liquidation of Sublandlord's damages.

30.11 Notwithstanding anything contained in this Article 30, on or about January 1, 2016, provided Subtenant is not then, and has never been, in default under this Sublease following notice and the expiration of any applicable cure period, then Sublandlord shall, at Subtenant's sole cost and expense, agree to amend the Letter of Credit to reduce the amount thereof to One Hundred Fifty-Nine Thousand Four Hundred Sixty-Seven and 05/100 Dollars ($159,467.05), which reduced Letter of Credit shall remain in place and be held by Sublandlord for the remainder of the Term hereof pursuant to the tenns of this Article 30.

31.Parking. Subject to (i) the terms and conditions of the Lease and this Sublease, and (ii) Owner's consent to the use by Subtenant of the parking spaces allocated to Sublandlord pursuant to in the Building parking facility allocated to Sublandlord under Section 2.2.1 of the Lease (the "Parking Spaces"), Subtenant may use the Parking Spaces (the "Pa rking Rights"). Subtenant shall use the Parking Spaces for its employees at its sole risk. Subtenant shall pay to Sublandlord, within ten (10) days of receipt of demand therefor, any and all costs and expenses incurred by Sublandlord for the use by Subtenant of the Parking Spaces, including, without limitation, all parking charges, fees and taxes charged by Owner for the Parking Spaces from time to time during the Term hei-eof, if any.

755310v6 EXECUTION VERSION

32.Signage. Subject to (i) the te1ms and conditions of the Lease and this Sublease, and (ii) Owner's consent to install one (A) directory listing on the Building's main lobby directory ("Directory Listing") , (B) building standard suite signage on the exterior of the Premises (the "Suite Signage"), and (C) Subtenant's name and logo on the Building's Monument Sign, if any (the "Monument Sign") (collectively, "Signage Rights"), Subtenant may have the Signage Rights to the extent of Sublandlord's Signage Rights under the Lease.

33.Conference Center. Subject to (i) the terms and conditions of the Lease and this Sublease, including all rules and regulations promulgated by Owner from time to time during the Tem1, and (ii) Owner's consent to Subtenant's use of the Conference Center (as defined in Section 8.26A of the Lease), Subtenant may use the Conference Center to the extent Sublandlord is permitted to use the Conference Center under the Lease, on a first-come, first-served basis in common with other tenants and occupants of the Building (the "Co nference Center Right s"). Subtenant shall pay to Sublandlord, within fifteen (15) days of receipt of demand therefor, any and all costs and expenses incurred by Sublandlord for the use by Subtenant of the Conference Center, including, without limitation, charges billed by Owner to Sublandlord under Section 8.26B of the Lease, from time to time during the Term hereof.

34.Building Amenities. Subject to (i) the terms and conditions of the Lease and this Sublease, and (ii) Owner's consent to the use by Subtenant of the Amenities (as defined in Section 8.28 of the Lease), Subtenant may use the Building Amenities for its employees at its sole risk to the extent Sublandlord is permitted to use the Building Amenities under the Lease (the "Building Amenities Rights"). Subtenant shall pay to Sublandlord, with.in fifteen (15) days of receipt of demand therefor, any and all costs and expenses incurred by Sublandlord for the use by Subtenant of the Amenities, if any, charged by Owner from time to time during Term.

35.	Member Limitation of Liabilitv.

35.1.    Subtenant acknowledges that Sublandlord is a limited liability company (the "Company "). Subtenant agrees that admissions of additional members to the Company, the death of members, and the retirement, withdrawa l or dismissal of members from the Company shall not constitute events or conditions of breach or default under this Sublease nor shall the same constitute an assignment of this Sublease. Subtenant agrees that Subtenant shall not seek personal judgment against, or levy upon the assets of, any then currently active, retired, withdrawn, deceased or dismissed member of Sublandlord, nor against or upon the assets of any such member's spouse, family or estate, nor against or upon the assets of any members who are thereafter admitted to the Company (all of the foregoing being collectively referred to herein as the "Pai-ties"), for any amounts due or which may become due under or by reason of this Sublease, or for the performance of any of the obligations of Sublandlord under this Sublease. Subtenant agrees that it shall be entitled to proceed only against the Company and the assets of the Company for any such amounts or for the performance of any such obligations. Subtenant agrees that for the purposes of the foregoing, the assets of the Company shall not include (i) any negative capital accounts which may from time to time exist inthe Company, (ii) any obligation of any of the Parties to contribute capital to the Company, pursuant to the operating atJ,ieement of the Company or otherwise, or (iii) any right which the Company or any trustee or similar person may otherwise have on behalf of the Company to require contribution from any of the Parties to

755310v6 EXECUTION VERSJON

satisfy debts of the Company in any bankruptcy, reorganization, or similar proceeding involving the Company. Nothing contained herein shall constitute a waiver or release of any of Sublandlord's obligations under this Sublease or of any of the Subtenant's remedies against Sublandlord under this Sublease or limit the right of Subtenant to name any partner, fmmer member, or future member of the Company as a party in any action or suit by Subtenant against Sublandlord to the extent that applicable state law or court rules or procedures require Subtenant to name the members (rather than the Company entity) as parties in order to obtain judgment against, or proceed against, the Company or the assets of the Company; provided, however, that no judgment resulting from any such suit or action shall be enforced against any such member personally or against any assets of such member

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

755310v6 EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above wTitten.

SUBLANDLORD:

PRICEWATERHOUSECOOPERS PRTM MANAGEMENT CONSULTANTS, LLC

By:_	__ Name:
Title:

SUBTENANT: CARE.COM, INC.

755310v6 EXECUTION VERSION

EXHIBIT A
FORM OF COMMENCEMENT DATE AGREEMENT COMMENCEMENT DATE AGREEMENT
TlllS COi\!IMENCEIVlENT DATE AGREEMENT (this "Agreement") is dated as of day of        , 2014, by and between PRICEWATERHOUSECOOPERS PRTM MANAGEMENT    CONSULTANTS,    LLC    ("Sublandlord"),    and    CARE.COM,    INC.
("Subtenant").

WITNESSETH:

WHEREAS, Sublandlord and Subtenant are parties to that certain Agreement of Sublease dated as of JW1e _, 2014 (the "Sub lease"), pursuant to which Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the entire fifth (5th) floor of the building located at 77 Fourth Avenue, Waltham, MA 02451 (the "Premises") on the terms and conditions set forth in the Sublease;

WHEREAS, Sublandlord, Subtenant and BP Fourth Avenue, L.L.C. ("0-wner") have executed and delivered that certain Consent to Sublease dated as of    (the "0\'\-11er Consent"), pursuant to which Owner has consented to the Sublease on the terms and conditions set forth in the Owner Consent; and

·wHEREAS, pursuant to Section 2.1 of the Sublease, the parties desire to enter into this Agreement to confirm the delivery of the Premises by Sublandlord, the Commencement Date and the date that the payment of Fixed Rent commences under the Sublease.

NO\V THEREFORE, in consideration of the mutual promises and undertakings of the parties as set forth herein, the parties hereby agree as follows:

1.Capitalized Terms. All capitalized terms used in this Agreement and not otherwise defined shall have the meanings ascribed to such terms in the Sublease.

2.	Commencement Date. The Commencement Date of the Sublease is

3.Delivery of Premises. Subtenant acknowledges that Sublandlord delivered the Premises to Subtenant on    in accordance with the terms of the Sublease and Subtenant has accepted the Premises.

4.Ratification of Sublease. All of the terms and conditions of the Sublease ore hereby ratified and confirmed, and remain in full force and effect

5.Inconsistent Terms. Except to the extent expressly stated in this Agreement, if any tenns of this Agreement conflict with any of the terms of the Sublease, the terms of the Sublease shall control.

6.Counterparts. This Agreement may be executed in multiple counterpaiis, each of which shall be deemed and original and all of which together shall constitute a single instrument. Delivery of a copy of this Agreement bearing a signature by facsimile transmission or by electronic mail in "pdf ' format" shall have the same effect as physical delivery of this Agreement bearing the original signature.

IN WITNESS WHEREOF this Commencement Date Agreement has been duly executed by the parties as of the date first written above.

PRICE'WATERHOUSECOOPERS PRTM l'v1ANAGEMEKT CONSULTANTS, LLC

By:	_ Name:
Title: CARE.COM, INC.
By:------------
Name:
Title:

EXHIBIT B

PROPOSED SPACE PLAN

[ATTACHED]

ADD Inc ARCHITECTURE + DESIGN

PLAN LEGEND

OFFICE - CEO	CONFERENCE - LARGE	SUPPORT/ STORAGE
OFFICE - EXECUTIVE	CONFERENCE - MEDIUM	AMENITY SPACE
OFFICE - STANDARD	CONFERENCE - SMALL	B/D
WORK SPACES	OPEN COLLABORATIVE	

WORKSPACE INFORMATION

OFFICE (120 SF)	15
EXECUTIVE OFFICE	6
6x6 WORKSTATION (64 SF)	40
6x6 WORKSTATION (36 SF)	70
CEO OFFICE	1
CEO ASSISTANT OFFICE	2
FLOOR TOTAL	134

CONFERENCE INFORMATION

SM. CONF. (120 SF/3-5 PPL)	2
MED. CONF. (240 SF/6-10 PPL)	3
LG. CONF. (400 SF/12-16 PPL)	3
OPEN COLLABORATION	3
FLOOR TOTAL	8

CLIENT AREAS

RECEPTION	1
BOARDROOM	1
BOARDROOM ANTE	1

DEPT. SUPPORT SPACES

HR INTERVIEW ROOM	2

SHARED SUPPORT SPACES

COPY/PROCESSING	1
COPY/PRINT ROOM	2
CAFE	2
IT SERVER ROOM	1
STORAGE	5
SHOWER	1
HELP DESK	1

RECEPTION

Care.com
There for you

5TH FLOOR SPACE PLAN

Care.com

05/12/14

14002.00

0 8' 16' 32'

EXHIBIT C REDACTED LEASE [ATTACHED]

755310v6 EXECUTION VERSION

77 FOURTH AVENUE WALTHAM, MASSACHUSETTS

LEASE DATED AS OF JUNE I, 2007

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 77 Fourth Avenue, Waltham, Massachusetts.
The parties to this Indenture of Lease hereby agree with each other as follows:

ARTICLE I REFERENCE DATA

1.1	Subjects Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject inthis Article:

Landlord:    BP Fonrth Avenue, L.L.C.,
a Delaware limited liability company

Landlord's Original Address    c/o Boston Properties Limited Partnership
Prudential Tower
800 Boylston Street, Suite 1900
Boston, MA 02199-8103

Landlord's Construction
· Representative:

Richard Monopoli, or such other party as Landlord may designate to Tenant by written notice

Tenant:	Pittiglio, Rabin, Todd & McGrath, Inc., a Massachusetts corporation

Tenant's Original Address:    I 050 Winter Street,
Waltham, Massachusetts 02451

Tenant's Construction Representative:    Susan Kantor, or such other party as
Tenant may designate to Landlord by written notice

GSDOCS\1689479.11 5/25/2007

Estimated Base Building Completion Date:

Estimated Commencement Date: Commencement Date:
First Outside Completion Date: Second Outside Completion Date: Occupancy Date:

Rent Commencement Date:

Estimated Rerit Commencement Date:

Term (Sometimes Called the "Original Term"):

Extension Options:

The Site:

The Building:

February 1, 2008

May 1, 2008

As defined in Section 2.4 As defined in Section 3.2 As dermed in Section 3.2
Subject to the provisions of Section 3.2, the earlier of (i) March I, 2009, provided that for each day that the Commencement Date is later than May 1, 2008, the foregoing date of March 1, 2009 shall be extended day-for-day; or (b) the date Tenant occupies all or any portion of the Premises for the conduct of business.

Thirty (30) days after the Occupancy Date April I, 2009
The period commencing on the Commencement Date and expiring on the last day of the one hundred twentieth (!20th) calendar month after the Rent Commencement Date (plus the partial month, if any, immediately following the
Commencement Date) ("Expiration Date"), unless extended or sooner terminated as provided in this Lease.

Two (2) periods of five (5) years each as provided in and on the terms set forth in Section 8.20 hereof.

That certain parcel ofland known as and numbered 77 Fourth Avenue, Waltham, Middlesex County, Massachusetts, being more particularly described in Exhibit A attached hereto.

The Building known as and numbered 77

Fourth Avenue, Waltham, Massachusetts.

Tenant's Space:

Number of Parking Spaces:

Annual Fixed Rent:

The entire fifth (5'h) floor of the Building in accordance with the floor plan annexed hereto as Exhibit D and incorporated herein by reference.

To be provided at the rate of 3.4 spaces per 1,000 of Rentable Floor Area of the Premises.

(a)	Initial Te1m: Period

Per Rentable Square Annual Fixed Rent Monthly Fixed Rent    Square Foot Rent

Commencement Date through the day before the Rent

-
Commencement Date:
Rent Commencement Date through Lease
Year 3:
Lease Years 4
through 6:
Lease Year 7:     Lease Year 8 through
Expiration Date:

(b)    Extended Term(s): During the extension option periods (if exercised), as determined pursuant to Section 8.20.

Lease Year:

For purposes hereof, "Lease Year" shall mean a twelve-(12)-month period beginning on the Occupancy Date or an anniversary of the Occupancy Date, except that if the Occupancy Date does not fall on the first day of a calendar month, then the first Lease Year shall begin on the Occupancy Date and end on the last day of the month containing the first anniversary of the Occupancy Date, and each succeeding Lease Year shall begin on the day following the last day of the prior Lease Year.

Base Operating Expenses:

Base Taxes:

Tenant Electricity:

Additional Rent:

Landlord's Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2009, being January 1, 2009 through December 31, 2009.

Landlord's Tax Expenses (as hereinafter defined in Section 2.7), representing a fully-assessed building (which will be determined in conjunction with the Waltham Tax Assessor's Office), for fiscal tax year 2010, being July 1, 2009 through June 30, 2010, provided that in the event the base building certificate of occupancy for the Building shall not have been issued by December 31, 2008, then Base Taxes shall be Landlord's Tax Expenses, representing a fully-assessed building, for the fiscal tax year next following the first January Iafter such certificate of occupancy is issued. By way of example only, if the certificate of occupancy is issued on February 15, 2009, then Base Taxes shall be based upon fiscal tax year 2011, which begins on July 1, 2010, and which therefore is the first fiscal tax year next following the first January 1 after the certificate of occupancy is issued (being January I, 2010). Notwithstanding the foregoing, in no event shall the Base Taxes be less than the average taxes, on a psf basis, for the fiscal year on which the Base Taxes are computed for the following properties in Waltham, Massachusetts: 201 Jones Road, 230 CityPoint, and 200 West Street.

Initially as provided in Section 2.5 subject to adjustment as provided in Section 2.8.

All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Rentable Floor Area of Tenant's Space (Sometimes Also Called
Rentable Floor Area of the Premises):    36,174 square feet, subject to the
provisions of Section 2.1 hereof.

Total Rentable Floor Area of the
Building:    209,707 square feet.

Permitted Use:    General office purposes.

Initial Minimum Limits of Tenant's Corumercial General Liability:

$5,000,000.00 combined single limit per occurrence on a per location basis.

Security Deposit:    -in

form ofa Letter of

Broker(s):    CB Richard Ellis Group, Inc.
the
bject to reduction as set forth in Section 8.21 of the Lease.

Guarantor:    None.

1.2	Exhibits

There are incorporated as part of this Lease: Exhibit A	Description of Site
Exhibit B-1    Base Building Specifications

Exhibit B-2    Tenant Plan and Working Drawing Requirements Exhibit C    Landlord's Services
Exhibit D    Floor Plan

Exhibit E    Form of Declaration Fixing Specific Dates

Exhibit F    Form of Lien Waivers

Exhibit G    Form of Letter of Credit

Exhibit G-1    Alternate Approved Form of Letter of Credit Exhibit H    Form of Notice of Lease

Exhibit I    Form of Confidentiality Agreement

Exhibit J    Broker Determination of Annual Market Rent

Exhibit K    Conference Center

Exhibit L    Monument Sign Conceptual Plan

Exhibit M    Infrastructure Improvements Conceptual Plan Exhibit N    Roof Location for Emergency Generator

1.3	Table of Articles and Sections
ARTICLE I REFERENCE DATA    1
1.1    Subjects Referred To    1

1.2	Exhibits 5

1.3	Table of Articles and Sections 6
ARTICLE II BUILDING, PREMISES, TERM AND RENT    8

2.1	The Premises 8

2.2	Rights to Use Common Facilities 15

2.3	Landlord's Reservations 16

2.4	Habendum 16

2.5	Fixed Rent Payments 16

2.6	Operating Expenses 18

2.7	Real Estate Taxes 24

2.8	Tenant Electricity 27
ARTICLE III CONSTRUCTION    29

3.1	Landlord's Work 29

3.2	Tenant's Remedies Based on Delays in Landlord's Work 30

3.3	Tenant's Work 32

3.4	Quality and Performance of Work 33

3.5	Landlord's Contribution 34

3.6	Landlord's Test Fit Allowance 35

3.7	Landlord' s Special Allowance 35
ARTICLE N LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS    35

4.1	Landlord Covenants 35

4.2	Interruptions and Delays in Services and Repairs, Etc 37

4.3	Landlord's Insurance 39

4.4	Landlord's Indemnity 39

ARTICLE V TENANT'S COVENANTS    40

5.1	Payments 40

5.2	Repair and Yield Up 40

5.3	Use 40

5.4	Obstructions; Items Visible From Exterior; Rules and Regulations
.................................. ..................................................................... 41

5.5	Safety Appliances 42

5.6	Assigmnent; Sublease 42

5.7	Indemnity; Insurance 48

5.8	Personal Property at Tenant's Risk 49

5.9	Right of Entry 49

5.10	Floor Load; Prevention of Vibration and Noise 49

5.11	Personal Property Taxes 50

5.12	Compliance with Laws 50

5.13	Payment of Litigation Expenses 50

5.14	Alterations 50

5.15	Vendors 53

5.16	Patriot Act 53
ARTICLE VI CASUALTY AND TAKING    54

6.1	Damage Resulting from Casualty 54

6.2	Uninsured Casualty 55

6.3	Rights of Termination for Taking 56

6.4	Award 57
ARTICLE VII DEFAULT    58

7.1	Tenant's Default 58

7.2	Landlord's Default 62
ARTICLE VIII MISCELLANEOUS PROVISIONS    62

8.1	Extra Hazardous Use ............' 62

8.2	Waiver 62
8..3    Cumulative Remedies    63

8.4	Quiet Enjoyment 63

8.5	Notice to Mortgagee and Ground Lessor. 64

8.6	Assignment of Rents 64

8.7	Surrender 65

8.8	Brokerage 65

8.9	Invalidity of Particular Provisions 65

8.10	Provisions Binding, Etc 66
8.11    Recording; Confidentiality ........................................................,.. 66

8.12	Notices 66

8.13	When Lease Becomes Binding 67

8.14	Section Headings 67

8.15	Rights of Mortgagee 67

8.16	Status Reports and Financial Statements 68

8.17	Self-Help 69

8.18    Holding Over ··-·····-··-·-···-··········-··-·············-····-    69

8.19	Non-Subrogation 70

8.20	Extension Option 70
8.21    Security Deposit ...............·-·-··················----····--··-    72

8.22	Late Payment 74

8.23	Tenant's Payments 75

8.24	Waiver of Trial By Jury 75

8.25	Governing Law 75

8.26	Conference Center 75

8.27	Rooftop Rights 76
8.28    Building Amenities.·························-···-·--···--    76

8.29	Infrastructure Improvements 77

8.30	Emergency Generator. 77

8.31	Reasonableness 80
ARTICLE II
BUILDING. PREMISES. TERM AND RENT

2.1	The Premises

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stfilrwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the Building identified on the first-page, and which is the subject of this Lease (it being understood and agreed that if any other buildings are ever constructed on the Site, the calculation of Operating Expenses Allocable to the Premises (as defined in Section 2.6 below) and Landlord's Tax Expenses Allocable to the Premises (as defined in Section 2.7 below) shall be equitably adjusted to reflect such other buildings' share of common expenses for the Site); the term "Site" means all, and also any part of the land described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures from time to time located on the Site. The term "Property" means the Building and the Site. Inthe event Landlord elects to construct additional buildings on the Site or make changes to the current configuration of the Site (collectively, "Site Changes"), Landlord shall not be permitted to make any Site Changes which materially and adversely affect Tenant's current views from the Premises or otherwise materially and adversely affect Tenant's use and enjoyment of the Premises.

Subject to Landlord's reasonable security procedures, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, three hundred sixty five (365) days per year, except as may otherwise be expressly provided herein.

2.1.1	Tenant's Initial Right of First Offer

(A)    Conditions to Exercise of Tenant's Rights. On the conditions (which conditions Landlord may waive by written notice to Tenant at any time) that (i) as of both the time that any portion of the Initial First Offer Space first becomes available and as of the Commencement Date in respect of such portion of the Initial First Offer Space, that no "Event of Default" (as defined in Section 7.1 of the Lease) of Tenant exists, (ii) as of the Commencement Date in respect of the Initial First Offer Space, Tenant has not assigned Tenant's interest in the Lease or subleased more than fifty percent (50%) of the Premises, except in either case to a Permitted Transferee (as defined in Section 5.6.l of the Lease), and (iii) as of both the time that any portion of the Initial First Offer Space first becomes available and as of the Commencement Date in respect of said portion of the Initial First
Offer Space, the Lease is still in full force and effect, Tenant shall have the Initial Right of First Offer to lease the Initial First Offer Space, as hereinafter set forth.

(B)    Definition of Initial First Offer Space. For the purposes hereof, the "Initial First Offer Space" shall be defined as any separately demised space
(meaning thereby any space which has been separately demised imniediately prior to the date of Landlord's Initial First Notice (defined below) or which Landlord decides it desires to separately demise), (i) which is located on either Floor 4 or Floor 6 of the Building, (ii) which becomes available for lease (as hereinafter defined) during the initial lease-up of Floor 4 and 6, and (iii) which if leased to a third party would leave less than 20,000 contiguous rentable square feet on Floor 4 and Floor 6 in the aggregate remaining unleased (i.e., this condition (iii) would not be fulfilled by a lease of the last remaining space on either Floor 4 or Floor 6, so long as at least 20,000 contiguous rentable square feet remained unleased on the other floor).

(C)    Definition of Available for Lease; Landlord's Initial First Notice. When the Initial First Offer Space becomes available for lease, as hereinafter defined, Landlord shall notify Tenant ("Landlord's Initial First Notice") of the availability of such space, which notice shall contain the size, location and date of availability of such Initial First Offer Space. For the purposes hereof, the Initial First Offer Space shall be deemed "available for lease" when Landlord has received a bona fide request for a proposal from a third party to lease said space. Inthe event that said request for a proposal is for premises containing less than 15,000 rentable square feet, Landlord. shall nonetheless designate to Tenant an Initial First Offer Space containing not less than 15,000 rentable square feet.

(D)	Procedures for Exercising Initial Right of First Offer.

(1)    Within ten (IO) business days after Tenant's receipt of Landlord's Initial First Notice, Tenant shall notify Landlord ("Tenant's Initial Response") that either it may be interested in leasing such space and would like Landlord to advise it of the terms upon which Landlord is willing to so lease such space or that Tenant is not interested in leasing such space. IfTenant fails timely to give Tenant's Initial Response, then Tenant shall have no further right to lease the Initial First Offer Space except as set forth in Section 2.1.2 below, if applicable.
If Tenant notifies Landlord in Tenant's Initial Response that it may be interested in leasing the Initial First Offer Space so offered, Landlord shall provide the terms to Tenant ("Landlord's Initial Offer") within ten (10) business days of Tenant's Initial Response. Landlord's Initial Offer shall be based upon the Annual Fixed Rent, hereinafter set forth, and other business terms upon which Landlord is willing to lease such space, provided, however, that the term for which such
Initial First Offer Space shall he leased to Tenant shall be coterminous with the Term of this Lease.

(2)    If Tenant leases the Initial First Offer Space during Lease Year I, Tenant shall pay Annual Fixed Rent therefor at the same per-rentable-square-foot amounts payable for the Premises during the Term of this Lease, and Base Taxes and Base Operating Expenses shall be as set forth in Section 1.1 hereof. If Tenant leases the Initial First Offer Space at any time after Lease Year 1, the Annual Fixed Rent, Base Taxes and Base Operating Expenses for the Initial First Offer Space shall be as set forth in Landlord's Initial Offer, provided that the Annual Fixed Rent in Landlord's Initial Offer shall be based npon Annual Market Rent, as defined in Section 8.20 hereof, and except as set forth below in this Section 2.1.1.

(3)    If Tenant wishes to exercise Tenant's Initial Right First Offer, Tenant shall do so, if at all, by giving Landlord a notice ("Tenant's Initial RFO Exercise Notice") within fifteen (15) days after receipt of Landlord's Initial Offer. Tenant's Initial RFO Notice shall specify the Required Portion (as hereinafter defined) of such space, and (in the case of a lease of Initial First Offer Space after Lease Year 1) whether or not Tenant disputes that the Annual Fixed Rent specified in Landlord's Initial Offer is the Annual Market Rent ("Rent Dispute"). For purposes hereof, the "Required Portion" shall be between 5,000 and 15,000 rentable square feet, as designated by Tenant in Tenant's Initial RFO Exercise Notice. If Tenant specifies a Required Portion that is less than the entire amount of such space, the location and layout of such Required Portion shall be determined by Landlord, in the exercise of its commercially reasonable judgment.

(4)    If Tenant shall give Tenant's Initial RFO Exercise Notice that does not indicate a Rent Dispute, the same shall constitute an agreement to lease the Required Portion upon all of the same terms and conditions in this Lease, except
(i) to the extent inconsistent with the provisions of this Section 2.1.1, and (ii) to the extent inconsistent with snch other business terms set forth in Landlord's Initial Offer, and (iii) that the Annual Fixed Rent shall be the amount specified in

Landlord's Initial Offer, and although such agreement shall be self-executing, Tenant shall enter into an instrument in writing memorializing such leasing within thirty (30) days after submission thereof by Landlord.

(5)If Tenant shall give Tenant's Initial RFO Exercise Notice that does indicate a Rent Dispute, the parties shall negotiate in good faith for a period of twenty (20) days ("Negotiation Period") to reach agreement on the Annual Fixed Rent. Ifthe parties reach such agreement within the Negotiation Period, then the same shall constitute an agreement to lease the Required Portion upon all of the same terms and conditions in this Lease, except (i) to the extent inconsistent with the provisions of this Section 2.1.l, and (ii) to the extent inconsistent with the business terms set forth in Landlord's Initial Offer, and (iii) that the Annual Fixed Rent shall be the amount so agreed to by the parties; and although such agreement shall be self-executing, Tenant shall enter into an instrument in writing memorializing such leasing within thirty (30) days after submission thereof by Landlord.

(6)IfTenant shall give Tenant's Initial RFO Exercise Notice that does indicate a Rent Dispute, and the parties do not reach agreement on the Annual Fixed Rent during the Negotiation Period, then Tenant shall have the right, for a period of five (5) business days after the expiration of the Negotiation Period, (i) to deliver to Landlord a notice ("Tenant's Rescission Notice") rescinding Tenant's Initial RFO Exercise Notice, or (ii) to deliver to Landlord a request ("Broker Detennination Request") for a broker determination of Annual Market Rent in accordance with the provisions of Section 8.20 and Exhibit J hereof.

(7)If Tenant timely gives Tenant's Rescission Notice, then Tenant's Initial RFO Exercise Notice shall be ofno further force and effect, and the provisions of Section 2.1.l(D)(IO) shall apply.

(8)If Tenant timely gives a Broker Determination Request, then the same shall constitute an agreement to lease the Required Portion upon all of the same terms and conditions in this Lease, except (i) to the extent inconsistent with the provisions of this Section 2. 1.1, and (ii) to the extent inconsistent with the business terms set forth in Landlord's Initial Offer, and (iii) that the Annual Fixed Rent shall be the Annual Market Rent as determined by the broker detennination; and although such agreement shall be self-executing, Tenanf shall enter into an instmment in writing memorializing such leasing within thirty (30) days after submission thereof by Landlord.    ·

(9)If Tenant fails to timely give either a Tenant's Rescission Notice or a Broker Determination Request, Tenant shall be deemed to have given a
Tenant's Rescission Notice.

(JO)    IfTenant shall not lease the Initial First Offer Space pursnant to Sections 2.1.l(D) (4), (5), (8) or (9), Landlord shall be free for two hundred ten

(210) days after the date of Landlord's Initial Offer to lease the Initial First Offer Space to any party, provided that (i) if Landlord desires to lease the Initial First Offer Space at a net effective rent less than ninety percent (90%) of that contained in Landlord's Initial Offer, or (ii) if Landlord does not so lease such space during such two-hundred-ten-(210)-day period, Landlord shall again offer to lease such Initial First Offer Space to Tenant pursuant to the provisions of this Section 2.1.1, and the terms of this Section 2.1.1 shall continue to apply to such Initial First Offer Space. After Landlord has leased the Initial First Offer Space to a third party in accordance with the provisions of this Section 2.1.1, Tenant shall have no further right to lease any space pursuant to this Section 2.1.1 (the parties intending that Tenant's rights under this Section 2.1.1 shall be a one-time right), but the provisions of Section 2.1.2 below shall continue to apply.

(11)    Time is of the essence of this Section 2.1.1.

2.1.2	Tenant's Continuing Right of First Offer

(A)    On the conditions (which conditions Landlord may waive by written notice to Tenant at any time) that (i) as of both the time that any portion of the First Offer Space first becomes available and as of the Commencement Date in respect of such portion of the First Offer Space, no Event of Default of Tenant exists, (ii) as of the Commencement Date in respect of the First Offer Space, Tenant has not assigned Tenant's interest in the Lease or subleased more than sixty-seven percent (67%) of the Premises, except in either case to a Permitted Transferee, and (iii) as of both the time that any portion of the First Offer Space first becomes available and as of the Commencement Date in respect of said portion of the First Offer Space, the Lease is still in full force and effect, Tenant shall have the Right of First Offer to lease the First Offer Space, as hereinafter set forth.

(B)    Definition of First Offer Space. For the pnrposes hereof, the "First Offer Space" shall be defined as any separately demised space on Floor 4 of the Building, which becomes available for reletting (as hereinafter defined) after the initial lease-up of Floor 4.

(C)    Definition of Available for Reletting; Landlord's First Notice. When the First Offer Space becomes available for reletting, as hereinafter defined, Landlord shall notify Tenant ("Landlord's First Notice") of the availability of such space. For the purposes hereof, First Offer Space shall be deemed "available for reletting" when Landlord, in its sole judgment, determines that the then-current tenant of such First Offer Space will vacate the First Offer Space. Tenant acknowledges that Landlord's grant of extension, expansion or first offer rights to the first tenant other than Tenant occupying particular premises on the fourth (4'h) floor of the Building (a "First Generation Tenant") is and shall be superior to Tenant's right under this Section 2.1.2, and that Landlord's grant of extension rights to any tenant other than a First Generation Tenant occupying premises on the fourth (41h) floor of the Building is and shall be superior to Tenant's rights under this Section 2.1.2. Tenant acknowledges that as of the date hereof, the First Offer Space is presently vacant and that (except as set forth in Section 2.1.1) the First Offer Space will not be deemed available for reletting until after the space has been initially leased to a third party.

(D)	Procedures for Exercising Continuing Right of First Offer.

(I)    Within ten (10) business days after Tenant's receipt of Landlord's First Notice, Tenant shall notify Landlord ("Tenant's Response") that either it may be interested in leasing such space and would like Landlord to advise it of the terms upon which Landlord is willing to so lease snch space or that Tenant is not interested in leasing such space. If Tenant fails timely to give Tenant's Response, then Tenant shall have no further right to lease the First Offer Space except as set forth in Section 2.1.2(D)(10) below. IfTenant notifies Landlord in Tenant's Response that it may be interested in leasing the First Offer Space so offered, Landlord shall provide the terms to Tenant ("Landlord's Offer") within ten (10) business days of Tenant's Response. Landlord's Offer shall be based upon the Annual Fixed Rent, hereinafter set forth, and othet business terms upon which Landlord is willing to lease such space, provided, however, that the term for which such First Offer Space shall be leased to Tenant shall be coterminous with the Term of this Lease.

(2)The Annual Fixed Rent, Base Taxes and Base Operating Expenses for the First Offer Space shall be as set forth in Landlord's Offer, provided that the Annual Fixed Rent in Landlord's Offer shall be based upon Annual Market Rent, as defined in Section 8.20 hereof, and except as set forth below in this Section 2.1.2.

(3)IfTenant wishes to exercise Tenant's Right First Offer, Tenant shall do so, if at all, by giving Landlord a notice ("Tenant's RPO Exercise Notice") within fifteen (15) days after receipt of Landlord's Offer. Tenant's RPO Notice shall specify whether or not Tenant disputes that the Annual Fixed Rent specified in Landlord's Offer is the Ammal Market Rent ("Rent Dispute").

(4)If Tenant shall give Tenant's RPO Exercise Notice that does not indicate a Rent Dispute, the same shall constitute an agreement to lease the First Offer Space upon all of the same terms and conditions in this Lease, except (i) to the extent inconsistent with the provisions of this Section 2.1.2, and (ii) to the extent inconsistent with such other business terms set forth in Landlord's Offer, and (iii) that the Annual Fixed Rent shall be the amount specified in Landlord's Offer, and although such agreement shall be self-executing, Tenant shall enter into an instrument in writing memorializing such leasing within thirty (30) days after submission thereof by Landlord.

(5)	IfTenant shall give Tenant's RPO Exercise Notice that does

indicate a Rent Dispute, the parties shall negotiate in good faith for a period of twenty (20) days ("Negotiation Period") to reach agreement ou the Annual Fixed Rent. Ifthe parties reach such agreement within the Negotiation Period, then the same shall constitute an agreement to lease the First Offer Space upon all of the same terms and conditions in this Lease, except (i) to the extent inconsistent with the provisions of this Section 2.1.2, and (ii) to the extent inconsistent with the business terms set forth in Landlord's Offer, and (iii) that the Annual Fixed Rent shall be the amount so agreed to by the parties; and although such agreement shall be self-executing, Tenant shall enter into an instrument in writing memorializing such leasing within thirty (30) days after submission thereof by Landlord.

(6)IfTenant shall give Tenant's RFO Exercise Notice that does indicate a Rent Dispute, and the parties do not reach agreement on the Annual Fixed Rent during the Negotiation Period, then Tenant shall have the right, for a period of five (5) business days after the expiration of the Negotiation Period, (i) to deliver to Landlord a notice ("Tenant's Rescission Notice") rescinding Tenant's RFO Exercise Notice, or (ii) to deliver to Landlord a request ("Broker Determination Request'') for a broker determination of Annual Market Rent in accordance with the provisions of Section 8.20 and Exhibit J hereof.

(7)If Tenant timely gives Tenant's Rescission Notice, then Tenant's RFO Exercise Notice shall be of no further force and effect, and the provisions of Section 2. l.2(D)(10) shall apply.

(8)IfTenant timely gives a Broker Determination Request, then the same shall constitute an agreement to lease the First Offer Space upon all of the same terms and conditions in this Lease, except (i) to the extent inconsistent with the provisions of this Section 2.1.2, and (ii) to the extent inconsistent with the business terms set forth in Landlord's Offer, and (iii) that the Annual Fixed Rent shall be the Annual Market Rent as determined by the broker determination; and although such agreement shall be self-executing, Tenant shall enter into an instrument in writing memorializing such leai;ing within thirty (30) days after submission thereof by Landlord.

(9)If Tenant fails to timely give either a Tenant's Rescission Notice or a Broker Determination Request, Tenant shall be deemed to have given a
Tenant's Rescission Notice.

(10)IfTenant shall not lease the First Offer Space pursuant to Sections 2.1.2(D) (4), (5), (8) or (9), Landlord shall be free to lease the First Offer Space to any party. Ifduring the Term said First Offer Space again becomes available for reletting, Landlord shall again offer to lease such First Offer Space to Tenant pursuant to the provisions of this Section 2.1.2 and the terms of this Section shall continue to apply to such First Offer Space.

(11)	Landlord shall have no obligation to offer space to Tenant which becomes available for reletting during the last three (3) years of the then-current Term of the Lease unless there is an unexercised Extension Option remaining. In such case, Landlord shall offer said space to Tenant in accordance with this Section 2.1.2, but Tenant shall only be pe1mitted to lease such space if, simultaneously with the delivery of Tenant's RFO Exercise Notice, it also delivers Tenant's Extension Exercise Notice, as defined in Section 8.20 hereof, in accordance with the terms of Section 8.20(D) hereof.

(12)    Time is of the essence of this Section 2.1.2.

2.2	Rights to Use Common Facilities

Subject to Landlord's right to change or alter any of the following in Landlord's discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators, trash areas, parking areas, loading platforms, and other similar areas and facilities of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor (collectively, the "Common Areas"). No changes shall be made to the Common Areas that would materially interfere with Tenant's access to or use of the Premises for the purposes of this Lease. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.
Provided that and so long as Tenant's telecommunications service provider ("Provider") does not provide telecommunications service to any other tenant of the Building, Landlord shall not require such Provider to pay any fees for such access.

2.2.1	Tenant's Parking

Inaddition, Tenant shall have the right to use in the parking area, and subject to Landlord's Force Majeure (as defmed in Section 2.6 hereof), Landlord agrees to provide for use by Tenant throughout the Term the Number of Parking Spaces (referred to in Section 1.1) for the parking of automobiles, in common with use by other tenants from time to time of the Building, provided, however, that Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant's use. Inthe event that the Rentable Floor Area of the Premises increases or decreases at any time during the Lease Term, the Number of Parking Spaces provided to Tenant hereunder shall be increased or reduced proportionately. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the

Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6 through Section 5.6.5. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation ofliability.
Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created. Tenant's right to use the Parking Spaces shall be free of charge during the Term.

2.3	Landlord's Reservations

Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. In exercising its rights hereunder, Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises for the conduct of business.

2.4	Habendum

Tenant shall have and hold the Premises for a period commencing on the date (the "Commencement Date") that is the earlier of (a) the Substantial Completion Date as defined in Section 3.1 or (b) if the Substantial Completion Date has not occurred, but Landlord gives Tenant access to commence Tenant's Work, the date such access is given, and continuing for the Tenn unless sooner tenninated as provided in Article VI or A11icle VII or unless extended as provided in Section 8.20.

As soon as may be convenient after the determination of the Commencement Date, Occupancy Date, Rent Commencement Date, and Expiration Date, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which said dates shall be stated. IfTenant fails to execute such Declaration, unless Tenant delivers to Landlord a written notice stating that the determination of any such date is the subject of a good-faith dispute between Landlord and Tenant, the Commencement Date, Occupancy Date, Rent Commencement Date, and Expiration Date shall be as reasonably determined by Landlord in accordance with the terms of this
Lease.

2.5	Fixed Rent Payments

Tenant agrees to pay to Landlord, or as directed by Landlord, at Landlord's Original Address specified in Section 1.1 hereof, or at such other place as Landlord shall from time to time designate by notice, (1) (a) on the Rent Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month dnring the Original Tenn, a sum eqnal to one twelfth (I/12th) of the Annnal Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (b) on the Rent Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Te1m, an amount estimated by Landlord from time to time to cover Tenant's monthly payments for electricity under Section 2.8 hereinbelow and (2) on the first day of each and every calendar month during each extension option period (if exercised), a sum equal to (a) one twelfth (I/12th) of the Annual Fixed Rent as determined in Section 8.20 for the applicable extension option period plus (b) then applicable monthly electricity charges (subject to escalation for electricity as provided in Section 2.8 hereof). Notwithstanding the foregoing, provided that, and so long as, there is no mortgage on the Building, Tenant shall have the option of prepaying Annual Fixed Rent for np to one (1) year in advance for each calendar year.
Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership either (i) by mail to P.O. Box 3557, Boston,
Massachusetts 02241-3557, (ii) by wire transfer to Bank of America in Dallas, Texas, Bank Routing Number 0260-0959-3 or (iii) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012, and in the case of (ii) or (iii) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant's name and the Property address. All remittances received by Boston Properties Limited Partnership, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Conunencement Date is a day other than the first day of a calendar month, the first paymeut of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such Annual Fixed Rent (based upon a three hundred sixty-five (365) day Lease Year) for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Rent Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence .until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

The Annual Fixed Rent and all other. charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6	Operating Expenses

"Landlord's Operating Expenses" means the cost of operation of the Building and the Site which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly instalhnents of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged exclusively in the operating, maintaining or cleaning of the Building or Site (and in the event such persons are also employed on other properties of Landlord or its affiliates, such compensation shall be equitably prorated among the Building and such other propertie ), water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; cost of operating, maintaining, cleaning and providing utilities to any conference center or other amenities serving the Building; payments under service contracts with independent contractors; management fees at reasonable rates for self managed buildings consistent with the type of occupancy and the service rendered, which management fees shall not exceed three percent (3%) of gross revenues; costs of maintaining a regional property management office (allocated pro rata among all properties within the region) in connection with the operation, management and maintenance of the Building; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord during the Lease Term (i) to reduce Landlord's Operating Expenses if Landlord shall have reasonably determined that the annual reduction in Landlord's Operating Expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are first applicable to the Property after the Commencement Date (the capital expenditures described in subsections (i) and (ii) being hereinafter referred to as ''Permitted Capital Expenditures"); plus (b) in the case of both
(i)    and (ii) an interest factor, reasonably detem1ined by Landlord, as being the interest rate then charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be detennined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item. In the case of any item of Landlord's Operating Expenses which is incurred in connection with the Property together with other property or properties, Landlord shall reasonably allocate the amount of such expense attributable to the Property.

Notwithstanding the generality of the preceding text, the following items shall be excluded or deducted, as the case may be, from the calculation of Tenant's share of Landlord's Operating Expenses:

(1)    leasing commissions, space planning costs, legal costs and other fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building or the Site;

(2)    legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building;

(3)    costs of installing, renovating or otherwise improving or decorating space for any tenant or other occupant of the Building or the Site, including Tenant, or relocating any tenant;

(4)    financing costs including interest and principal amortization of debts and the costs of providing the same;

(5)	except as otherwise expressly provided above, depreciation;

(6)    rental on ground leases or other underlying leases and the costs of providing the same;

(7)    wages, bonuses and other compensation of employees above the grade of Building Manager, except that if any such employee above the grade of Building Manager performs a service which would normally have been performed by an outside consultant (e.g., accounting or engineering services), the compensation paid to such employee for performing such service shall be included in Operating Expenses, to the extent only that the cost of such service does not exceed competitive cost of such service had such service been rendered by an outside consultant;

(8)    increased insurance or Real Estate Taxes assessed specifically to any tenant of the Building or the Site or for which Landlord is entitled to reimbursement from any other tenant;

(9)    cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours;

(I0)    with the exception of the management fee (which shall be governed by the first paragraph of this Section 2.6), amounts paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the cost of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(11)cost of initial cleaning and rubbish removal from the Building or the Site to be performed before final completion of the Building or tenant space;

(12)	cost of initial landscaping of the Building or Site;

(13)except for Permitted Capital Expenditures, the cost of any items that, nuder generally accepted accounting principles, are properly classified as capital expenses, capital improvements, or capital repairs;

(14)lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased;

(15)late fees or charges incurred by Landlord due to late payment of expenses, except to the extent attributable to Tenant's actions or inactions;

(16)	cost of acquiring sculptures, paintings and other works of art;

(17)	charitable or political contributions;

(18)costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building;

(19)Landlord's general overhead or general administrative expenses not specifically incurred in the operation of the Premises, except for allocated overhead costs to cover accounting, audit, management, and related costs as set forth in this Section 2.6;

(20)services provided, taxes attributable to, and costs incurred in connection with the operation of any retail or restaurant operations for the Building (including, without limitation, any operating subsidy for the cafeteria, but the costs for operating, maintaining, cleaning and providing utilities to the cafeteria shall be included in Landlord's Operating Expenses);

(21)	costs incurred in connection with upgrading the Building to
comply with laws, rules, regulations and codes first applicable to the Property prior to the Commencement Date;

(22)the cos!"of testing, remediation or removal of "Hazardous Materials" (as defmed in Section 5.3) in the Building or on the Site required by "Hazardous Materials Laws" (as defined in Section 5.3), provided however, that with respect to the testing, remediation or removal of any material or substance which, as of the Commencement Date was not considered, as a matter of law, to be a Hazardous

Material, but which is subsequently determined to be a Hazardous Material as a matter of law, the costs thereof shall be included in Operating Expenses, subject, however, to the limitations set forth above to the extent that such cost is treated as a capital expenditure

(23)charges (including applicable taxes) for electricity, water and other utilities for which Landlord is entitled to reimbursement from any tenant;

(24)cost of correcting defects in the design, construction or mechanical systems of, or latent defects in, the Building or the Site, which are incurred by Landlord prior to the fifth (5th) anniversary of the Commencement Date;

(25)costs incurred in performing work or furnishing services for any tenant (inclnding Tenant), whether at such tenant's or Landlord's expense, to the extent that snch work or services is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);

(26)cost of any work or services performed for any facility other than the Building or Site;

(27)cost of the initial stock of tools and equipment for operation, repair, and maintenance of the Building or Site;

(28)all other items for which another party (including, without limitation, an insurance carrier) reimburses, compensates or pays Landlord, so that Landlord shall not recover any item of cost more than once;

(29)costs arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors; and

(30)costs of installing and providing operating subsidies to any specialty service, snch as a cafeteria, broadcasting facilities, or daycare, but the foregoing shall not preclude the inclusion of operating expenses attributable to such facilities, such as utilities, cleaning, repair, maintenance and the like.

"Operating Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

"Base Operating Expenses" is hereinbefore defined in Section L L Base Operating Expenses shall not include (i) market-wide cost increases due to extraordinary circumstances, including but not limited to Landlord's Force Majeure (as defined below), conservation surcharges, boycotts, strikes, embargoes or shortages and (ii) the cost of any Permitted Capital Expenditures; provided, however, that if there are elements of Building repair and maintenance which wonld have been inclnded in Base Operating Expenses except that they were covered under twclvc-(12)-month construction installation warranties at no cost to Landlord, the cost of snch items shall be imputed into Base Operating Expenses. When used herein, "Landlord's Force Majeure" shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control or attributable to Tenant's action or inaction.

"Base Operating Expenses Allocable to the Premises" means the same proportion of Base Operating Expenses for and pertaining to the Bnilding and the Site as the Rentable Floor Area of Tenant's Space bears to Total Rentable Floor Area of the Building.

Ifwith respect to any calendar year falling within the Tem1, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses
Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any snch fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises then, Tenant shall pay to Landlord, as Additional Rent, the amount of such excess ("Tenant's Operating Expenses Payment"). Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6. (The Base Operating Expenses Allocable to the Premises do not include the tenant electricity to be paid by Tenant at the time of payment of Annual Fixed Rent and for which provision is made in Section 2.5 hereof, separate provision being made in Section 2.8 of this Lease for Tenant's share of increases in electricity costs.)

Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.
Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such. portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

Inaddition, Tenant shall make payments monthly on account of Tenant's Operating

Expenses Payment anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's Operating Expenses Payment for each calendar year during the Term.

Notwithstanding the foregoing, in determining the amount of Landlord's Operating Expenses for the Base Year and any calendar year or portion thereof falling within the Lease Term, ifless than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord's election with respect to years after the Base Year, but on a mandatory basis for the Base Year, those components of Landlord's Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord's Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

2.6.1
Examination of Landlord's Books and Records. Subject to the provisions of this paragraph, and provided that Tenant is not in default in the payment of any Annual Fixed Rent or Additional Rent hereunder continuing beyond written notice from Landlord, if such notice is required prior to such default becoming an Event of Default, Tenant shall have the right, at Tenant's cost and expense, to examine or cause to be examined all of Landlord's books, documentation and calculations used in the determination of Landlord's Operating Expenses (the "Documentation").

1.    Such Documentation shall be made available to Tenant at the offices, in the continental United States, where Landlord keeps such records during normal business hours within a reasonable time after Landlord receives a written request from Tenant to make such examination. Such Documentation shall be retained by Landlord for at least two (2) years.

2.    Tenant shall have the right to make such examination no more than once in respect of any period for which Landlord has given Tenant a statement of the actual amouut of Operating Expenses.

3.    Any request for examination inrespect of any calendar year may be made no more than twelve (12) months after Landlord advises Tenant of the actual amount of Operating Expenses in respect of such calendar year and provides to Tenant the year-end statement required above.

4.    Such examination may be made only by Tenant's employees or by an independent certified public accounting firm approved by Landlord, or a qualified real estate.professional approved by Landlord, which approval in either case shall not be unreasonably withheld, conditioned or delayed. However, Landlord's approval shall not be required for a nationally-

recognized or regionally-recognized independent certified public accounting firm. Inno event shall Tenant be permitted to utilize any examiner who is being paid by Tenant on a contingent fee basis.

5.    As a condition to perfom1ing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements. Without limiting the foregoing, if Tenant uses any examiner which is other than a nationally recognized or regionally-recognized accounting firm or a nationally recognized or regionally recognized real estate firm, Tenant's examiner shall be required to agree that it will not represent any other tenant in the Building in reviewing operating expenses for such tenant.

6.    If, after the audit by Tenant of Landlord's books and records pursuant to this Section 2.6.1 with respect to any calendar year, it is finally detemrined that: (i) Tenant has made an overpayment on account of Tenant's Operating Expenses Payment, Landlord shall credit such overpayment against the next installment(s) of Annual Fixed Rent and Additional Rent thereafter payable by Tenant, together with interest thereon at the Default Interest Rate, except that if such overpayment is determined after the termination or expiration of the Term of this Lease,
Landlord shall promptly refund to Tenant the amount of such overpayment, together with interest thereon at the Default Interest Rate, Jess any amounts then due from Tenant to Landlord; and (ii) Tenant has · made an underpayment on account of Tenant's Operating Expenses Payment, Tenant shall, within thirty (30) days of such determination, pay such underpayment to Landlord, together with interest thereon at the Default Interest Rate; and (iii) if the amount of Landlord's Operating Expenses was overstated by more than three percent (3%), Landlord shall pay Tenant's reasonable ant-of-pocket cost for such audit.

2.7    Real Estate Taxes

Ifwith respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises then, on or before the thirtieth (30'h) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess ("Tenant's Tax Payment"). Not later than ninety (90) days after Landlord'.s Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, Real Estate Taxes (as hereinafter defined) on the Building and the Site and abatements and refunds of any taxes and assessments. If an abatement of taxes or assessments results in Tenant having overpaid Tenant's Tax Payment for a prior period, Landlord shall credit such overpayment against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease, except that if such overpayment is detem1ined after the termination or expiration of the Term of this Lease, Landlord shall promptly refund to Tenant the amount of such overpayment. Reasonable expenditures for legal fees and for other expenses reasonably incurred in seeking the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Said statement to be rendered to Tenant shall also show for the preceding Tax Year or fraction thereof as the case may be the amounts of Tenant's Tax Payment already paid by Tenant as Additional Rent, and the amount of Tenant's Tax Payment remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding Tax Year or fraction thereof, or Landlord shall credit any amoilllts due from it to Tenant pursuant to the provisions of this Section
2.7    against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord illlder this Lease, except that if such overpayment is detennined after the termination or expiration of the Term of this Lease, Landlord shall promptly refund to Tenant the amount of such overpayment.

Inaddition, payments by Tenant on account of Tenant's Tax Payment anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to Landlord shall be an ammmt reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's Tax Payment, at least ten (10) days, but not more than thirty (30) days, before the day on which such payments by Landlord would become delinquent.

To the extent that Real Estate Taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on acconnt of such installments.

Terms used herein are defined as follows:

(i)
"Tax Year" means the twelve-(12)-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July I, such other date.

(ii)	"Landlord's Tax Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

(iii)
"Landlord's Tax Expenses" with respect to any Tax Year means the aggregate Real Estate Taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

(iv)	"Base Taxes" is hereinbefore defined in Section 1.1.

(v)
"Base Taxes Allocable to the Premises" means the same proportion of Base Taxes for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

(vi)
"Real Estate Taxes" means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any govermnental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property (including without limitation, if applicable, the excise prescribed by Massachusetts General Laws (Ter Ed) Chapter 121A, Section 10 and amounts in excess thereof paid to the City of Waltham pursuant to agreement between Landlord and the City) and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, "Abatement Expenses"), which Abatement Expenses shall be excluded from Base Taxes. TI1e amount of special taxes or special assessments to be included shall be limited to the amount of the instalhnent (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes inheritance, estate, succession, transfer, gift, franchise, or capital stock tax, or any income taxes arising out of or related to the ownership and operation of income-producing real estate, or any increase in taxes and assessments resulting from Landlord's construction of any other structure or building located on the Site; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax 'on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "Real

Estate Taxes" but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

(vii)
Ifduring the Lease Term the Tax Year is changed by applicable law to less than a full twelve-(12)-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

2.8	Tenant Electricitv

1.	Main electric service will be provided by the local utility company and billed to and paid by Landlord at rates established by the utility company.

2.
Landlord shall cause check meters ("Main Check Meters") to be installed to monitor tenant electric usage. Ifa Main Check Meter serves only the Premises, it is herein referred to as a "dedicated" Main Check Meter; if it serves the Premises in common with other premises, it is herein referred to as a "shared" Main Check Meter. Such Main Check Meter(s) shall only measure electricity used for lights and electrical equipment utilized in the Premises, and fans which are part of the HVAC system serving the Premises. Any further equipment (including supplemental HVAC equipment) installed by or for Tenant shall have separate check meter(s) ("Supplemental Check Meters") installed at Tenant's expense. On each floor there shall be one or more Main Check Meter(s) serving all of the floor, and on multi-tenant floors Landlord may require that the tenants (at their sole cost and expense) install Main Check Meters relating to their premises (to the extent there are no Main Check Meters already serving only such premises) and Supplemental Check Meters to separately meter special usage within tenant premises such as computer rooms. Landlord shall install a Main Check Meter serving the fifth (5th) floor of the Building at its cost and expense. With respect to any portion of the Premises that may in the future not he separately check metered on a dedicated Main Check Meter, Landlord will not unreasonably withhold its consent to Tenant to install dedicated Main Check Meter(s) serving solely such portion of the Premises at Tenant's sole cost and expense.

3.	Tenant's share of the costs of electricity shall be determined by Landlord on the following basis:

a.	Landlord will cause the check meters serving the Premises to be read periodically, but not less often than once every six (6) months during the first two (2) years of the Term and once every twelve
(12) months thereafter.

b.
For portions of the Premises served by dedicated Main Check Meter(s), and for all Supplemental Check Meter(s) serving the Premises, Ten.ant's allocable share of electricity costs for the period ("Tenant's

Electricity Payment") shall be determined by multiplying the cost per kilowatt hour charged by the utility(ies) to

Landlord by the number of kilowatt hours utilized by Tenant for such period as indicated by the dedicated Main Check Meter(s) and Supplemental Check Meter(s) for Tenant's Premises.

c.
For portions of the Premises served by shared Main Check Meter(s), the Tenant's Electricity Payment shall be determined by multiplying the cost per kilowatt hour charged by the utility(ies) to Landlord by the number of kilowatt hours utilized as indicated by such shared Main Check Meter(s), and multiplying such total cost by a fraction, the numerator of which is the rentable area leased to Tenant and the denominator of which is the total rentable area under lease to tenants served by such shared Main Check Meter(s); provided, however, that if Landlord shall reasonably determine that the cost of electricity furnished to the Tenant at such portion of the Premises exceeds the amount being paid by Tenant, then Landlord shall charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent lmder the Lease.

d.
Where part or all of the rentable area on a floor bas been occupied for less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant's allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of electricity for snch floor for said period.

4.
Tenant shall make estimated payments on account of Tenant's Electricity Payment, as reasonably estimated by Landlord, on a monthly basis at the same time and in the same mantier as Tenant's monthly installments of Annual Fixed Rent. No later than one hundred twenty (120) days after each reading of the Main Check Meter(s) and Supplemental Check Meter(s) serving the Premises, as set forth in Section 2.8 3.a, Landlord shall render Tenant a statement in reasonable detail certified by an officer of Landlord, showing for the preceding period the Tenant's Electricity Payment. Said statement to be rendered to Tenant also shall show for such period the amounts already paid by Tenant on account of Tenant's Electricity Payment and the amount of Tenant's Electricity Payment remaining due from, or overpaid by, Tenant for the period covered by the statement. Ifsuch statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30"') day following receipt by Tenant of said statement. Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord. Payments by Tenant on account of Tenant's Electricity Payment shall be deemed Additional Rent and shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent.

5.
All costs of electricity billed to Landlord through the central utility metering center other than the costs of tenant electricity allocated pursuant to the procedures established herein, shall be treated as part of the Operating Expenses for the Building for purposes of determining the allocation of those costs.

6.	Landlord shall be responsible for the maintenance of the Main Check Meter(s) and Tenant shall be responsible for the maintenance of the Supplemental Check Meter(s).

ARTICLE III CONSTRUCTION

3.1	Landlord's Work

(A)    Landlord, at Landlord's sole cost and expense, shall perform the. base building work ("Landlord's Work") as defined in the Base Building Specifications attached hereto as Exhibit B-1. Subject to any prevention, delay or stoppage due to Landlord's Force Majeure or attributable to Tenant Delays (as hereinafter defined), Landlord shall use reasonable speed and diligence in the construction of Landlord's Work so as to have the same Substantially Completed (as hereinafter defined) on or before the Estimated Commencement Date set forth in Section I .I , but Tenant shall have no claim against Landlord for failure to complete construction of Landlord's Work, except as expressly set forth in Section 3.2.

(B)    The "Actual Substantial Completion Date" shall be defined as the date on which the Landlord's Work has been Substantially Completed. "Substantial Completion" and "Substantially Completed" shall each mean the date on which an architect designated by Landlord shall have executed a certificate or statement representing that Landlord's Work has been completed in accordance with the plans and specifications therefor, but for those items of work and adjustment of equipment and fixtures in the Premises (the "Punch List Items"), the incompleteness of which do not cause material interference with the performance of Tenant's Work, and which can be completed after Tenant connnences Tenant's Work without causing material interference with the performance of Tenant's Work. After Substantial Completion, Landlord shall proceed diligently to complete all Punch List Items at Landlord's expense within three (3) months after the occun-ence of Substantial Completion (except for items which can only be performed during certain seasons or weather, which items shall be completed diligently as soon as the season and/or weather permits).

(C)    The "Substantial Completion Date" shall be defined as the Actual Substantial Completion Date, provided however, that if Landlord is delayed in the performance of

Landlord's Work by reason of any Tenant Delay, as hereinafter defined, then the Substantial Completion Date shall be deemed to be the date that Landlord would have achieved the Actual Substantial Completion Date, but for such Tenant Delay. Tenant agrees that no delay by Tenant, or anyone employed by Tenant, in perfom1ing Tenant's Work or any delay caused by any default by Tenant under the Lease (collectively a "Tenant Delay") shall delay commencement of the Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee. Nothing contained in this paragraph shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.    ·

(D)    Except to the extent to which Tenant shall have given Landlord notice ofrespects in which Landlord has not performed Landlord's construction obligations under this Article III (i) not later than the date eleven (11) months and three (3) weeks after the commencement of the warranty on Landlord's Work issued hy Landlord's general contractor, Tenant shall be deemed conclusively to have approved Landlord's construction and shall have no claim that Landlord has failed to perform any of Landlord's obligations under this Article III. Landlord agrees to notify Tenant, from time to time upon written request, whether the warranty on Landlord's Work issued by Landlord's general contractor has commenced, and if so, the date of such commencement. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the work contemplated under the Base Building
Specifications and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid. The provisions of this Paragraph D shall not relieve Landlord of any obligation which Landlord has to make repairs or to perform maintenance pursuant to Article IV of the Lease.

(E)    As part of Landlord's Work, Landlord will be designing and installing the restrooms on Floor 5 of the Building in accordance with the Base Building Specifications. Tenant has requested Landlord to make changes in the finish selection (excluding the layout) of the restrooms on Floor 5 as follows: install stainless steel partitions and floor tile as specified in Tenant's April 5, 2007 snbmission to Landlord. Landlord has snbmitted to Tenant the cost of such finishes over and above the cost of the Base Building Specifications ("Cost Excess"), and Tenant has indicated that it will pay the Cost Excess and directed Landlord to proceed with Tenant's requested fmishes. The Cost Excess will be deducted from Landlord's Contribution. Tenant shall not be required to pay for the cost of removing/replacing the stainless steel partitions or the floor tile described in Tenant's April 5, 2007 submission to Landlord at the expiration of the Term hereof.        ·

(F)    As part of Landlord's Work; at Landlord's expense, Landlord shall install a check meter on Floor 5 to measure the electrical consumption of the Premises.

3.2	Tenant's Remedies Based on Delays in Landlord's Work

(A)    Tenant's Termination Right. Ifthe Substantial Completion Date shall not have occurred on or before June 30, 2008; which date shall be extended for delays due to Landlord's Force Majeure (as so extended, the "First Outside Completion Date"), Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire to do so before such completion and within the time period from the First Outside Completion Date until the date which is sixty (60) days subsequent to the First Outside Completion Date; and, upon the giving of such notice, the Term of this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within forty-five (45) days after receipt of such notice, the Substantial Completion Date occurs. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord's Work, and tbereby automatically extend for each such equivalent day of delay the date of the First Outside Completion Date.

(B)Monetary Relief. Ifthe Substantial Completion Date shall not have occurred on or before August 31, 2008 (the "Second Outside Completion Date"), then the following provisions shall take effect:

(1)The Occupancy Date shall be redefined as the earlier of (i) six (6) months after the Substantial Completion Date; or (b) the date Tenant occupies all or any portion of the Premises for the conduct of business.

(2)Tenant and Landlord shall cooperate with each other to shorten the time necessary to complete the performance of Tenant's Work (including, without limitation, performing certain elements of Tenant's Work and Landlord's Work simultaneously), though sucb cooperation shall not require Tenant to expend any material amounts in excess of what it would have otherwise spent in the performance of Tenant's Work, unless Landlord agrees to reimburse such costs.

(3)Landlord shall reimburse Tenant for the Holdover Penalty, as hereinafter defined, under Tenant's existing lease at Bay Colony Corporate Center ("Existing Lease") for the Holdover Penalty Period, as-hereinafter defined. For purposes hereof, the "Holdover Penalty" shall be defined as the excess of rent and other occupancy charges charged to Tenant by the landlord under the Existing Lease, on a per diem basis, from and after April 1, 2009 over the rent and other occupancy charges charged to Tenant by the landlord under the Existing Lease, on a per diem basis, for the month of March, 2009. The Holdover Penalty shall not include any damages (direct, indirect or consequential) which Tenant may be obligated to pay the landlord under the Existing Lease as a result of Tenant's holding over nnder the Existing Lease beyond March 31, 2009. The "Holdover Penalty Period" shall be the period from April l, 2009 to the Occupancy Date.

(4)Ifthe Substantial Completion Date has not occurred by January 1, 2009, then Tenant shall again have the right to terminate this Lease by giving notice to Landlord of Tenant's desire to do so before such completion and on or before January 31, 2009; and, upon the giving of such notice, the Term of this Lease shall cease and come to an end without further liability or obligation on.the part of either party nnless, within thirty (30) days after receipt of such notice, the Substantial Completion Date occurs. If Tenant does not so tenninate this Lease pursuant to this Section 3.2(B)(4), then the Holdover Penalty Period shall end on the earlier of the Occupancy Date or September 30, 2009.

Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord's Work, and thereby automatically extend for each such equivalent day of delay the date of the Second Outside Completion Date.

(C)Tenant represents and warrants to Landlord that (i) Tenant bas provided Landlord with true and complete copies of the provisions of the Existing Lease dealing with Tenant's holding over in the premises demised thereunder after March 31, 2009 (the "Existing Lease Holdover Provisions"), and (ii) Tenant will not modify, or agree to a modification of, the Existing Lease Holdover Provisions in any way that would increase the Holdover Penalty.

(D)The remedies set forth in this Section 3.2 are Tenant's sole and exclusive rights and remedies based upon any delay in the performance of Landlord's Work.

3.3	Tenant's Work

Tenant shall, as of the Actual Substantial Completion Date, commence the performance of the work ("Tenant's Work") necessary to prepare the Premises for Tenant's occupancy, and Tenant shall thereafter diligently prosecute the Tenant's Work to completion. Except for Landlord's Contribution, as set forth in Section 3.5, all of the Tenant's Work shall be performed at Tenant's sole cost and expense, and shall be performed in accordance with the provisions of this Lease (including, without limitation, Section 5.14). Tenant shall take necessary reasonable measures to the end that Tenant's contractors shall cooperate in all reasonable ways with Landlord's contractors to avoid any delay in any work being performed by Landlord. In performing Tenant's Work, Tenant shall take all precautions necessary to protect the Building elevators (including, without limitation, installing padding on the walls and covering on the floor of said elevators) and the common areas of the Property, and shall be responsible for repairing any damage thereto resulting from Tenant's Work.

In co11I1ection with the performance of Tenant's Work, Tenant shall submit to Landlord for Landlord's approval an initial set of plans ("Initial Plans"), progress plans from time to time ("Interim Plans") and a full set of constrnction drawings ("Final Plans") for Tenant's Work (collectively "the Plans"). The Plans shall contain at least the information required by, and shall conform to the requirements of, Exhibit B-2. Landlord's approval of the Initial Plans and the Interim Plans (and the Final Plans, provided that the Final Plans (i) are consistent with the Initial Plans and the Interim Plans, (ii) contain at least the information required by, and conform to the requirements of, said Exhibit B-2, and (iii) comply with Landlord's requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building) shall not be umeasonably withheld, conditioned or delayed. Landlord's approval is solely given for the benefit of Landlord under this Section 33, and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any other purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design.
Landlord agrees to respond to any Initial Plans within twenty-one (21) days ofreceipt thereof, to Interim Plans within ten (10) days of receipt thereof, and to Final Plans within fourteen (14) days of receipt thereof. If Landlord disapproves of any Plans, then Tenant shall have the Plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and resubmitted to Landlord. Such process shall be followed until the Plans shall have been approved by the Landlord without objection or condition. Landlord shall respond to the resubmission of any Plans by Tenant within five
(5) days of Landlord's receipt thereof (or fourteen (14) days in the case of a major redesign). Ifno time period is specified in this Article Ill for any action which must be taken by Tenant in connection with the approval of the Plans or the performance of the Tenant's Work, Tenant shall be required to take such action within ten (IO) business days after Tenant receives a written request to take such action. There shall be no charge by Landlord for Landlord's internal review and approval of Tenant's Plans; provided, however, that if Landlord reasonably determines that a third-party consultant is needed to review Tenant's Plans, then Tenant shall reimburse Landlord for the reasonable third party out-of-pocket costs incurred by Landlord in hiring said third party to review Tenant's Plans.

3.4	Qualitv and Performance of Work

All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities ("Legal Requirements") and all Insurance Requirements (as defined in Section 5.7 hereof). Tenant shall have Tenant's Work performed by contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as the Landlord may reasonably require. All of Tenant's Work shall be coordinated with any work being performed by, or for, Landlord, and in such manner as to maintain harmonious labor relations. Each party authorizes the other to rely in connection with design and construction upon the written approval or other written authorizations on the party's behalf by any Construction Representative of the party named in Section I.I or any person hereafter designated in substitution or addition by notice to the party relying. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Tenant acknowledges that.
Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord's agent in performing any Tenant Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord's interest in the Property in connection with any such work.

3.5    Landlord's Contribution

'Landlord's Contribution") to be used by Tenant to pay for the cost of t e enant's Work. For the purposes hereof, the cost to be so reimbursed by Landlord shall include the cost of leasehold improvements and architectural and engineering fees (reimbursement for such fees being capped at ten percent (10%) of Landlord's Contribntion), but shall not include any of Tenant's personal property, trade fixtures or trade equipment.

(B)Landlord shall pay Landlord's Proportion (as hereinafter defined) of the cost shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord until the entirety of Landlord's Contribution has been exhausted. For the purposes hereof, "Landlord's Proportion" shall be a fraction, the numerator of which is Landlord's Contribution and the denominator of which is the total contract price for Tenant's Work. A "requisition"
. shall mean written documentation (including, without limitation, invoices from Tenant's contractors, vendors, service providers and consultants, lien waivers in the form of Exhibit F attached hereto, and such other documentation as Landlord or Landlord's mortgagee may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Premises, accompanied by
. certifications from Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such requisition. Each requisition shall indicate whether Tenant wants it paid to Tenant or to Tenant's contractor, and shall be accompanied by evidence reasonably satisfactory to Landlord that items, services and work covered by such requisition has been fully paid by Tenant (if the requisition is to be paid to Tenant, rather th.an to Tenant's contractor) and that the work has heen performed. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant's books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly. Landlord shall be entitled to deduct from Landlord's Contribution a construction management fee for Landlord's oversight of Tenant's Work in an amount equal to 0.75% of the hard costs of Tenant's Work.

(C)	Notwithstanding anything to the contrary herein contained:

(i)	Landlord shall have no obligation to advance funds on account of Landlord's Contribution unless and until Landlord has received the requisition in question.

(ii)
Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right to have Landlord's Contribution paid to directly to Tenant's contractor(s), consnltants, service providers, and vendor(s), if Landlord reasonably determines that such action is necessary to protect it.s interest in the Bnilding. Inno event shall either Landlord's Contribution be applied to any fees paid to Tenant or any affiliate of Tenant.

(iii)
Tenant shall not be entitled to any portion of Landlord's Contribution, and Landlord shall have no obligation to pay Landlord's Contribntion in respect of any requisition submitted after the date which is one (1) year after the Occupancy Date.

(iv)	Tenant shall not be entitled to any unused portion of Landlord's Contribution nor shall any nnused portion be nsed as a credit against A111lual Fixed Rent or Additional Rent.

(v)
Landlord's obligation to pay any portion of Landlord's Contribution shall be conditioned upon there existing no default by Tenant in its obligations under the Lease of which Landlord has given Tenant written notice (even if the grace period therefor, if any, has not yet expired) which remains uncured at the time that Landlord would otherwise be required to make such payment, provided that Landlord shall pay any such portion of Landlord's Contribution once the default is cured.

3.6	Landlord's Test Fit Allowance

Inaddition to Landlord's Contribution, Landlord has

3.7	Landlord's Special Allowance

ARTICLE IV
LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1    Landlord Covenants

4.1.1    Services Furnished by Landlord

Landlord shall furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in comparable Class A, high quality buildings in the Waltham/Central 128 area ("Class A Central 128

Area Market") subject to escalation reimbursement in accordance with Section 2.6.

4.1.2    Additional Services Available to Tenant

Landlord shall furnish, at Tenant's expense, reasonable additional Building services which are usual and customary in similar office buildings in the Class A Central 128 Area Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, (i) the cost of any such additional Building services requested by Tenant and (ii) tbe cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant, within thirty (30) days after being billed therefor.

4.l	l .3 Roof, Exterior Wall, Floor Slab and Common Facility Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise provided in Article VI and subject to the escalation provisions of Section 2.6, Landlord shall repair, replace and maintain in good condition in a manner comparable to the maintenance of similar high-quality properties in the Class A Central 128 Market
(i)    the foundations, roof, exterior walls, structural floors, elevators and all other structural elements of the Building, Common Areas and Premises, (ii) all nonstructural elements of the Building which relate to the Common Areas or another tenant's premises in addition to the Premises, (iii) the electrical, mechanical, plumbing, lighting, life safety, fire, sprinkler, heating, ventilating and air conditioning ("HVAC") and security systems, fixtures and equipment located outside of the Premises but which serve the Premises (except for any such item or system installed by or for Tenant), and (iv) the exterior walkways, sidewalks, driveways and parking areas on the Site. Landlord shall maintain the Building (exclusive .of Tenant's responsibilities under this Lease) in a first class marmer comparable to the maintenance of similar properties in the Class A Central 128 Area Market.    ·

4.1.4	Signage

(A)    Premises Sima2e. Landlord shall provide and install, at Landlord's expense, letters or numerals on exterior doors inthe Premises to identify Tenant's official name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.

(B)    Lobby Signage. Tenant shall have the right, during the Term of the Lease, to list Tenant's name on the Building Directory. The initial listing of Tenant's · name shall be at Landlord's cost and expense. Any changes, replacements or additions by Tenant to such directory shall be at Tenant's sole cost and expense.

In addition, Tenant shall have the non-exclusive right to impact signage similar in size to the individual tenant signs in the lobby of 201 Jones Road, Waltham as of the date hereof ("Impact Signage"). All such Impact Signage shall be installed by Landlord at Landlord's sole cost and expense, as part of Landlord's general impact signage program for the Building, and the final design thereof shall be in Landlord's sole discretion.

(C)    Monument Sirnage. Landlord shall use reasonable efforts to obtain all necessary permits to install monument signage ("Monument") at the entrance to the Building. IfLandlord receives the required permits, Landlord shall install the Monument, and Tenant shall have the non-exclusive right to have its name and logo on said Monument ("Monument Sign"). The initial listing of Tenant's name and logo on the Monument shall be at Landlord's cost and expense; any changes, replacements or additions to the Monument Sign requested by Tenant shall be done at Tenant's sole cost and expense. The Monument Sign shall be substantially in accordance with the conceptual plan attached hereto as Exhibit L.

(D)    Notwithstanding the foregoing provisions of this Section to the contrary, within thirty (30) days after the date on which (i) there occurs, and remains uncured, an Event of Default of Tenant, (ii) the premises demised under this Lease contain less than 28,940 square feet (or, if less, the square footage demised to any other tenant having rights to Impact Signage in the Building), or (iii) the Term of the Lease is terminated dne to a Tenant default, then Tenant shall, at its cost and expense, remove the Monument Sign and the Impact Signage and restore all damage to the Monument and the Building caused by the installation and!or removal of such Monument Sign or Impact Signage. Such removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Section 5.2 herein. The right to the Monument Sign and the Impact Signage granted pursuant to this Section 4.1.4 is personal to Pittiglio, Rabin, Todd & McGrath, Inc. and any Pennitted Transferee.

4.2	Interruptions and Delays in Services and Repairs, Etc

(A)    Except as may be expressly set forth in this Lease, Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(B)    Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(C)    Notwithstanding anything to the contrary in this Lease contained, if due to (a) Landlord's failure to provide any service required to be provided by Landlord hereunder (a "Service Interruption"), or (b) (i) any repairs made by Landlord (including, without limitation, pursuant to Section 2.3 or Section 4.1.3 hereof) or (ii) Landlord's failure to maintain the Building or make any repairs required to be made by Landlord herennder (either, a "Repair Interruption"), any portion of the Premises becomes nntenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant's business is materially adversely affected, then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord's inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant's agents, employees or contractors, Annual Fixed Rent and Operating Expenses Allocable to the Premises shall thereafter be abated in proportion to the impact on the continued operation in the ordinary course of Tenant's business nntil the day such condition is completely corrected. For the purposes hereof, the "Premises Untenantability Cure Period" shall be defined as five (5) consecutive business days after Landlord's receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days'after Landlord's receipt of written notice from Tenant of such condition causing nntenantability in the Premises if either the condition was caused by causes beyond Landlord's control or Landlord is nnable to cure such condition as the result of causes beyond Landlord's control. The provisions of this paragraph shall not apply in the event of nntenantability caused by fire or other casualty, or taking (see Article VI).

(D)    Notwithstanding anything to the contrary herein contained, if due to a Service Interruption or a Repair Interruption, any materia!'portion of the Premises becomes untenantable for a period ("Untenantability Period") of five (5) consecutive months (which five (5) month period shall be extended by the period of time, which shall not exceed an additional one (I) month, that Landlord is delayed in curing such condition as the result Landlord's Force Majeure) after Landlord's receipt of written notice of such condition from Tenant, then, provided that Tenant ceases to use the affected portion of the Premises during the entire period of such untenantability, and Landlord's inability to cure such condition is not caused by a cause beyond Landlord's reasonable control or the fault or neglect of Tenant, or Tenant's agents, employees or contractors, then Tenant may terminate this Lease. by giving Landlord written notice as follows:

(!)    Said notice shall be given after the expiration of the Untenantability Period.

(2)	Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(3)	Ifsaid condition is remedied on or before said effective date, said notice shall have no further force and effect.

(4)
If said condition is not remedied on or before said effective date for any reason other then Tenant's fault, as aforesaid, the Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under the Lease shall be apportioned as of said effective date.

(E)    The provision of this Section 4.2 shall be Tenant's sole remedy in the event of a Service Interruption or a Repair Interruption.

4.3	Landlord's Insurance.

Landlord shall carry at all times during the Term of this Lease, (i) commercial general liability insurance with respect to the Building in an amount not less than $5,000,000.00 combined single limit per occurrence, and (ii) insurance against loss or damage to the Building caused by any peril covered under fire, extended coverage and all.risk insurance with coverage against vandalism, malicious mischief and such other insurable hazards and contingencies as are from time to time normally insured against by owners of Class
A Boston Market office buildings or which are required by Landlord's mortgagee, in an amount equal to one hundred percent (100%) of the full replacement cost thereofabove foundation walls. Further, Landlord may also maintain such insurance against loss of Annual Fixed Rent and Additional Rent for up to twelve (12) months (or such longer period of time as Landlord's mortgagee may require) and such other risks and perils as Landlord deems proper, consistent with other Class A Boston Market office buildings. Any and all such insurance (i) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, (ii) may be written with deductibles as reasonably determined by Landlord and (iii) shall be subject to escalation reimbursement in accordance with Section 2.6.

4.4	Landlord's Indemnity.

Subject to the limitations on Landlord's liability set forth in this Lease, Landlord agrees to indemnify, defend and save harmless Tenant from and against any claim arising from any accident, injury or damage occurring in the Premises, in the Building or on the Site after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent that such accident, injury or damage results from the negligence of Landlord or Landlord's agents, employees, servants, or contractors.

Subject to the limitations on Landlord's liability set forth in this Lease, this indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

ARTICLE V TENANT'S COVENANTS

Tenant covenants and agrees to the following during the Term and such further time as Tenant occupies any part of the Premises:

5.1	Payments

Tenant shall pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2	Repair and Yield Up

Except as otherwise provided in Article VI and Section 4.1.3, Tenant shall keep the Premises in good order, repair and condition, reasonable wear and tear and damage by fire or other casualty only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only · excepted, and at the expiration or termination of this Lease peaceably yield np the Premises and all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear and damage by fire or other casualty only excepted. Prior to such yielding up, Tenant shall first remove (i) all goods and effects of Tenant, and (ii) unless Landlord otherwise notifies Tenant by notice given at least ten (10) days before such expiration or termination, the wiring for Tenant's computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers, and
(iii) any equipment installed on the roof pursuant to Section 8.27 hereof, and (iv) all · Required Removeables, as defined in Section 5.14 hereof.. Tenant shall repair any damage caused by all such removal (whether such damage is caused to the Premises or to other portions of the Property) and restore the Premises and leave them clean and neat. Tenant shall not pennit or commit any waste. Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building or to the Site caused by Tenant, Tenant's agents, contractors, employees, sublessees, licensees, concessfonaires or invitees.

. 5.3    Use

Tenant shall use and occupy the Premises for the Permitted Use only, and shall not injure or deface the Premises, Building or the Site nor permit in the Premises or on the Site any auction sale, vending machine, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor permit in the Premises anything which would in any way result in the leakage of fluid or the growth mold, nor use or devote the Premises or any part thereof for any purpose other than the
Pem1itted Uses, nor permit any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building.

If Tenant abandons or vacates all or any portion of the Premises for a period of in excess ofone hundred eighty (180) days, Landlord shall have the right, on not less than ten (IO) days' prior written notice thereof to Tenant, to enter into the Premises inorder to tum the lights on in the vacated portion(s) of the Premises at the same level as if the Premises were fully occupied, and Tenant shall pay for all electricity charges related thereto.
Vacancy or abandonment shall not he deemed to be an Everit of Default by Tenant hereunder.

Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws") (other than de minimus amounts of office supplies and cleaning supplies used in the normal course of Tenant's Permitted Use of the Premises, and in any event used and stored and disposed of in accordance with all applicable laws),
(ii) Tenant shall inunediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.    ·

5.4    Obstructions; Items Visible From Exterior; Rules and Regulations

Tenant shall not obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Site used by Tenant in common with others; nor Without the· prior consent of Landlord, shall Tenant permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the

Premises; and Tenant shall comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and nse of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations. All rules and regulations shall be applied and enforced on all tenants in a non-discriminatory ma!Uler, except where differing circumstances jnstify different treatment.

5.5	Safety Appliances

Tenant shall keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and shall procure all licenses and permits so required because of such use and, if requested by
Landlord, Tenant shall do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use.

5.6	Assignment; Sublease

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.5 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1
Notwithstanding the foregoing provisions of Section 5.6 above and the provisions of Section 5.6.2 below, but snbject to the provisions of Sections 5.6.3, 5.6.4 and 5.6.5, below Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or wit11which it may merge, or to any successor entity which acquires substantially all of the assets or stock of Tenant, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a creditworthiness (e.g., assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease (a "Permitted Transferee"). Ifany parent or subsidiary corporation of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent or subsidiary corporation, such cessation shall be considered an assignment or subletting requiring Landlord's consent.

5.6.J	.I Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires

(a)	to assign this Lease, or

(b)	to sublet (i) such portion (the "Sublease Portion") of the Premises as
(x) contains by itself at least ten thousand (10,000) square feet of rentable floor area and (y) would bring the total amount of the Premises then being subleased to 50% or more, (ii) for a term equal to all or substantially all of the remaining Term hereof (any such sublease satisfying clauses (i) and (ii) being hereinafter referred to as a "Major Sublease"),

Tenant shall give Landlord a Proposed Transfer Notice (as defined in Section
5.6.3 hereof) and Landlord shall have the right at its sole option, to be exercised within thirty (30) days after receipt of Tenant's Proposed Transfer Notice (the "Acceptance Period"), to terminate this Lease, in the case of a proposed assignment, or to terminate this lease with respect to the Sublease Portion in the case of a proposed Major Sublease, as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord's notice to Tenant. Inthe case of an assignment, upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such tem1ination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date. In the case of a Major Sublease, all obligations relating to the Sublease Portion for the period after such termination date (but not those relating to a period before such termination date, or to portions of the Premises other than the Sublease Portion) shall cease. In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or tinlely notice pursuant to this Section, the provisions of Sections 5.6.2-5.6.5 shall be applicable. This Section
5.6.1.1 shall not be applicable to an assignment or sublease pursuant to Section 5.6.1.

5.6.2	Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.2 and the provisions of Sections 5.6.3, 5.6.4 and 5.6.5 below, in the event that (x) Landlord shall not have exercised the termination right as set forth in Section 5.6. I .!, or (y) shall have failed to give any or timely notice under Section 5.6.1.1, or (z) in the case of a proposed sublease that is not subject to the provisions of Section 5.6. I .1, then (i) for a period of ninety (90) days after the receipt of Landlord's notice stating that Landlord does not elect the termination right, or (ii) for a period of ninety (90) days after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 5.6.1.1, or (iii) in the case of a proposed sublease that is not subject to the provisions of Section 5.6.1.1, as the case may be, Tenant shall have the right to assign this Leas.e or sublet the whole or any part of the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first

GSDOCS\1689479.J 1 5125f2007

obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)
the proposed assignee or subtenant is a tenant in the Building or elsewhere on the Site or is in active negotiation with Landlord or an affiliate of Landlord for premises in the Building or elsewhere ou the Site or is not of a character consistent with the operation of a first-class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi govemmental agency). Notwithstanding the foregoing, Tenant may sublease all or a portion of the Premises (the "Subleased

Premises") to a tenant of the Building or elsewhere on the Site (the "Subtenant") if said Subtenant satisfies the following criteria:
such Subtenant's need, as to the size of premises and length of term, ca1mot then (i.e., at the time that Tenant requests Landlord's consent to such Subtenant) be satisfied by Landlord; or

(b)	in the case of a proposed assignment, the proposed assignee does not"possess adequate financial capability to perform the Tenant obligations as and when due or required; or

(c)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section I.Ihereof; or

(d)
the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment ("material" for the purpose of these subsections (i) and (ii) being defined as a 7% increase to any one line item or a 5% increase to the total); or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises. Notwithstanding the foregoing, if Landlord objects to a proposed assignee or subtenant on the grounds of subsection (i) or (ii) of this Section 5.6.2(d); Tenant may overcome such objection by agreeing to pay the amount of such increase; or

(e)	there shall be existing an Event of Default (defined in Section 7.1);

or

(f)
any part of the rent payable under tbe proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates; or

(g)	the holder of any mortgage or ground lease on property which includes the Premises having approval rights over su.ch proposed assignment or sublease does not approve of tbe same; or

(h)
dne to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Building.

Notwithstanding the foregoing, so Jong as Tenant remains fully and primarily liable to Landlord, Tenant's right to sublease the all or any portion of the Premises shall not be restricted by Landlord (x) due to the financial condition of the subtenant or (y) by any rent hurdle that Landlord may deem needed in order to consent to a proposed sublease.

5.6.3
Tenant shall give Landlord notice (tbe "Proposed Transfer Notice") of any proposed assignment or sublease, and said notice shall specify tbe provisions of the proposed assigmnent or subletting, including (a) the name and address_of the proposed assignee or subtenant, (b) in the case of a proposed assignment pursuant to Section 5.6.2, such information as to the proposed assignee's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.2 above (provided, however, that Landlord shall hold such information confidential having tbe right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made (including, in tbe case of a sublease, tbe portion of the Premises proposed to be sublet and the term of snch sublease), (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, all other information necessary to make the determination referred to in Section 5.6.2 above and (e) in tbe case of a proposed assignment or subletting pursuant to Section 5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assigmnent or subletting complies with the requirements of said Section 5.6.1.

IfLandlord shall consent to the proposed assignment or subletting, as tbe case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to

Tenant's notice, as given hereunder; provided, however, !bat if such sublease or assignment shall not be executed and delivered to .Landlord within ninety (90)

days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.1.1 and 5.6.2 shall again be applicable.

5.6.4
In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof), such conseut sball be upon the express aud further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord. The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate prorations in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and income to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to reasonable legal fees, marketing costs, brokerage commissions, rent concessions, build-out expenses, and alteration allowances, in each case actually paid or granted), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within thirty (30) days of receipt of same by Tenant.

5.6.5
(a)    Itshall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under Section 5.6.2 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provision.s reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound directly to Landlord for all the obligations of the Tenant hereunder, including, withont limitation, the obligation (a) to pay the rent and other amonnts provided for under this Lease (but in the case of a partial subletting pursuant to Section 5.6.1, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 5.6 throngh 5.6.5 hereof Such assignment or"subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant's control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the assignment or sublease shall be terminated.

(b)Tenant shall pay to Landlord as a fee for Landlord's review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation, within thirty (30) days after receipt of an invoice from Landlord, as Additional Rent, an amount for each snch reqnest equal to the greater of (i) One Thousand and 00/100 Dollars ($1,000.00) and (ii) if Landlord reasonably determines that a third-party consultant is needed or expedient to review such request, then Tenant shall reimburse Landlord for the reasonable third-party out-of-pocket costs incurred by Landlord in hiring said third party to review such request, up to a maximum of Three Thousand and 00/100 Dollars ($3,000.09).

(c)Ifthis Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time after the occurrence of an Event of Default hereunder, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through
5.6.5 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance·by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(d)The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.2 shall in no way be construed to relieve Tenant from obtaining the express consent inwriting of Landlord to any further assignment or subletting.

(e)On or after the occurrence of an "Event of Default" (defmed in Section 7.1), Landlord shall be entitled to one hundred percent (I 00%) of any Assignment/Sublease Profits.

(f)    In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including without limitation all requirements concerning access and egress; and (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises.

(g)    At no time during the Lease Term shall there be more than seven (7) subleases outstanding.

5.7	Indemnitv; Insurance

(A)    Indemnitv. Tenant shall defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord and Landlord's managing agent, beneficiaries, partners, subsidiaries, officers, directors, agents, trustees and employees ("Landlord Parties") from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or (h) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.

(B)    Insurance. Tenant shall maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter, so long as Tenant is in occupancy of any part of the Premises, commercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement under which Tenant is the named insured and Landlord and Landlord's managing agent (and such persons as are in privily of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) are named as additional insureds with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in Greater Boston _with respect to similar properties, and worker's compensation insurance with statutory limits covering all of Tenant's emp_loyees working in the Premises. Tenant shall deposit with Landlord on or before the earlier of the date Tenant enters the Premises or the Commencement Date and concurrent with all policy renewals, certificates for any insurance Tenant is required to maintain under this Lease; in a form reasonably acceptable to Landlord and bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Landlord. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain and maintain, and canse any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liqnor liability, if applicable) and provide Landlord with evidence of the same. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A-" and are within a financial size category of not less than

"Class VIII" in the most current Best's Key Rating Guide or snch similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

5.8	Personal Property at Tenant's Risk

Tenant covenants that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified, released, or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent of Landlord's negligence or willful misconduct or to the extent such indemnity, hold harmless or exoneration is prohibited by law. Further, Tenant, at Tenant's expense, shall maintain at all times during the Term of this Lease business interruption insurance and insurance against loss or .damage covered by so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property.
Tenant shall maintain all of its equipment, furniture and furnishings in good order and repair. Inaddition, during such time as Tenant is perfonning work in or to the Premises, Tenant, at Tenant's expense, shall also maintain builder's risk insurance for the full insurable value of such work.

5.9	Right of Entry

Tenant shall permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the eleven (11) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

5.10	Floor Load; Prevention of Vibration and Noise

Tenant shall not place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live · load); and shall not move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance anthorize; Tenant's bnsiness machines and mechanical equipment which cause. unreasonable vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to reasonably minimize such vibration or noise.

5.11	Personal Propertv Taxes

Tenant shall pay promptly when due all taxes which may be imposed npon Tenant's Property in the Premises to whomever assessed.

5.12	Compliance with Laws

Tenant shall comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the use or occupancy of the Premises; provided that Tenant shall not be responsible for compliance with any Legal Requirements requiring (a) structural repairs or modifications to any element of the Building, including without limitation the roof, exterior and load bearing walls, fonndation, and structural floor slabs, or (b) repairs or modifications to any utility or building service equipment, or (c) installation of new building service equipment, such as fire detection or suppression equipment, nnless any of the same are required due to (i) Tenant's particular manner of use of the Premises (as opposed to office use generally) cir
(ii) any additions, alterations or improvements performed by or for Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

5.13	Payment of Litigation Expenses

.Inthe event oflitigation or other legal proceeding between Landlord and Tenant relating to the provisions of this Lease or Tenant's occupancy of the Premises, the losing party shall, upon demand, reimburse the prevailing party for its reasonable costs of prosecuting and/or defending such proceeding (including, without limitation, reasonable·attorneys' fees).

5.14	Alterations

Except as may he expressly set forth herein, Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be umeasonably withheld.
However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord's sole discretion. Without limiting such standard Landlord shall not be deemed umeasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant nnder Article III) which (a) in Landlord's opinion might adversely affect any structural or exterior element of the Bnilding, any area or element outside of the Premises, or any facility or base building mechanical system serving any area of the Building outside of the Premises, or
(b)involve or affect the exterior design, size, height, or other exterior dimensions of the Building or (c) will require nnusual expense to readapt the Premises to normal office use on Lease termination or expiration or increase the cost of construction or of insurance or

Lease tem1ination or expiration. All of Tenant's Alterations and installation of furnishings (including, subject to the provisions of Section 3.2 above, the Tenant Improvement Work) shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by contractors or workers first reasonably approved by Landlord. Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry worker's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing snch work performed by Tenant to the Premises promptly after any such alterations, additions or improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant's computer, telephone and other communications systems is it),stalled by Tenant or Tenant's contractor. Without limiting any of Tenant's obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are" required in order to comply with Legal Requirements as a result of any work performed by Tenant. Tenant shall have Tenant's Work performed by contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as the
Landlord may reasonably require. Landlord shall have the right to provide such rules and regulations relative to the performance of any Alterations and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs ofusing Building services. Subject to Tenant's right to contest in good faith any disputed items or costs, Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and whether or not Tenant is contesting any such items or costs, not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant acknowledges and agrees that Landlord shall be the owner of any Alterations in the Premises or the Building to the extent paid for by Landlord.

Notwithstanding the provisions of the immediately preceding paragraph, Tenant shall have the right, without obtaining the prior consent of Landlord, to make Alterations to the Premises where:

(i)	the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building;

(ii)
the same do not affect the roof or any structural element of the Building and do not materially, adversely affect the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and/or fire protection systems of the Building;

(iii)	either (a) such Alterations do not require the issuance of a building permit by the appropriate municipal authori · ·
does not exceed    ..

(iv)	Tenant shall comply with the other provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, no later than ten (10) days after the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord may, by notice to Tenant given no later than ten (I0) days subsequent to the date on which the plans and specifications are submitted to Landlord, require Tenant to restore the Premises to its condition prior to such alteration, addition or improvement upon the expiration or earlier tem1ination of the Lease Term (it being understood and agreed that Landlord's failure to respond with such ten (lO) day period shall be deemed notice that Landlord does not require such removal).

5.15	Vendors

Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or interfere with Building construction or operation and shall be performed by vendors first approved by Landlord.

5.16	Patriot Act

As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to

Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of ilie United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order,
Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an immediate Event of Defanlt by Tenant under Section 7.1 of this Lease (withont the benefit of notice or grace) and shall be covered by the indemnity provisions of Section 5.7 above, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.
,f:.

ARTICLE VI CASUALTY AND TAKING

6.1	Damage Resulting from Casualtv

In case during the Lease Term the Building or the Site are damaged by fire or other casualty, Landlord shall within forty-five (45) days after the occurrence thereof notify Tenant in writing of Landlord's reasonable estimate of the length of time necessary to repair or restore such fire or casualty damage from the time that repair work would commence ("Landlord's Restoration Estimate"). If Landlord's Restoration Estimate exceeds one hundred fifty (150) days from the time that repair work would commence, Landlord may, at its election, tenninate this Lease by notice given to Tenant within sixty
(60) days after the date of such fire or other casualty, specifying the effective date of terminatioIL The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

IfLaudlord's Restoration Estimate exceeds one hundred fifty (150) days from the time that repair work would commence, Tenant may, at its election, tenninate this Lease by notice given to Landlord within fifteen (15) business days after the receipt of Landlord's Restoration Estimate, specifying the effective date of termination. The effective date of tennination specified by Tenant shall not be less than thirty (30) days nor more than forty-five (45) days after the date ofnotice of such termination.

Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

Ifthe Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the detem1ination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into proper condition for use and occupation and ajust . proportion of the Annual Fixed Rent, Tenant's estimated electricity charges (if applicable), Tenant's Operating Expenses Payment and Tenant's Tax Payment according to the nature and extent of the injury to the Premises shall be abated until the Premises shall have been put by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds. Ifsuch net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are insnfficient for, the restoration of the Building and if Landlord does not otherwise elect to restore the Bnilding, then Landlord shall give prompt notice to Tenant terminating this Lease, the effective date of which termination shall not be less than sixty (60) days after the date of notice of such termination.

Unless snch restoration is completed within one (1) year from the date of the casualty or taking, Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord's receipt of Tenant's notice, such restoration is substantially completed, in which case Tenant's notice of termination shall be of no force and effect and this Lease and the Lease Tenn shall continue in full force and effect.

Ifaddition, if any damage by fire or other casualty during the last six (6) months of the Lease Term renders, or in Landlord's reasonable judgment is likely to render, the Premises untenantable for more than fifteen (15) consecutive business days, Tenant may, at its election, terminate this Lease by notice given to Landlord within thirty (30) business days after the date of such casualty, specifying the effective date of termination.

6.2	Uninsured Casualtv

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not coveted by the forms of casualty insurance at the time maintained by Landlord or required to be maintained by Landlord and such fire or casualty damage carmot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, tenninate the Term of this Lease by notice to the Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. Landlord agrees that if it does not give such a termination notice, it shall restore the damage in accordance with the provisions of Section 6.1 hereof (including, without limitation, Tenant's tem1ination rights contained therein).

6.3    Rights of Termination for Taking

If (i) the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes or (ii) access to the Site or more than fifteen percent (15%) of the parking spaces serving the Building as of the date of such taking (and such parking spaces are not replaced within 90 days of the taking in an area within a reasonable distance from the Building) shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to tenninate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. Ifeither party shall give such notice, then.tl1is Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken); provided that in the event of such termination, Landlord shall also terminate all oilier tenant leases in affected portions of the Building that contain similar termination rights. If Landlord shall give such notice, then this Lease shall terminate as of the date of snch.notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the bolder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes ilie Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after ilie determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it. If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are insufficient for, the restoration of the Building and if Landlord does not oilierwise elect to restore the Building, then Landlord shall give prompt notice to Tenant terminating this Lease, the effective date of which termination shall not be less than sixty (60) days after the date of notice of such termination.

Ifthe Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's Operating Expenses Payment and Tenant's Tax Payment shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just prop01tion of the Annual Fixed Rent, Tenant's Operating Expenses Payment and Tenant's Tax Payment shall be abated for the remainder of the Lease Tenn.

6.4    Award

Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Building and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public br other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request, and if Tenant shall fail to execute and deliver the same within fifteen (15) days after notice from Landlord, Tenant hereby covenants and agrees that Landlord shall be irrevocably designated and appointed as its attomey-in fact to execute and deliver in Tenant's name and behalf all such further assignments thereof which conform with the provisions hereof.

Notwithstanding the immediately preceding paragraph, if and to the extent that any improvements shall be taken pursuant to the power of eminent domain, shall have been separately paid for by Tenant when made, shall not be restored and for which a separate award shall not be made by the taking authority but.the determination of the award takes into account such improvements, Tenant shall be entitled out of the award to an amount equal to Tenant's unamortized cost of such improvements. Tenant's nnarnortized cost of any of such improvements shall be determined from Tenant's federal income tax returns and shall exclude any contributions to such cost by Landlord whether effected by deductions from rent, special allowances, payments for Annual Fixed Rent or Additional Rent or otherwise.

Nothing contained herein shall be construed to prevent Tenant fromprosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and auy resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE VII DEFAULT

7.1	Tenant's Default

(a)	Ifat any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

(i)
Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for five (5) business days after notice from Landlord thereof; or

(ii)
Landlord having rightfully given the notice specified in subdivision (i) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable; or    ·

(iii)	Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Sections 5.6 through 5.6.5 of this Lease; or

(iv)	Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty
(30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(v)	Tenant's leasehold interest inthe Premises shall be taken on execution or hy other process oflaw directed against Tenant; or

(vi)
Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(vii)
A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty

(60) days (whether or not consecutive) (or if such petition is of such a nature that Tenant cannot reasonably dismiss or stay the . same within such sixty (60) day period, Tenant shall fail to commence promptly to dismiss or stay the same and to prosecute such remedy to completion with diligence and continuity), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) (or if such appointment is of such a nature that Tenant cannot reasonably vacate or stay the same within such sixty (60) day period, Tenant shall fail to commence promptly to vacate or stay the same and to prosecute such remedy to completion with diligence and continuity), then, and in any of said cases (notwithstanding any license of a former breach of
. covenant or waiver of the benefit hereof or consent ina former instance),

Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (I 0) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to. an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)
ff this Lease shall have been terminated as provided in this Article, then, to the extent permitted by applicable law, Landlord may, without notice, re- enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the.

service of no.lice of intention to re-enter or to institute legal proceedings to that end.    ·

(c)
·    In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant .covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments ofrent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following ma1111er:

Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such relettiug for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the Tenn of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same inthe event this Lease is te1minated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a ma1111er similar to the manner in which Landlord markets other premises within Landlord's control within the Building shall be deemed to have satisfied Landlord's obligation to use "reasonable efforts" hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar·office space in the Building.

(d)	(i) Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after such tennination and whether or not Landlord shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant for any period prior to such notice and all expenses which Landlord may have incurred with respect to the collection of such damages, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then fair market cash rental value (in advance) of the Premises for the balance of the Lease Term, both discounted to present value using six percent (6%) as the discount rate.

(ii)For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

(e)
Incase of any _Event of Default, re-entry, dispossession by sunnnary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the'balance of the Term of this Lease and may grant concessions, abatements or free rent to the extent that Landlord reasonably considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting.

(f)
The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule oflaw in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2	Landlord's Default

Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perfom1such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. The Tenant shall uot assert any right to deduct the cost ofrepairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

ARTICLE VIII MISCELLANEOUS PROVISIONS

8.1	Extra Hazardous Use

Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any snch increase resulting therefrom, which shall be due and payable as Additional Rent thereunder.

8.2	Waiver

Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a clieckfor a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3	Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means ofredress to which Laudlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific perfom1ance of any such covenants, conditions or provisions.

8.4	Quiet En jovment

This Lease is subject and subordinate to all matters ofrecord. Tenant, subject to the terms and provisions of this Lease on payment of the rent aud observing, keeping and performing all of the terms and provisions of this Lease on Tenant's part to be observed, kept aud performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without hindrance or ejection by auy persons lawfully claiming under Laudlord to have title to the Premises superior to Tenant, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenauts of Landlord contained in this Lease shall be binding upon Landlord aud Landlord's successors, including ground or master lessees, only with respect to breaches· occurring during Laudlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, or the profits aud proceeds th_ereof, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor auy beneficiary of any trust of which any person holding Landlord's interest is trustee, nor auy member, manager, partner, director or stockholder, nor Landlord's managing agent, shall ever be personally liable for auy suchjudgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors ininterest, or any action not involving 1he personal liability of Landlord (original or successor), any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person hcilding Landlord's interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord's managing agent to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. Tenaut hereby acknowledges and agrees that it has been repres.ented by connsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be available to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called "dependent covenants" rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1) shall not apply to this Lease or to the relationship of landlord and tenant created hereunder. Inno event shall Landlord or Tenant ever be liable to the other for any indirect or consequential damages or loss of profits or the like.

8.5	Notice to Mortgagee and Ground Lessor

After receiving notice from any person, firm or other entity that it holds a mortgage which includes 1he Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as perfom1ance by Landlord.
For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not one on Tenant's leasehold interest).

8.6	Assignment of Rents

With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises,
Tenant agrees:

(a)
That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(b)
That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

Inno event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewi1h, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of!aw or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, aud its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any snch event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment ofrent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder and provided that Tenant agrees to attom to such purchaser. For all purposes, such seller lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7	Surrender

No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8	Brokerage

(A)Tenant warrants and represents that Tenant has not dealt with any broker iu connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made agaiust the Landlord relative to dealings by Tenant with brokers other than the Brokers, if any, designated iu Section I .1 hereof, Tenant shall defend the claim agaiust Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account ofloss, cost or damage which may arise by reason of such claim.

(B)Landlord warrants and represents that Landlord has not dealt with any broker iu connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section I.I hereof; and in the event any claim is made agaiust the Tenant relative to dealings by Landlord with brokers other than the Brokers, if any, designated in Section I.I hereof, Landlord shall defend the claim agaiust Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker for the Original Term of this Lease, if any, designated in Section 1.1 hereo[

8.9	Invalidity of Particular Provisions

Ifany term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this
Lease, or the application of such term or provision to persons or circumstances other than· those as to which it is held iuvalid oi unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent

GSDOCS\1689479.1 1 5/25/2007

permitted by law.

8.10	Provisions Binding, Etc

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the te1ms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11	Recording; Confidentiality

Tenant agrees not to record the within Lease, but each party hereto agrees, simultaneously with the execution of this Lease, to execute a so-called Notice of Lease or short form lease in the form of Exhibit H attached hereto. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law (or except with the written consent of Landlord) Tenant shall not disclose the same to any third party except for Tenant's partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. Inthe event Tenant is required by law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. Iffailing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information sci disclosed,

8.12	Notices

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by (i) registered or certified mail, postage prepaid or (ii) recognized overnight courier service providing evidence of delivery, charges prepaid:    ·

Ifintended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with copies to Landlord (1) Attention: General Counsel, (2) Attention: Regional Manager, (3) Attention: Property Manager for 77 Fourth Avenue, Waltham.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall he the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13	When Lease Becomes Binding

Employees or agents of Landlord or Tenant have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof.

8.14	Section Headings

The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15	Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confmnation of such subordination and recognition, Tenant shall execute and deliver promptly such instruments of subordiuation and recognition (an "SNDA") as such mortgagee may reasonably requ.est subject to receipt of such instruments of recognition from such mortgagee as Tenant may reasonably request. The SNDA shall be in the customary form required by such mortgagee as amended by such commercially reasonable changes as Tenant may reasonably require. In the event that any mortgagee or its respective successor in title shall succeed to the iuterest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attom to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. Ifany holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, tl1is Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such bolder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recordiug of any such mortgage. The election of any such bolder shall become effective upon either notice from such bolder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an iustrument in which such holder subordinates its rights under such mortgage t<;> this Lease.

Landlord hereby represents that as of tbe date of this Lease, there is no mortgage or ground lease currently encumbering the Building or the Site.

8.16	Status Reports and Financial Statements

Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made

•
from time to time, will promptly furnish to Landlord, or any existing or potential bolder of any mortgage encumbering the Premises, the Buildiug, and/or the Site or any potential purchaser of the Premises, the Building, and/or the Site, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments (which may be limited to Tenant's actual knowledge), that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, upon execution of a Confidentiality Agreement in the form of Exhibit I attached hereto, Tenant shall deliver to·Landlord, or any Interested Party designated by Landlord, financial statements of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord, including, but not limited to financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this Section 8.16 may be relied upon by any Interested Party.

8.17	Self-Help

If Tenant shall at any time default in the perfom1ance of any obligation under this Lease beyond any applicable notice and cure period, Landlord shall have the right, but shall not be obligated, after five (5) business days' prior written notice of Landlord's intention to do so (except in the case of emergency in which case no notice shall be required) to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. Inperforming such obligation, Landlord may make any payment of money or perfonn any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime rate in Boston as set by Bank of America, N.A., or its successor (but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.18	Holding Over

Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to (A) 120% of the Annual Fixed Rent and Additional Rent (calculated on a daily basis) for the first sixty (60) days Tenant holds over after the expiration of the Term and thereafter, (B) 150% of the Annual Fixed Rent and Additional Rent (calculated on a daily basis), in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. Inaddition, if Tenant holds over in the Premises for a period exceeding thirty (30) days after the expiration of the Term of the Lease, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any direct daniages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the Term of this Lease, provided that in no event shall Tenant be liable for any consequential or punitive damages. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. Ifany part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sate, the cost of moving· and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

8.19	Non-Subrogation

Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance (or which would have been covered had such party carried the insurance required to be carried by it under the Lease) to the extent of the indemnification received under such insurance policy. Inaddition, this waiver of rights by Tenant shall apply to, and be for the benefit of, the Landlord Parties.

8.20	Extension Option

(A)    On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the option to extend and as of the commencement of the Extended Term in question (i) there exists no Event of Default (defined iu Section 7.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has not assigned Tenant's interest in the Lease or subleased mote than seventy-five percent (75%) of the Premises, except in either case to a Permitted Transferee, Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option periods as hereinbelow set forth) for two (2) periods of five (5) years as hereinafter set forth. Each option period is sometimes herein referred to as an "Extended Term." Notwithstanding any implication to the contrary, Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the. like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.    ·

(B)    If Tenant desires to exercise the applicable option to extend the Term, then Tenant shall give notice to Landlord, not earlier than nineteen (19) months (except as set forth in Section 8.20(D) below) nor later than thirteen (13) months prior to the expiration of the Term (as it may have been previously extended) exercising such option to extend. Promptly after Landlord's receipt of the Extension Exercise Notice, Landlord shall provide Landlord's quotation to Tenant of a proposed Annual Fixed Rent for the applicable Extended Term ("Landlord's Rent Quotation"). Ifat the expiration of twenty
(20) days after the date when Landlord provides such quotation to Tenant (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for such Extended Tem1and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for a period of five (5) business days after the expiration of the Negotiation Period, (i) to deliver to Landlord a notice ('Tenant's Rescission Notice")

rescinding Tenant's Extension Exercise Notice, or (ii) to deliver to Landlord a request ("Broker Determination Request") for a broker determination of Annual Market Rent for a broker determination (the "Broker Determination") of the Annual Market Rent (as defined in Exbibit J) for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit J. IfTenant timely gives Tenant's Rescission Notice, then Tenanf s Extension Exercise Notice shall be of no further force and effect. IfTenant timely shall have requested the Broker Determination, then the same shall constitute an agreement to extend the Term upon all of the same terms and conditions in this Lease, except the Annual Fixed Rent for such Extended Tenn shall be the Annual Market Rent as determined by the Broker Determination. If Tenant fails to timely give either a Tenant's Rescission Notice or a Broker Determination Request, Tenant shall be deemed to have given a Tenant's Rescission Notice.

(C)Upon the giving of the Extension Exercise Notice by Tenant to Landlord exercising Tenant's applicable option to extend the Lease Term in accordance with the provisions of Section 8.20(B) above, and subject to Tenant's right to give a Rescission Notice as set forth in Section 8.20(B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the applicable Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the applicable Extended Term as determined in the relevant manner set forth in this Section 8.20; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term beyond the Second Extended Term. Notwithstanding anything contained herein to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option and in no event shall the Lease Tem1hereof be extended for more than ten (10) years after the expiration of the Original Lease Term hereof.

(D)Notwithstanding the foregoing, in the event that Tenant delivers Tenant's Extension Exercise Notice pursuant to Section 2.1.2(D)(l 1) hereof, Tenant shall have irrevocably exercised the extension option in question on such delivery, and in that instance only the Extension Exercise Notice defined in Section 8.20 may be given prior to the date nineteen (19) months prior to the expiration of the then Term of the Lease; provided, however, that in such case Landlord shall not be obligated to quote the Annual Mm·ket Rent until fourteen (14) months prior to the commencement of the applicable
Extension Term. Notwithstanding the foregoing, if Tenant delivers a Tenant's Rescission Notice in accordance with Section 2.l.2(D)(6) hereofrescinding its exercise of its Right of First Offer, Tenant shall also be entitled to give Landlord a Rescission Notice rescinding its exercise of its extension option, provided that both Rescission Notices are given at the same time.

8.21	Security Deposit

The initial Security Deposit required under this Lease shall be in the amount of

e om1o a Letter of Credit, to an or on    e ommencemen    ate. and ord shall hold the Security Deposit,
throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 8.21, as security for the
. perfonnance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the "Letter of Credit"). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord (Landlord hereby approving Brown Brothers & Harriman & Co.) and at a minimum having a corporate credit rating from Standard and Poor's Professional Rating Service of BBB- or a comparable minimmn rating from Moody's Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit G or Exhibit G-1, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord's managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, and (v) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease. Ifthe credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant's failure to provide the same within ten (10) days following Landlord's written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one
(1) year) and shall in either case provide for automatic renewals ilirough the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended) (the "LC Expiration Date") or if the issuer will not grant automatic renewals or will not grant them through the LC Expiration Date, the Letter of Credit shall be renewed by Tenant each year or prior to the earlier expiration date, as the case may be, and each such renewal shall be delivered to and received by Landlord not later than thirty
(30) days before the expiration of the then current Letter of Credit (herein called a "Renewal Presentation Date"), so that Landlord is holding a valid Letter of Credit through the LC Expiration Date. Inthe event of a failure to so deliver any such renewal
Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present fue then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant's security deposit, subject to the terms of this Section. 8.21. Any failure or refusal to honor the Letter of Credit shall be at

Tenant's sole risk and shall not relieve Tenant of its obligation hereunder with regard to the security deposit. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any.portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord's damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 8.21. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsibfo to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

os1 1s 1n    e orm o a    o    re    ,
an ord s a exchange the Letter of Credit for a Letter of Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein) on the third (3n1) anniversary of the Rent Commencement Date if Tenant (x) has not been in monetary or material non-monetary default under this Lease beyond any applicable notice and cure periods, and (y) is not then in default under this Lease.

form of a Letter of Credit, Lan or s a exc an    e
Credit delivered by Tenant which reduces the amount secured by the Letter of Credit by the amount stated hereinabove and otherwise in strict conformity with the requirements herein)

on the fifth (5'h) anniversary of the Rent Commencement Date if Tenant (x) has not been in mohetary or material non-monetary default under this Lease beyond any applicable notice and cure periods, and (y) is not then in default under this Lease.

(iii). Iuthe event that the Security Deposit is not eligible to be reduced on one . or more of the foregoing reduction dates solely due to Tenant's being indefault on such date, the Security Deposit shall be eligible to be reduced, in accordance with this Section 8.21, on the first day following snch reduction date that Tenant is not in default, by the amount it would have been eligible to be reduced by on such reduction date buffor such default.

In no event shall the Security Deposit ever be reduced
(v)    Such reduction shall be accomplished by having Tenant provide Landlord with a substitute letter of credit in the reduced amount, or an amendment, in form reasonably satisfactory to Landlord, to the letter of credit then being held by Landlord reducing the amount thereof to the reduced amount. In the event that the Security Deposit is not reduced on a Reduction Date solely due to Tenant's being in default on such date, the Security Deposit shall be reduced on the first day following the Reduction Date that Tenant is not in default by the amount it would have reduced on the Reduction Date but for such default. In the event that the Security Deposit is not eligible to be reduced on one or more of the foregoing reduction dates solely due to Tenant's being in default on such date, the Security Deposit shall be eligible to be reduced, in accordance with this Section 8.21, on the first day following such reduction date that Tenant is not in default, by the amount it would have reduced on such reduction date but for such default.

(C)    Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so mnch thereof as shall not have theretofore been applied in accordance with the terms of this Section 8.21, to Tenant on the expiration or earlier termination of the Term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

8.22	Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the "Outstanding Amount") on or before the date the same first becomes payable under this Lease (the "Due Date"), then Tenant shall be charged interest on tbe Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate (the "Default Interest Rate") equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

In addition to paying interest on the Outstanding Amount, if the Outstanding Amount is not received by Landlord on or before the date five (5) business days after the Due Date, Tenant shall also be charged a late fee equal to the sum of five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment, which late charge shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand. Notwithstanding the foregoing, such late fee shall be waived for the first such late payment in any twelve (12)-month period.

8.23	Tenant's Payments

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent or additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annnal Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be perfo1med and observed by Tenant shall be at Tenant's sole cost and expense. If Tenant has not objected to any statement of
Additional Rent which is rendered by Landlord to Tenant within twelve (12) months after Landlord has rendered the same to Tenant, then the same shall be deemed to be a fmal account between Landlord and Tenant not subject to any further dispute. Tenant shall have no obligation to pay any amount of Additional Rent for which Landlord's statement is rendered more than twelve (12) months after the accrual thereof or, in the case of Landlord's Operating Expenses or Landlord's Tax Expenses, more than twelve (12) months after the delivery by Landlord of the annual statements referred to in Sections 2.6 and 2.7 hereof.

8.24	Waiver of Trial By Jury

To induce the other party to enter into this Lease, each party hereby waives any right to trial by jury in any action, proceeding or counterclaiin brought by either Landlord or Tenant on any matters whatsoever arising out of or any way conoected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

8.25	Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

8.26	Conference Center

A.    Construction. Tenant acknowledges that Landlord intends to construct and operate a conference center (the "Conference Center") in the Building for use by the Building tenants. Landlord shall be solely responsible for the initial capital costs of constructing such facility.

B.Operation of Conference Center. The costs of operating and maintaining the Conference Center shall be considered part of Landlord's Operating Expenses under Section 2.6 above. The Conference Center shall be constructed substantially in accordance with Exhibit K attached hereto and shall have internet access, a drop-down

GSDOCS\1689479.t 1 5/25/2007

screen, and drop-down projection equipment (or reasonable substitutions therefor to accommodate changing technology). So long as the Conference Center in the Building exists, Tenant and its subtenants shall have the right to use the same on a first-come, first served basis. For the initial three (3) Lease Years, Tenant shall not be charged for the use of the Conference Center, except that Tenant shall reimburse Landlord for Landlord's reasonable costs in the cleaning and preparation of the Conference Center in connection with Tenant's use. Thereafter, for the balance of the Lease Term, Tenant shall pay Landlord's standard fee for use of the Conference Center; provided, however, that such fee shall not exceed Two Hundred and 00/100 Dollars ($200.00) per day. IfTenant exercises its extension option(s) and provided the Conference Center exists, Tenant shall pay market rates for the use of said Conference Center, which rates shall be subject to change from time to time in Landlord's sole discretion. The use of the Conference
Center shall be subject to reasonable rules and regulations as Landlord may impose from time to time.

C.Delav in Construction. If the Conference Center is not completed substantially in accordance with the provisions of this Section 8.26 on or before the Occupancy Date, then until such substantial completion, Landlord shall reimburse Tenant for the cost incurred by Tenant in conducting meetings at outside locations, up to a maximum of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00) per meeting, with a maximum of two (2) meetings per month and four (4) meetings per calendar quarter.

8.27	Rooftop Rights

Inthe event Tenant desires access to the roof of the Building to install and maintain a satellite antenna dish or supplemental HVAC equipment, Tenant shall notify Landlord, and Landlord and Tenant shall enter into Landlord's standard license agreement for Tenant's use of the rooftop for said purpose, but Tenant shall not be obligated to pay any rent for such rooftop space. If Tenant so notifies Landlord after the date that is eighteen (I8) months after the Commencement Date, then Landlord shall provide such rooftop space to Tenant provided there is available space on the rooftop. Any such equipment, the location and means of installation thereof shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld.

8.28	Building Amenities.

Landlord shall initially construct a full-service cafeteria, to be operated by Rebecca's or an operator of similar quality, and a building fitness center with full lockers and showers (collectively, the "Amenities"), such Amenities to be available to Tenant in common with others entitled to use thereof throughout the Initial Term hereof (except as otherwise consented to by Tenant in writing, such consent not to be unreasonably withheld, conditioned or delayed) and as long thereafter as the same may be available to tenants of the Building generally. Except as set forth in the preceding sentence, (i) if at the end of the Initial Term or any time thereafter, there exist at least two (2) restaurant facilities available for the nse .of Tenant's employees within no more than four hundred (400) yards of the Premises, Landlord reserves the right at any time and from time to time thereafter to change and/or discontinue the cafeteria in its reasonable discretion, and (ii) Landlord reserves the right at any time after the Initial Term and from time to time thereafter to change and/or discontinue the building fitness center in its reasonable discretion.
Notwithstanding the foregoing, Landlord reserves the right to serve prepared foods in the cafeteria commensurate with the use of the cafeteria and the occupancy of the Bnilding.

8.29	Infrastructure Improvements.

Landlord agrees to use commercially reasonable efforts to complete, at Landlord's expense, sidewalk, landscaping and lighting improvements and burying of utility lines substantially in accordance with the conceptual plan attached hereto as Exhibit M ("Infrastructure Conceptual Plans") along 111ird Avenue beginning south of the intersection with Totten Pond Road to the intersection with Fourth Avenue, and along Fourth Avenue beginning with the intersection with Third Avenue and continuing to the cul-de-sac at the South end of Fourth Avenue ("Infrastructure Improvements"), subject to Landlord's Force Majeure, including without limitation the requirements of permitting authorities and the ability or inability to obtain necessary approvals from abutters and the relevant utility and telecommunication companies. If, due to any of the foregoing reasons, Landlord is unable to undertake the Infrastructure Improvements in accordance with the Infrastmcture Conceptual Plans, Landlord agrees to use continuing diligent efforts to modify the Infrastructure Conceptual Plans, and to keep Tenant informed as to progress, and to resubmit the modified plans for the Infrastructure Improvements in order to obtain all necessary permits and approvals to permit Landlord to construct the Infrastructure Improvements as so modified. The coordination of such submittals and/or re-submittals to permitting authorities, abutters, and utility and telecommunication companies and the negotiations of any modifications to the Infrastructure Conceptual Plans with snch entities shall be at Landlord's sole discretion. All costs related to the design, the obtaining of permits and approvals and the construction of the Infrastructurn hnprovements shall be paid by Landlord and shall not constitute Operating Expenses.
Notwithstanding the foreg0ing, Landlord's failure to complete the Infrastructure Improvements shall not constitute a default under this Lease.

8.30	Emergency Generator.

Tenant shall be permitted, at its sole cost and expense, to install an emergency generator powered by natural gas, not to exceed .49 inches x 123 inches x 64 inches in dimension and 4,000 pounds (the "Emergency Generator") on the roof of the Building, in the location described on Exhibit N attached to this Lease and incorporated herein by reference. The exact specifications of the Emergency Generator, and the method of installing the Emergency Generator on the roof, shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Tenant shall use Landlord's roof contractor for the installation of the Emergency Generator.

Tenant's use of the Emergency Generator shall be upon all of the conditions of the Lease, except as modified below:

(a)
It is understood and agreed that Tenant shall be responsible, at its sole cost and expense, for installing all necessary connections (the "Generator Connections") between the Emergency Generator and the Premises. In addition to complying with the applicable construction provisions of this Lease, Tenant shall not install or operate the Generator Connections in any portion of the Building until (x) Tenant shall have obtained Landlord's prior written approval, which approval will not be unreasonably withheld or delayed, of Tenant's plans and specifications for the placement and installation of the Generator Com1ections, and (y) Tenant shall have obtained and delivered to Landlord copies of all required govenunental and quasi-govennnental permits, approvals, licenses and authorizations necessary for the lawful installation, operation and maintenance of the Generator Connections. Upon written request of Tenant, Landlord shall inform Tenant at the time of its review of the Generator Connections whether Landlord will require the same to be removed by Tenant upon the expiration or earlier termination of this Lease.

(b)	Tenant shall have no obligation to pay Annual Fixed Rent, Tax Excess or Operatil,lg Expense Excess in respect of the Emergency Generator or the Generator Connections.

(c)
The Emergency Generator shall be used solely to provide back-up power in the event of an outage for Tenant's lights and pings and business equipment in the Premises and dedicated heating, ventilation and air conditioning systems serving the Premises, but not for the purposes of running any life-safety systems or equipment (it being understood and agreed that such dedicated HVAC systems may not function during such an outage, even if connected to the Emergency Generator, to the extent that the base building systems are not functioning).

(d)	Landlord shall have no liability to Tenant for the installation and subsequent operation of the Emergency Generator.

(e)
Landlord shall have no obligation to provide any sezyices to the Emergency Generator. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 8.30, arrange for all utility services required for the operation of the Emergency Generator.

(f)
Tenant shall, at its sole cost and expense, be solely responsible for all · maintenance and repair to the Emergency Generator and the Generator Connections. In connection therewith, Tenant shall provide Landlord with evidence on an annual basis of the existence of a maintenance contract for the Emergency Generator with a service provider reasonably acceptable to Landlord.

(g)
Tenant shall have no right to make any changes, alterations, signs, or other improvements to the Emergency Generator or the Generator Connections without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

(h)	Tenant shall be responsible for the cost ofrepairing any damage to the Bnilding or the Property cansed by its use of the Emergency Generator and the Generator Connections.

(i)
Except for assignees of this Lease or subtenants of all or a portion of the Premises, no other person, firm or entity (including, without limitation, other tenants, licensees or occupants of the Building) shall have the right to connect to the Emergency Generator other than Tenant.

G)
To the maximum extent permitted by law, Tenant's use of the Emergency Generator and the Generator Connections shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Emergency Generator or the Generator Collllections are damaged for any reason, except to the extent arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors.

(k)	Tenant shall comply with all applicable laws, ordinances and regulations in Tenant's use of the Emergency Generator and the Generator Connections.

(I)
Landlord shall have the right, upon no less than ninety (90) days' notice to Tenant and at Landlord's sole cost and expense, to relocate the Emergency Generator and the Generator Connections to another area within the Property. Landlord and Tenant shall cooperate with each other in good faith to schedule such relocation work on nights and weekends so as to minimize interference with Tenant's business operations. Any such relocation by Landlord shall not independently (i.e., in the absence of another cause) be deemed to constitute a failure of electric supply under Section 4.2 above.

(m)
Inaddition to the indemnification provisions set forth in this Lease which shall be applicable to the Emergency Generator and the Generator Connections, Tenant shall, to the maximum extent pem1itted by law, indemnify, defend, and hold Landlord, its agents, contractors and employees harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation, or other entity arising from Tenant's use of the Emergency Generator and the Generator Connections.

(n)
Landlord shall have the right to designate or identify the Emergency Generator with or by a lease or license number (or other marking) and to place such number (or marking) on or near such Emergency Generator.

(o)	It is expressly understood and agreed that the Emergency Generator shall remain the property of Tenant upon the expiration or earlier termination of this Lease and that Tenant shall have the right to remove the same. Furthermore, Tenant shall be obligated to remove the same if so requested by Landlord, and to repair any damage caused by the installation or removal of the Emergency Generator.

8.31	Reasonableness.

Except as otherwise specifically provided herein, any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld, conditioned, or delayed. Whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make allocations of other determinations, except as otherwise specifically provided herein, Landlord and Tenant shall act reasonably and in good faith.

(signatures on next page)

GSDOCS\1689479.11 512512007

EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed

two rbfe an olrigi-nal.    Z/

LANDLORD:

BP FOURTH AVENUE, LL.C.,
a Delaware limited liability company

By:	Boston Properties Limited Partnership, its sole member

By:     TENANT:

By:

Name:
Title:    Secretary

By:
Name: -""''[':!c    --J.'-1---- -
Title:    President

Hereto duly authorized

e:    //J
Title:    -,T:=re=as=u"r'e-" =='-----------

Hereto duly authorized (CORPORATE SEAL)

EXHIBIT A DESCRJPTION OF SITE

GSDOCS\1689479.11 sns/20-07

Exhibit A Page I of I

EXHIBIT "A"    Page I of 2

LEGAL DESCRIPTION

77 Fourth Avenue (Parcel 20)

A certain parcel ofland located in the City of Waltham, in the County of Middlesex and the Commonwealth of Massachusetts bounded and described as follows:

Beginning at a point on the westerly line of Fourth Avenue marked by a stone bound and being the northeastern corner of the parcel described; thence

s 23° 46'59" w

Southwesterly

Southwesterly

s 40°11'12" w

Southwesterly

s 10° 01'24" w

N 79° 58'36" W

N 05° 49'41" E

Northeasterly

a distance of three hundred thirty-eight and twenty-three hundredths feet (338.23') by the westerly line of Fourth Avenue to a point; thence and curving to the right along the arc of a curve having a radius of sixteen and no hundredths feet (16.00'), a length of sixteen and sixty-· three hundredths feet (16.63') by the westerly line of Fourth Avenue to a point; thence

and curving to the left along the arc of a curve having a radius of sixty and no hundredths feet (60.00'), a length of seventy-eight and fifty-six hundredths feet (78.56') by the westerly line of Fourth Avenue to a point; thence a distance of fifty-eight and forty-three hundredths feet (58.43') to a point; thence and curving to the left along the arc of a curve having a radius of two hundred ten and no hundredths feet (210.00'), a length of one hundred fifty and seventy-nine hundredths feet (150.79') to a point; thence a distance of three hundred thirty-eight and thirty hundredths feet (338.30') to a point; thence

a distance of thirty-five·and ninety-four hundredths feet (35.94') to a point; thence    ·

a distance of three hundred seventy and eighty-four hundredths feet (370.84') to a point; thence and curving to the left along the arc of a curve having a radius of seven hundred twenty-five and no hundredths feet (725.00'), a length of one hundred and eighty-seven hundredths feet (I00.87') to a point; thence

77 Fourth A venue (Parcel 20)    Page 2 of 2

·N 02° 08'36" W	a distance of one hundred thirty-nine and forty-four hundredths feet (139.44 to a point; thence

Northeasterly
and curving to the right along the arc of a curve having a radius of seven hundred twenty-five and no hundredths feet (725.00'), a length ofone hundred forty-four and fifty-two hundredths feet {144.52') to a point; thence

Northeasterly
and curving to the left along the aic of a curve having a radius of seven hundred seventy five and no hundredths feet {775:00'), a length of one hundred thirteen and forty six hundredths feet {113.46') to a point ; thence

·N 00° 53'22" E	a distance of two hundred eight and eighty-four hundredths feet (208.84') to a point; thence

Northeasterly	and curving to the right along the arc of a curve having a radius of fifteen and no hundredths feet (15.00'), a length of thirty and thirty five hundredths feet {30.35') to a point; thence

S 63° 09'49" E    a distance of three hundred forty-two and sixty-nine hundredths feet
{342.69') by the southerly line of Fourth Avenue to a point; thence

Southeasterly
and curving to the right along the arc of a curve having a radius of fifty and no hundredths feet {50.00'), a length of seventy-five and eighty-eight hundredths feet (75.88') by the southerly line of Fourth Avenue to the point of beginning.

Shown as Parcel 20 on a plan entitled "Plan of Land in Waltham, Massachusetts" dated February 28, 2000, prepared by Vanasse Hangen Brustlin, Inc., recorded with Middlesex South Registry of Deeds as Plan No. 628 of 2000, and containing 186,733 square feet or
4.287 acres ofland according to said Plan.    .

77FOURTHLLC BP.legaldescrip tionparce 120c:xhA.
12112100

EXHIBIT B-1

BASE BUILDING SPECIFICATIONS

GSDOCS\1689479.11 5/25/2007

Exhibit B-1 Page I of I

77 4•h Avenue Waltham, Massachusetts

1.	PROJECT DESCRIPTION

A seven (7) story first class office building wi1h structured parking garage.

2.	FOUNDATIONS

The structure will be supported on a foundation of concrete spread footings with concrete foundation walls.

3.	STRUCTURE

A.	The structure will be designed in accordance with the following live loads:

I.	Wind and seismic load in accordance with State Building Code.

2.	Floor live load I 00 lbs. (including partitions).

3.	Mechanical equipment rooms -- actual weight of equipment.

4.	Roof -- 35 lbs. per square foot minimum and in accordance with governing building codes, plus allowances for specific drifting and equipment loads.

B.
The structure will consist of steel frame with a braced frame and composite steel and concrete floor; with substantially column free floors from core to perimeter wall. Floor to floor heights will allow for a typical suspended ceiling height inthe office areas of 9'0" AF.F.

C.	Structure will be fireproofed where required by the Building Code. Structural assemblies requiring fireproofing will be sprayed with a fireproofing system as provided by W. R. Grace & Co. or equal.

D.	Fire exit stairs will be standard steel pan stair assemblies with painted steel handrails and concrete fill. ·

E.	Miscellaneous iron items (canopy framing, elevator sill angles, ladders, railings, loose lintels, expansion plates, toilet partition support frames, etc.) will be provided as needed.

4.	ROOFING AND WATERPROOFING
Exhibit B-1 - 77 CityPoint Base Building Specification

A.	The roofing system will be one of the following; a mechanically fastened, heat welded thermoplastic system such as manufactured by Samofil Roofing Systems, Inc., or an EPDM roof.

B.	Roof insulation will be rigid fiberglass board, applied with staggered joints conforming to requirements of the State Energy Code and acceptable for use with the system specified.

C.	Compatible roof walkway pads shall be provided for equipment access and servicing.

5.	EXTERIOR WALLS

A.	The exterior wall system will consist of a combination of the following; aluminum curtain wall, metal panels, precast concrete and stone.

B.	Exterior entrance doors will be similar in construction to building window systems.

C.	Exterior wall system to be designed in accordance with the State Building Code.

6.	INTERIOR FINISHES

A.	Main Lobby

Floors:    Granite flooring as dictated by the design.

Walls:	Feature walls will be a combination of stone and wood panels accented with veneer plaster.

Ceilings:.    A combination of gypsum board and 4'x4' ceilings panels.

B.    Toilet Rooms

Floors:	Thin set ceramic tile. Carpet in vestibules, Marble thresholds at door openings.

Walls:	7' high ceramic tile on wet walls. Painted drywall on other walls.

Ceilings:    Acoustical ceiling tile.

Lavatory Counters:	Granite or other solid surface material with under- mount china lavatories.

C.	Interior side of exterior walls below the finished ceiling will be finished with 5/8" drywall. Windowsills will be plastic laminate.

D.	Exit stair treads and landings will be sealed concrete. Stairwell walls will be painted drywall.

E.	Door frames will be 16 gage hollow metal. Doors will be 18 gauge, flush,
1-3/4" thick hollow metal at all areas. All doors and hardware shall comply with regulations of the Architectural Access Board.

F.
Interior core drywall surfaces will be 5/8" drywall prepared to receive one coat of primer and one coat of latex satin eggshell paint. Interior hollow metal surfaces will receive one coat of primer and two coats of semi-gloss enamel. Architectural woodwork and wood doors will receive a sealer and clear polyurethane finish.

7.	SPECIALTIES AND EQUIPMENT

A.	A uniform building graphics system, consisting of a building identification sign and a building directory will be provided.

B.	Metal toilet enclosures will be ceiling mounted and of steel panel construction with baked enamel finish. Toilet enclosures will be similar or equal to those manufactured by Accurate Partitions.

C.	Toilet room accessories will be similar or equal to those manufactured by Bobrick Company, all in accordance with regulations of Architectural Access Board.

D.	All exterior windows will be equipped with solid horizontal blinds.

8.	VERTICAL TRANSPORTATION

Elevators in the office area will be geared, 3,500# cars with a speed of 350
!pm. Elevator Cab Finishes: Stone border and base with catpet inset, wood paneling with stainless steel trim to match elevator doors and control panel. Metal ceiling canopy with recessed accent lighting.

9.	PLUMBING

A.
Domestic water system will.be supplied by metered service from a public water main, with operating pressure augmented by pressure boosting equipment, ifrequired. Water piping will be Type L copper tubing; hot water piping will be insulated. Electric domestic water heaters serving I to 6 floors with a recirculation system will be provided for toilet room hot water.

Water heaters shall be UL approved and have ASME approved storage tank where required by local code.

B.
Sanitary system will drain to public sewer, and will serve all fixtures and equipment. Sanitary piping will be no hub cast iron or galvanized steel. Stubouts for tenant plumbing requirements will be provided on two opposite sides of the core area.

C.
Storm water drainage system will serve all roofs, areaways and plazas, and will drain through concealed pipes into city stonn water system. Storm water drainage piping will be service weight, no hub cast iron or galvanized steel; horizontal runs will be insulated.

D.	Plumbing fixtures will be as manufactured by American Standard, Kohler, Crane, or equal. Water closets to be wall-carrier mounted.

E.	The building will have one water cooler per floor, specified for lead-free fabrication, compliant with ADA accessibility guidelines (Hi lo fountain).

F.	Frost-free hose bibs will be provided as required for exterior maintenance.

10.	FIRE PROTECTION SYSTEM

A.	Fire standpipes will be supplied from a public water main with operating pressure augmented by pressure boosting equipment, if required.
Standpipes will be cross connected with siamese connections and hose bibs for Fire Department use only. Piping larger than 2" dia will be Sched11le IO black steel pipe, piping 2" dia or less will be treaded schedule 40 black steel; riser piping shall be schedµle 40 black steel pipe; all piping, valves and equipment will be Underwriters' Laboratories approved and labeled.
Temper switches will be provided on all main control valves. All hose outlet threads and connections will conform to local Fire Department . criteria.

B.
Automatic sprinkler system will be supplied from a public water main with operating pressure augmented by pressure boosting equipment, if requirecl. The system will be designed so that all occupied space in the building will be fully sprinklered at a head density in accordance with light hazard occupancy in office space. The Base Building provides distribution piping and sprinkler heads for common areas such as mechanical rooms, toilets, etc. and general coverage (15' x 15' grid) with upturned heads in Tenant areas. Each floor's loop will be individually valved off the riser and drained. Provide concealed heads at lobby, elevator lobbies and toilet rooms. The location of base building grids will be coordinated to accommodate tenant's improvement work.

C.	Alarm and detection system are described under Section 12, Electrical Systems.

11.	HEATING, VENTILATING AND AlR CONDITIONS

A.	HVAC systems will be designed in accordance with the following performance criteria and anticipated load.
B.

1.
The HVAC systems will be capable of maintaining indoor conditions no higher than 78°, 50% RH when outdoor conditions are no higher than 88°F DB and 74°F WB, and no lower than 72°F DB when the outdoor conditions are no lower than 9°F DB. No provision for humidification is provided.

2.	Outdoor air will be introduced to the building at a minimum rate of 20 cfin per person, assuming one person per 150 square feet floor area.

3.
Internal heat gain will be calculated on the basis of sustained peak loading conditions of one person per 150 square feet of gross usable floor area and a combined lighting and power load of 5.0 watts per gross usable square foot area (for medium pressure duct design).

4.	Heated supply air temperature will be 95°F to l 10°F.

5.	Cooled supply air temperature will be 55°F to 58°F.

6.	Measured sound levels in the building when unoccupied and the system is operating at full load will not exceed the levels given below:

Lobbies and corridors: General offices:
All other offices:

C.	The following describes the HVAC system:

NC50 NC45 NC40

1.	The base building system will consist of a roof top air handle_r with gas fired morning warm-up.

2.	Variable air volume controls with fan powered VAV boxes with electric coils at the perimeter·and VAV fan powered boxes without coils for interior zones.

3.	Heating shall be via fan boxes with electric coils at the perimeter.

4.	Toilet room and mechanical room exhaust systems and associated ductwork and fans. Electric rooms located on each office floor will be ventilated using general exhaust.

5.	Automatic temperature control system consisting of direct digital
Exhibit B1 - 77 CityPoint Base Building Specification

controls (DDC) and appurtenances. Connections of VAV units, fans and associated systems, and tie into the central control system.

6.	Stair pressurization supply air, smoke vestibule supply and exhaust systems and stair relief system.

7.
Acoustical duct lining for all return and transfer ductwork in mechanical equipment room and LP supply dnctwork 10'-0" downstream of VAV box. Supply ductwork beyond lined ductwork shall be insulated with 1-1/2" duct insulation. Ductwork shall be fully lined or insulated.

8.	Air distribution system consisting of ductwork, volume dampers, fire dampers, registers, diffusers and linear diffusers for core areas only.

9.	Diesel fired emergency generator, diesel storage tank, exhaust pipe, ductwork, etc.

10.	Testing and balancing to insure proper system operation.

12.	ELECTRICAL

A.	Electrical systems will be designed in accordance with the following anticipated loads:

I.	Lighting power requirements will be calculated on the basis of 1.5 watts per square foot of building area.

2.	Tenant convenience outlet power requirements will be calculated on the basis of 4.5 watts per square foot of building area.

3.	Power requirements for HVAC and other fixed building equipment will be detemiined by the actual equipment installed.

B.
The electrical power distribution system will receive low tension power at 480/277 volts, 3 phase, 4 wire from the transformers provided by the utility company, and will incorporate one or more main switchboards and all subsidiary panelboai:ds (power, lighting, equipment) as required. The distribution system will supply power as follows:

I.    480 volts, 3 phase to all motors Y,horsepower and larger.

2.	277 volts, single-phase to all fluorescent (and other discharge-type lamp) lighting fixtures.

3.	120 volts, single-phase to all incandescent lighting fixtures.

4.	120 volts, single-phase to all general convenience receptacle

Exhibit B-1 - 77 CityPoint Base Building Sj;ecification

outlets.

5.
120 volts single-phase; 208 volts, single-phase; 208 volts, 3-phase to specific use "solid connection" or receptacle outlets, as determined from the requirements of the appliances assigned to the outlets.

C.	Metering will be accomplished in one of two ways.

1.	Utility meters at main switchboards and Owner specified check meters on the floors to verify tenant consumption. These check meters to be solid-state, 1% accuracy and networked to a central computer.

D.	Three-phase, dry type transfonners (480 volt delta to 208/120 volt wye) will be used to provide power of voltages not available from direct connection to the main service. Transformers will be the self-cooled indoor type with Class H insulation and steel enclosures.

E.	The emergency electrical power system will consist of:

!.	Diesel powered emergency generator(s) sized to meet the power demands of all Base Building emergency equipment.

2.
An emergency power distribution system supplying the fixtures illuminating egress passages and stairs, exit signs, elevators , frre alarm system, fire pump, (if required) and stairwell pressurization fans.

3.	An automatic transfer switch, which will connect the emergency power distribution system to the standard building distribution system or the emergency generator, as required.

F.
The automatic fire detection and alann system will be electronically operated double-supervised, connected to the Fire Department, and provided with a battery backup. All components of the fire alarm system (fire command station, manual alarm stations, alarm indicators, automatic smoke and heat detectors, fan control relays, etc.) will be Underwriters' laboratories rated, and the system will comply with all requirements of the NFPA, ADA, governing building code and local authorities. Activation of a manual alarm station or an automatic detectiou device (waterflow switches, smoke detectors, etc.) will:

!.	Sound the evacuation signals and flash the alarm lamps throughout the building.

2.	Printout the device in alarm at the fire command center.

3.	Summon the municipal fire department.

Exhibit B-1 - 77 CityPoint Base Building Specification

4.	Activate smoke exhaust fans and/or shut down the HVAC system to prevent spread of smoke as appropriate.

Battery back-up failure or any disruption of the system wiring will sound an alarm at the system control panel.

G.
The base building will prnvide an area in the basement for the tenant's telecommunications vendor. A 4" sleeve will be provided for tenant's use. The sleeve will be located on each floor in the base building telecommunications closet.

13.	To clarify the delineation from Base Building to tenant work, the following criteria apply:

A.
The Base Building sprinkler system will consist of general coverage (15' x 15' grid) with upturned heads to meet minimum code requirements for light hazard occupancy. All relocation and/or additional heads and associated piping shall be tenant work. (Sprinkler work in multi-tenant elevator lobbies and common corridors will be Base Building work).

B.
Base Building HVAC system extends up to vertical riser in base building shaft. Tenant work includes medium pressure distribution ductwork, all downstream secondary ductwork, interior and exterior boxes, controls, registers, grilles and diffusers.

C.	Base Building electrical system extends up to the bus duct in tenant electric room sized to accommodate tenant electrical design load of 6.0 waits/SF for lighting and power.

D.	Tenant Work, which is not included in Base Building, wonld normally cover the following:

a.	Ceiling high and , except on multi-tenant floors, demising partitions

b.	Tenant entrance doors and interior doors

c.	Acoustical ceilings

d.	Carpet or other floor covering

e.	Interior finish on exterior wall

f.	Light fixtures

g.	Single pole switches

h.	Wall-mounted duplex outlets
1.    Wall-mounted telephone outlets

J.	Final sprinkler head layout; fixture upgrades, quantities above Base Building, and all piping associated with changes

k.
Interior and exterior VAV boxes, all Registers, Diffusers and Grilles (RDG) with medium pressure and distribution ductwork. Medium pressure supply ductwork shall have duct sound attenuators and external duct insulation throughout.

I.	All electrical work on Tenant's meter

Exhibit B-1 77 CityPoint Base Building S{lecification

m.	Fire alarm stations and exit signs required by code (but such items shall be included in Base Building to the extent located in core areas)

n.	Elevator lobby finishes on single tenant floors (elevator frames and doors are brushed stainless steel)

Exhibit Bl 77 CityPoint Base Building Sification

EXHIBIT B-2

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.	Floor plan indicating location of partitions and doors (details required of partition and door types).

2.	Location of standard electrical convenience outlets and telephone outlets.

3.	Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.	Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.	Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.	Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.	Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of70 lbs./s.f.

8.	Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.	Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.	Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.	Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.
Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

13.	Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.	Location of any special soundproofing requirements.

15.	All drawings to be uniform size (30" X 42") and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8"= l' or larger.

16.	Drawing submittal shall include the appropriate quantity required for Landlord to file for

GSDOCS\1689479.11 5/25/2007

Exhibit B-2 Page 1of 2

permit along with four half size sets and one full size set for Landlord's review and use.

17.	Provide all other information necessary to obtain all permits and approvals for Landlord's Work.

18.Upon completion of the work, Tenant shall provide Landlord with two hard copies and one electronic CAD file of updated architectural and mechanical drawings to reflect all project sketches and changes.

GSDOCS\1689479.1 1 5/2512007

Exhibit B-2 Page 2 of 2

EXHIBIT C LANDLORD SERVICES

I.	CLEANING

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A.	OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

I.	Vacuuming, damp mopping of resilient floors and trash removal.

2.	Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3.	High dusting and dusting of vertical blinds to be rendered as needed.

B.	LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

I.	Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.	Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.	High dusting to be rendered as needed.

C.	MAIN LOBBIES. ELEVATORS, STAIRWELLS AND COMMON CORRIDORS

Cleaning and janitorial services to be provided in the common areas of the building shall include:

II.	Trash removal, vacuuming, dusting and damp mopping ofresilient floors and cleaning and sanitizing of water fountains.

GSDOCS\1689479.11 5!2512007

Exhibit C Page I of 3

2.    High dusting to be rendered as needed.

D.	WINDOW CLEANING

All exterior windows shall be washed on the outside surfaces at least twice per year, and on the inside surfaces at least once per year.

II.	HVAC

A.	Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one
(1)person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant's expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system shall not be less than the following:

(i)	Cooling season indoor temperatures of not in excess of 73 - 79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)	Heating season minimum room temperature of 68 - 75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.
Landlord shall provide heating, ventilating ai:id air conditioning as normal seasonal changes may require during the honrs of 8:00 a.m. to 6:00 p.m. Monday through Friday (legal holidays in all cases excepted).

If Tenant shall require air conditioning (dnring the air conditioning season) or heating or ventilating dnring any. other time period, Landlord shall use landlord's best efforts to furnish snch services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. Landlord shall charge Tenant for such extra honrs usage at reasonable rates customary for first-class office buildings in the Class A Central 128 Area Market, except that there shall be no charge for such extra-honrs usage on Satiirdays between the honrs of 9:00 a.m.
and 1:00 p.m. (legal holidays excepted), and Tenant shall pay Landlord, as additional rent, upon receipt of billing therefor.

GSDOCS\1689479.11 5/25f2007

Exhibit C
Page 2 of3

III.	ELECTRICAL SERVICES

A.	Landlord shall provide electric power for a combined load of 3.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.
In the event that Tenant bas special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 3.0 watts per square foot, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

C.
Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.	ELEVATORS

Provide passenger elevator service. Subject to Landlord's Force Majeure, Landlord shall have at least one elevator in operation and available for Tenant's use, twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days pet year, on a non-exclusive basis, together with others having business in the Building.

V.	WATER

Provide hot water for lavatory purposes and cold water for drinking, lavatory and. toilet purposes.

VI.	CARD ACCESS SYSTEM

Landlord will provide a card access system at one entry door of the building.

VIL    SNOW AND ICE REMOVAL

Snow removal will be performed by Landlord or its contractor in a manner that is in keeping with other first-class properties in the Class A .Central 128 Area Market.

VIII.    LANDSCAPING

GSDOCS\1689479.11 5/2512007

Exhibit C Page 3 of 3

Landlord will provide professional, routine seasonal care oflawns & plantings in a manner consistent with other first-class properties in the Class A Central 128 Area Market.

GSDOCS\1689479.11 5/25/2007

Exhibit C
Page 4 of3

EXHIBIT D

FLOOR PLAN

GSDOCS\1689479. l l 5/25t2D07

Exhibit D
Page I of 1

Boston Properties

Exhibit D - 5th Floor Plan - 77 Citypoint

EXHIBIT E

FORM OF DECLARATION FIXING SPECIFIC DATES IN LEASE

THIS AGREEMENT made this _ day of    2007, by and between BP FOURTH AVENUE, L.L.C., a Delaware limited liability company, (hereinafter "Landlord") and PITTIGLIO, RABIN, TODD & MCGRATH, INC., a Massachusetts corporation (hereinafter ''Tenant'').

WITNESSETH    THAT:

l.    This Agreement is made pursuant to Section 2.4 of that certain Lease dated
    , 2007 between the parties aforenamed as Landlord and Tenant (the
"Lease").

2.	It is hereby stipulated that the Commencement Date, Rent Commencement Date and Expiration Date of the Lease are as set forth below:

a)	Commencement Date:. _

b)	Occupancy Date: _

b)	Rent Commencement Date:. _

c)	Expiration Date: _

WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

LANDLORD:

BP Fourth Avenue, L.L.C.,
a Delaware limited liability company

B

TENANT:

ATTEST:    PITTIGLIO, RABIN, TODD &

GSDOCS\1689479.1 l 5/25!2007

Exhibit E
Page l of 2

MCGRATH, INC., a Massachusetts
corporation

By:          Name:
Title:

By:          Name:      Title:              Hereunto duly authorized

(CORPORATE SEAL)

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK
On this _ day of    , 200_, before me, the undersigned notary public, personally appeared        , proved to me through satisfactory evidence of identification, which were            , to be the person whose name is signed on the preceding or attached document in my presence.

NOTARY PUBLIC
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS COUNTY OF
On this _ day of    200_, before me, the undersigned notary public, personally
appeared·    , proved to me through satisfactory evidence of identification, which were        , to be the person whose name is signed on the preceding or attached document, and who swore or affnmed to me that the contents of the documents are truthful and accurate to the best of [his] [her] knowledge and belief.

NOTARY PUBLIC
My Commission Expires:

GSDOCS\1689,479.11 5/25/2007

Exhibit E

EXHIBIT F

FORM OF LIEN WAIVERS

CONTRACTOR'S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF

------------- Date:

------------

COUNTY Application for Payment No.:

-

OWNER: CONTRACTOR:
LENDER I MORTGAGEE:    None

1.	Original Contract Amount:	$
2.	Approved Change Orders:	$
3.	Adjusted Contract Amount: (line I plus line 2)	$
4.	Completed to Date:	$
5.	Less Retainage:	$
6.	Total Payable to Date:	$
(line 4 less line 5)
7.	Less Previous Payments:	$
8.	Current Amount Due: (line 6 less line 7)	$
9.	Pending Change Orders:	$
10.	Disputed Claims:	$

The undersigned who has a contract.with    for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection,

.a	lteration, repair or removal of a building or structure or other improvement of real property

known and identified as located in	(cify or town),	Counfy,
and owned by		upon receipt of _

GSDOCS\1689479.11 5/2512007

Exhibit F Page 1 of 7

($

in payment of an invoice/requisition/application for payment dated

---------does hereby:

(a)
waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished throngh the followiog date    (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)
subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this    day of

·· 20_.

WITNESS:    CONTRACTOR:

Name: Title:

GSDOCS\1689.479.Il 5/2512007

Name: Title:

Exhibit F

SUBCONTRACTOR'S LIEN WAIVER

General Contractor:          Subcontractor:
Owner: Project:
Total Amount Previously Paid:        $ Amount Paid This Date:    $
Retainage (Including This Payment) Held to    $ Date:

Inconsideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the ·undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice ofidentification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Coutractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every snb snbcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys' fees), liens and/or claims of!ien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project. This document is to take effect as a sealed instrument.

Signed under the penalties of perjury as of this    day of

, 20_.

SUBCONTRACTOR:

WITNESS:

Name: Title:

Dated:

Signature and Printed Name of Individual
Signing this Lien Waiver

CONTRACTOR'S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts    Date:

COUNTY OF

- Invoice No.:

OWNER: CONTRACTOR: PROJECT:

I .	Original Contract Amount:	$
2.	Approved Change Orders:	$
3.	Adjusted Contract Amount:	$

4.	Sums Paid on Account of Contract Amount: $ ,.----

5.	Less Final Payment Due: $

The undersigned being duly sworn hereby attests that when the Final Payment
Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way oflimitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others. Said indemnification and hold harmless shall include the reimbursement of all actuaI attorney's fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right oflien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment; appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

The uudersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively "Release es") from and against any and all claims, losses, damages, actions and causes of action (collectively "Claims") which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights nuder the contract including by way of illustration but not by way of limitation guarantees and/or warranties. Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authmized to execute and deliver this document on behalf of the undersigned.

Signed under the penalties of perjury as a sealed instrument as of this _ day of

By: Name: Title:

Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK
On this _ day of    , 20_, before me, the undersigned notary public, personally appeared        , proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as    for
    , a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires:

EXHIBIT G

FORM OF LETTER OF CREDIT

BENEFICIARY:    ISSUANCE DATE:

------200

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

ACCOUNTEE/APPLICANT:    MAXIMUM/AGGREGATE
CREDIT AMOUNT: US$-----
USD:

LADIES AND GENTLEMEN:

We hereby establish our irrevocable letter of credit inyour favor for account of the applicant up to.an aggregate an1ount not to exceed    and

_)100 US Dollars (US $	available by your draft(s) drawn on ourselves at sight accompanied by:

Your statement, signed by a purportedly authorized officer/official certifying that the Beneficiary is entitled to draw upon this Letter of Credit (in the amount of the draft submitted herewith) pursuant to the Lease (the "Lease") dated        by and between    , as Landlord, and    , as Tenant, together with the original copy of this Letter of Credit and any amendments thereto which have been accepted by you.

Draft(s) must indicate name and issuing bank and credit number and must be presented at this office.

Yon shall have the right to make partial draws against this Letter of Credit, from time to time.

This Letter of Credit is transferable at any time and from time to time without cost to Beneficiary.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and practice for Documentary Credits, International Chamber of Commerce, Publication No. 500 (1993 Revision)."

GSDOCS\1689479.1 1 5/25/2007

Exhibit G
Page I of 2

This Letter of Credit shall expire at our office on    , 200_ (the "Stated Expiration Date"). Itis a condition of this Letter of Credit that the Stated Expiration Date shall be deemed automatically extended without amendment for successive one (1) year period s from such Stated Expiration Date, unless at least forty five (45) days prior to such Stated Expiration Date ) (or any anniversary thereof) we shall notify you at the address specified in this Letter of Credit (or at such other address of which you may have notified us in writing) and the Accouutee/Applicant in writing by registered mail (return receipt) that we elect not to consider this Letter of Credit extended for any such additional one (1) year period.

GSDOCS\1689479,11 5125/2007

Exhibit G Page 2 of 2

EXHIBIT G-1

ALTERNATE APPROVED FORM OF LETTER OF CREDIT

See attached

GSDOCS\1689479.1 1 5125/2007

Exhibit G Page 3 of 2

EXHIBIT H

FORM OF NOTICE OF LEASE

Notice is hereby given, pursuant to the provisions of Chapter 183, Section 4 of the General Laws of Massachusetts, of the following Lease:

LANDLORD:

TENANT:

DATE OF
EXECUTION OF LEASE:

DESCRIPTION OF DEMISED PREMISES:

TERM OF LEASE:

BP Fourth Avenue, L.L.C.,
a Delaware limited liability company

Pittiglio, Rabin, Todd & McGrath, Inc., a Massachusetts corporation

----    2007

The entire fifth (5'h ) floor of the building, known as and numbered 77 Fourth Avenue, Waltham, Massachusetts (the "Building"), being situated on a parcel of land more particularly described in Exhibit A attached hereto and made a part hereof.

The Term of the Lease shall commence on the Commencement Date and expire on the last day of tbe one hundred twentieth (120'h) calendar month after the Rent Commencement Date (plus the partial month, if any, immediately following the Commencement Date).

COMMENCEMENT DATE: The Commencement Date shall be he earlier of (a) the
Substantial Completion Date as defined in Section 3.1 of the Lease or (b) if the Substantial Completion Date has not occurred, but Landlord.gives Tenant access to commence

Tenant's Work, the date snch access is given. The Commencement Date has not yet been determined

RENT COMMENCEMENT DATE:

RIGHTS OF EXTENSION OR RENEWAL:

As defined in Section 1.1 of the Lease. The Rent Connnencement Date has not yet been determined.

Tenant shall have the right to extend the Term of the Lease for two (2) periods of five (5) years each, subject to fue provisions set forth in said Lease.

Exhibit H
Page 1of 4

RIGHTS OF FIRST OFFER: Tenant has certain Rights of First Offer to lease space on the fourth (4'h) and sixth (6tl') floors of the Building as more fully set forth in the Lease.

OTHER PROVISIONS:    Said lease contains additional rights, tenns and conditions not enumerated in this instrument. This instrument is executed pursuant to the provisions of said lease and is not intended to vary said rights, terms and conditions.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this _ day of    2007.

LANDLORD:    TENANT:

BP FOURTH AVENUE, L.L.C.,
a Delaware limited liability company

PITTIGLIO, RABIN, TODD &
MCGRATH, INC., a Massachusetts corporation

By: Boston Properties Limited Partnership, its sole member

By:._
Name: -------
Title:    _

By: ---------
Name:    _

Title:.	_ Hereunto duly authorized

Exhibit H Page 2 of 4

COMMONWEALTH OF MASSACHUSETTS

County of Suffolk, ss.

On this _ day of        , 2007, before me, the undersigned Notary Public, personally appeared            , proved to me through satisfactory evidence of identification, namely a driver's license issued by the Commonwealth of Massachusetts, to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as    of Boston Properties, Inc.

Notary Public
My Commission Expires:

COMMONWEAL TH OF MASSACHUSETTS
County of Suffolk, ss.

On this _ day of    , 2007, before me, the undersigned Notary Public, personally appeared        , proved to me through satisfactory evidence of identification, namely a                , to be the person whose name is signed on the preceding document, and acknowledged to me that he/she signed it voluntarily for its stated purpose as        of Pittiglio, Rabin, Todd & McGrath, Inc.

Notary Public
My Commission Expires:

Exhibit H

Exhibit A to Notice of Lease Legal Description

Exilibit H Page 4 of 4

EXHIBIT I

FORM OF CONFIDENTIALITY AGREEMENT

    _, 200_

Tenant Address
City, State, Zip

Re:    Lease dated    (as amended from time to time, the "Lease") between        as Tenant and        as Landlord for premises at    (the "Property")

Ladies and Gentlemen:

Section _ of the Lease requires Tenant to provide certain financial information to Landlord for the purpose of establishing Tenant's financial status (the "Purpose"). Tenant shall provide such information to Landlord for its review subject to and in consideration of the terms and conditions set forth below:

I.All information provided by Tenant to Landlord pursuant to this letter, whether oral or written, shall be hereinafter referred to as the "Evaluation Material.11 The Evaluation Material shall be handled by Landlord in a confidential manner. Landlord shall establish procedures that assure that such Evaluation Material shall remain confidential while in its possession.

2.The Evaluation Material shall be used by Landlord only for the Purpose. To this end, Landlord may disclose the same to its affiliates, partners,·officers, directors, outsde advisors and employees, provided, however, that each such party who has access to the Evaluation Material is infom1ed of Landlord's obligations under this agreement. Except to the extent required by applicable law or by any administrative, governmental orjudicial proceeding, the Evaluation Material may not be disclosed to any other third party without the prior written consent of Tenant.

3.Landlord acknowledges and agrees that money damages may not be a sufficient remedy for any breach of this agreement and that Tenant shall be entitled to seek specific performance as a remedy for any such breach. However, such remedy of specific performance and/or injunction relief shall not be exclusive, but shall be in addition to all other remedies available to Tenant at law, in equity or otherwise. Notwithstanding the foregoing, in no event shall Landlord be liable for indirect or consequential damages under this agreement.

4.Landlord agrees to indemnify, defend and hold Tenant harmless, from and against any and all claims, causes of action, expenses, fees (including attorney's fees) arising out of Landlord's actual breach of the provisions of this agreement as determined in appropriate legal proceedings.
Exhibit I Page I of 2

5.This letter sets fo1th the entire agree1nent of the parties with respect to the subject matter hereof and supersedes all prior understandings (v.1hether written, verbal, i111plied or otherwise) \vith respect thereto. No ten11or condition of this agree1nent 1nay be waived or otherwise modified except by a writing executed by both parties.

6.This agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. This agreement shall terminate one (I) year from the date hereof.

Very truly yours, [Landlord]
(Insert Company Name Here)

By:
Name:    _
Its:    _

AGREED TO AND ACCEPTED:

[Tenant]

(Insert Company Narne Here)

By:    _
Name:------------
Its:    _
Date:    _

Exhibit I

EXHIBIT J

BROKER DETERMINATION OF ANNUAL MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Annual Market Rent, the following procedures and requirements shall apply:

1.
Definition of Annual Market Rent. "Annual Market Rent" shall mean the annual fair market rental value of the Initial First Offer Space or the First Offer Space for the Initial Tenn or of the Premises for the Extended Term, as applicable. Such annual fair market rental value detennination shall be the annual amount per rentable square foot that a willing, comparable, new, non-renewal, non-equity, non-expansion tenant of credit quality similar to Tenant would pay, and a willing, comparable landlord of the Building or a comparahle office building in the Class A Central 128 Area Market would accept, at arms' length and (a) may include provision for annual increases iu rent during said Extended Term if so determined, (b) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in the Lease, and (c) shall take into account all relevant factors.

2.
Tenant's Reguest. Tenant shall send a notice to Landlord in accordance with Sections 2.1.1, 2.1.2 or 8.20 of the Lease, as applicable, requesting a Broker Determination of the Annual Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major metropolitan Boston commercial real estate brokerage finn selected by Tenant and which broker shall have at least ten (I0) years experience dealing in properties of a nature and type generally similar to the Building located in the Waltham!Central 128 Market Area, (iii) state Tenant's determination of Annual Market Rent, and (iv) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord, together with Landlord's determination of Annual Market Rent.

2.
Landlord's Response. Within thirty (30) days after Landlord's receipt of Tenant's notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord's selection of a broker having at least the affiliation and experience referred to above and Landlord's determination of Annual Market Rent.

3.
Determination by Landlord's Broker and Tenant's Broker. Landlord's broker and Tenant's broker shall have thirty (30) days to agree in writing on whether Landlord's determination of Annual Market Rent or Tenant's determination of

GSDOCS\1689479.1 I 5/25/2007

Exhibit J
Page I of 2

Annual Market Rent more closely reflects the actual Annual Market Rent. Upon such agreement, the determination so chosen shall be the Annual Market Rent.

4.
Selection of Third Broker. If Landlord's broker and Tenant's broker are not able to agree within such thirty (30) day period, then within ten (I0) days thereafter the two (2) brokers shall select a third such broker also having at least the affiliation and experience refened to above.

5.
Determination by Third Broker. Within thirty (30) days after the selection of the third broker, the third broker shall decide in writing whether Landlord's detem1ination of Annual Market Rent or Tenant's determination of Annual Market Rent more closely reflects the actual Annual Market Rent. Upon such decision, the detem1ination so chosen shall be the Annual Market Rent.

6.	Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (l/2) of the costs and expenses of the third broker.

EXHIBIT K

CONFERENCE CENTER

LOADING
B19
TRASH/RECYCLE
B18
CL OF COL. TO CL OF ROOM
14'-6"
1'-4"
5'-8"
CONFERENCE CENTER
B12
6'-0"
6'-0"
10'-0"
LINE TO C. OF ROOM
STORAGE
B16
STORAGE
B17
FLOOR BOX TOTAL 4
VESTIBULE
B13
KITCHEN
B15

ISSUED PER DOCUMENT NO. CCA35

Project: Boston Properties 77 Fourth Avenue Waltham, Massachusetts	TK&A	Reference Drawing	A10B	Drawn	DRD	Job #	Drawing No.
		Drawing Title	ROOM B12 FL.BOX LAYOUT	Checked	DRD	Date 5-22-07	ASK-17
				Scale	1/4"=1'-0"	Revision NONE

TSOI/KOBUS & ASSOCIATES    Construction    Change
Authorization
One Brnttle Square
P.O. Box 9114
Cambridge, MA 02238-9ll4 Tel. 617 475-4000
Fax 617 475-4245

Project: Boston Properties 77 Fourth Avenue Prospect Hill \Valtham, MA 02451 Owner: Boston Properties 111 Hm1tington Avenue Boston, MA 02119	Construction Change Authorization No.: 35 (2] Owner: Boston Properties lZJ Architect: Tsoi I Kobus & Associates (2] Contrd' ctor: William A. Berry & Son 0 Consultant: TMP, CDA 0fald: 0 Otliero
Construction Manager: William A. Berry & Son, rnc.
Date: May 22, 2007

Project No.: 26003.00

Description:

Furnish and Install four (4) floor boxes and connecting raceways as indicated. Provide the SLP finish for the carpet edging

Attaclutrents:
ASK-17,AV I.OB and cut sheet for the FL-600P Floor Box

D No Change in Cost or Time
The Work shall be carried out in accordance with the described supplemental instructions issued in accordance with the Contract Documents without change in Contract Sum or Contract T'rme. Prior to proceeding in accordance with these instructions, indicate your acceptance of these instructions for minor change to the Work as consistent with the Contract Documents and return a copy to the Architect within 10 working days,

0 Estimate of Change in Cost/Time, Proceed with Work
In order to expedite the Work and avoid or minimize delays in the Work which may affect Contract Sum or Contract Time, the Contract Documents are hereby amended as described above. Proceed with this Work promptly. Submit final costs for Work involved and change in Contract Time (if any), for inclusion in a subsequent Change Order.

l2J Estimate of Change in Cost/Time, Do Not Proceed with Work
Please submit a proposal showing itemized cost breakdown of labor and materlal for the proposed change, showing either credit or extra cost to the Contract time, prior to proceeding with this work. Do not proceed with this work unless authorized by the Owner in writing.

Issued: Tsai/Kobus & Associates    Confirmed: William A, Berry & Son    Authorized: Boston Properties

By:	David R DeFi!ioqo	By.	By:
Date:	5/2 1/ 07 _	Date:	Dote:

CONFERENCE
CENTER
B12
VESTIBULE
B13
STORAGE
B17
TRASH/R
B1
B13
AV JB12
COLLOCATE BOXES 18" AFF ALONG WALL
1-GANG
AV PWR
AV PWR CEILING
COLLOCATE BOXES INDICATED ALONG WALL

CDA

BOSTON PROPERTIES
77 Fourth Avenue
Prospect Hill
Waltham, MA

CONFERENCE ROOM
LOWER LEVEL
FLOOR PLAN

I _ ,

The FL-600P floor box is designed for conference roams, auditoriums, courtrooms, churches and all general meeeting space with carpeted floors over concrete. This floor box handles power, audio, video, tefecommunications and data in one elegant and practical box.

The FL-600P is not only UL and CUL Listed but has also passed the latest UL test for scrub water. Because of FSR's unique engineering and manufacturing ability, FSR boxes passed for carpeted floors as we// as tile and wood!

The lift-off section of the cover allows full access to internal connector plates and stored cables, and the smaller hinged cable access door flips back to create the cable exit.
When the box is not in use, the box is completely closed
allowing unencumbered travel in the area with only the hand-mitered, elegant carpet edge visible. The low profile edging is 114" high and is available in brass or aluminum.

Inside the box are two angled brackets which handle stan dard size plates -2 single, 1 triple, 1 six gang opening. All are isolated for maximum safety. The FL-600P is designed to handle the rigors of a floor environment and still maintains flexibility and elegance.

Note: This box is not applicable for contact with grade (soil or gravel).

s;ze:    Box:    13.5" x 12" x depth
Cover:    14" x 12.5" x .125"
Edging:    Height:    .25"
Material:    Brass or Aluminum
Weight:    Box: 20.5 lbs.    Cover: 10 lbs. Knockouts:    Fourteen: either 1" or 1.25"
Four:    either .75" or .5"

FL-600P-X -Y
X = Cover Details
BLP Brass .25" carpet flanges
SLP Aluminum .25" carpet flanges Y=    Floor box depth - 4 or 6 inches
Example: FL-600P-BLP is an FL-600P floor box with an brass .25" carpet flange.

FSR Inc.
244 Bergen Boulevard, West Paterson, NJ 07424
Phone: 973.785.4347 · Fax: 973.785.4207
Web: www.fsrfnc.com . E-mail: safes@fsrinc.com
Order Desk: 1-800-332-FSRi

FL-600P INTERNAL BRACKET KNOCKOUT ARRANGEMENT

Top View With Door Location

11.75
13.5
5.75
12

Top View With Bracket Arrangement

6G
1G
1G
DIVIDER
3G

Note: ◀ *Indicates 1" - 1¼" Knockout Locations*
◀◀ *Indicates ½" - ¾" Knockout Locations*

Side View Showing Internal Bracket Placement

1/4" carpet edging

The Two Internal Brackets Accommodate:

- *2 - Single Gang Plates*
- *1 - Three Gang Plate*
- *1 - Six Gang Plate*

Depth can be either 4 or 6"
(consult factory for additional depths)

Scrub Water Components: FSR designed this box with stainless steel quarter turn compression latches and the highest quality 100% neoprene gasketing. Quality materials and unique engineering allowed UL to approve the box for carpet, tile and wood floors.

FSR

244 Bergen Boulevard, West Paterson, NJ 07424
Phone: 973.785.4347 · Fax: 973.785.4207
Web: www.fsrinc.com · E-mail: sales@fsrinc.com

CONFERENCE CENTER OCCUPANCY: 60 PEOPLE

6
PROJECTION SCREEN
TRASH/RECYCLE
B18
LOAD
CONFERENCE CENTER
B12
28'-0"
STORAGE
B16
KITCHEN
B15
STORAGE
B17
VESTIBULE
B13

CONFERENCE CENTER OCCUPANCY: 60 PEOPLE

Project: **Boston Properties**
77 Fourth Avenue
Waltham, MA

Reference Drawing	Conference Center		
Drawing Title			
Drawn	EAM Job #	26003.00	Drawing No.
Checked	Checked Date	12/19/06	
Scale	None Revision		

TK&A

TSOI/KOBUS & ASSOCIATES ARCHITECTS

EXHIBIT L

MONUMENT SIGN CONCEPTUAL PLAN

1'' brushed stai nless steel logo attached to
Painted alumi num panel
pai nted tenant logo panel attached to pai nted alumi num panel pai nted panels are attached to stone wall

SIGN TYPES

bui ld i ng i d en t i ty 4 . 2 5 . 87

s

EXHIBIT M

INFRASTRUCTURE IMPROVEMENTS CONCEPTUAL PLAN

I-95 (Northbound)
Prospect Hill Lane

VHB

Vanasse Hangen Brustlin, Inc.

Prospect Hill Executive Office Park

Third and Fourth Avenue

Waltham, Massachusetts

Not Approved for Construction

Roadway Improvement Concept Plan

EXHIBIT D

FORM OF LETTER OF CREDIT

[ATTACHED]

38
7553 10\'6 EXECUTION VERSION

Bankof America

BANK OF AMERICA - CONFIDENTIAL    PAGE : 1 DATE: JULY 18, 2014
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER : 68103891

ISSUING BANK
BANK OF AMERICA, N .A . ONE FLEET WAY
PA6-580-02-30
SCRANTON, PA 18507-1999

BENEFICIARY PRICEWATERHOUSECOOPERS PRTM MANAGEMENT CONSULTANTS, LLC 4040 WEST BOY SCOUT BOULEVARD TAMPA, FL 33607

APPLICANT CARE .COM , INC
201 JONES STREET, SUITE 500
WALTHAM, MA 02451

ATTN : NATIONAL REAL ESTATE - LEASE ADMIN

AMOUNT
NOT EXCEEDING USD 239 ,200.58
NOT EXCEEDING TWO HUNDRED THIRTY NINE THOUSAND TWO HUNDRED AND 58/lOO'S US DOLLARS

EXPIRATION
JULY 17, 2015 AT OUR COUNTERS

GENTLEMEN :

WE HEREBY ISSUE THIS IRREVOCABLE LETTER OF CREDIT NO. 68103891 IN YOUR FAVOR, FOR THE ACCOUNT OF APPLICANT, FOR UP TO AN AGGREGATE
AMOUNT OF USD TWO HUNDRED THIRTY NINE THOUSAND TWO HUNDRED AND 58/100 (USD239,200.58) AVAILABLE BY YOUR DRAFT(S) DRAWN ON US AT SIGHT, ACCOMPANIED BY THE FOL.LOWING:

l . BENEFICIARY 'S WRITTEN, DATED STATEMENT ON BENEFICIARY LETTERHEAD SIGNED BY AN AUTHORIZED SIGNATORY READING:

QUOTE
SIGNATOR IS AN AUTHORIZED SIGNATORY OF THE BENEFICIARY; SUCH MONIES ARE DUE AND OWING TO BENEFICIARY UNDER THE TERMS OF THAT CERTAIN SUBLEASE BETWEEN CARE.COM , INC . AND PRICEWATERHOUSECOOPERS PRTM MANAGEMENT CONSULTANTS , LLC FOR OFFICE SPACE LOCATED AT 77 CITYPOINT , WALTHAM , MASSACHUSETTS.

2. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

ORIGINAL

Bankof America

BANK OF AMERICA - CONFIDENTIAL    PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 68103891 PARTIAL DRAWINGS AND MULTIPLE DRAWINGS ARE PERMITTED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR PERIOD(S) OF ONE YEAR EACH FROM THE CURRENT EXPIRY DATE HEREOF, OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE NOTIFY YOU BY REGISTERED MAIL OR OVERNIGHT COURIER AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD .

ANY SUCH NOTICE SHALL BE EFFECTIVE WHEN SENT BY US AND UPON SUCH NOTICE TO YOU , YOU MAY DRAW AT ANY TIME PRIOR TO THE THEN CURRENT EXPIRATION DATE, UP TO THE FULL AMOUNT THEN AVAILABLE HEREUNDER, AGAINST YOUR DRAFT (S) DRAWN ON US ATSIGHT AND THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, ACCOMPANIED BY YOUR STATEMENT, SIGNED BY AN AUTHORIZED SIGNATORY, ON YOUR LETTERHEAD STATING THAT YOU ARE IN RECEIPT OF BANK OF AMERICA, N.A. 'S NOTICE OF NONEXTENSION UNDER LETTER OF CREDIT NO . 68103891 AND THE APPLICANT'S OBLIGATION TO YOU REMAINS .

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART . ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY ·ro THE TERMS HEREOF AND
TO THE CONDITIONS OF RULE 6 OF THE INTERNATIONAL STANDBY PRACTICES
(ISP98) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE , PUBLICATION NO. 590.

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM , BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION . SUCH TRANSFER FORM IS ATTACHED AS EXHIBIT A . ALL TRANSFER FEES ARE FOR THE ACCOUNT OF APPLICANT.

DRAFT (S) MUST STATE    "DRAWN UNDER BANK OF AMERICA, N.A . STANDBY L/C NO . 68103891 DATED JULY 18, 2014.II

DRAFTS AND DOCUMENTS MUST BE PRESENTED AT OUR OFFICE IN PERSON, OR VIA OVERNIGHT COURIER, OR VIA EXPRESS MAIL TO : BANK OF AMERICA, N.A., 1 FLEET WAY, SCRANTON, PA 18507-1999, ATTN: GTO - STANDBY DEPT.

WE HEREBY AGREE WITH YOU THAT DRAFT (S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON DUE PRESENTATION TO US.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590 AND THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. IN THE EVENT OF A CONFLICT, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

Bankof America

s..

BANK OF AMERICA - CONFIDENTIAL    PAGE : 3

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER: 68103891 WILL PREVAIL.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519 OPT 1 .

AUTHO    ZED SIGNATURE
THIS DOCUMENT CONSISTS OF 3 PAGE(S).

Bank of America N.A. 1 Fleet Way,
Scranton, PA 18507
Mail Code PA6-580-02-30
Attn: Trade Services - Standby Unit

TRANSFER FORM EXHIBIT A

Re:    Irrevocable Standby Letter of Credit No.    _

We request you to transfer all of our rights as beneficiary under the Letter of Credit referenced above to the transferee, named below:

Name of Transferee

Address

By this transfer all our rights as the transferor, including all rights to make drawings under the Letter of Credit, go to the transferee. The transferee shall have sole rights as beneficiary, whether existing now or in the future, including sole rights to agree to any amendments, including increases or extensions or other changes. All amendments will be sent directly to the transferee without the necessity of consent by or notice to us.

We enclose the original letter of credit and any amendments. Please indicate your acceptance of our request for the transfer by endorsing the letter of credit and sending it to the transferee with your customary notice of transfer.

NAME OF TRANSFEROR

The signature and title at the right conform with those shownin our files as authorized to sign for the beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this fonn. The authorization of the Beneficiary's signature and tl1le on this fonn also acts to certify that the authorizing financial
Institut on (I) Is regulated by a U.S. federal banking agency; (ii) has Implemented antHnoney laundering policies and procedures that comply with applicable requirements of law, Including a Customer Identification Program (CIP) n accordance with Section 326 of the USA PATRIOT Act;(ill) has approved the Beneficiary underlts anti-money laundering compliance program; and (Iv) acknowledges that Bank of America, N.A.ts relying on the foregoing certifications pursuant to 31 C.F.R. Section 103.121(b)(6).''

NAME OF BANK
AUTHORIZED SIGNATURE AND TITLE
PHONE NUMBER

NAME OF AUTHOR IZED SIGNER AND TITLE

AUTHORIZED SIGNATURE